FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-02

Dated June 17, 2024	BBCMS 2024-5C27

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-5C27
$800,844,845 (Approximate Mortgage Pool Balance)

$725,765,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-5C27

Barclays Capital Real Estate Inc.

Starwood Mortgage Capital LLC

Citi Real Estate Funding Inc.

KeyBank National Association

German American Capital Corporation

Argentic Real Estate Finance 2 LLC

Bank of Montreal

Societe Generale Financial Corporation

UBS AG

LMF Commercial, LLC

Greystone Commercial Mortgage Capital LLC

Mortgage Loan Sellers

Barclays Deutsche Bank Securities	BMO Capital Markets KeyBanc Capital Markets UBS Securities LLC	Citigroup Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 17, 2024	BBCMS 2024-5C27

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., UBS Securities LLC, Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., Academy Securities, Inc. and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C27 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAA(sf)/AAAsf/AAA(sf)	$2,891,000	$2,783,000	$108,000	30.000%	2.39	8/24-10/28	40.7%	17.4%
A-2	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.7%	17.4%
A-3	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.7%	17.4%
X-B(8)	NR/A-sf/AAA(sf)	$165,174,000	$159,044,000	$6,130,000	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf)/AAAsf/AAA(sf)	$97,102,000	$93,499,000	$3,603,000	17.875%	4.93	6/29-6/29	47.8%	14.9%
B	NR/AA-sf/AA-(sf)	$37,039,000	$35,664,000	$1,375,000	13.250%	4.93	6/29-6/29	50.5%	14.1%
C	NR/A-sf/A-(sf)	$31,033,000	$29,881,000	$1,152,000	9.375%	4.93	6/29-6/29	52.7%	13.5%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-A(10)	AAA(sf) / AAAsf / AAA(sf)	$560,591,000	$539,792,000	$20,799,000	N/A	N/A	N/A	N/A	N/A
X-D(11)	NR/BBB-sf/BBB-(sf)	$23,024,000	$22,169,000	$855,000	N/A	N/A	N/A	N/A	N/A
X-F(12)	NR/BB+sf/BB+(sf)	$8,009,000	$7,711,000	$298,000	N/A	N/A	N/A	N/A	N/A
X-G(13)	NR/BB-sf/BB-(sf)	$8,008,000	$7,710,000	$298,000	N/A	N/A	N/A	N/A	N/A
X-H(14)	NR/B-sf/B(sf)	$8,009,000	$7,711,000	$298,000	N/A	N/A	N/A	N/A	N/A
D	NR/BBB+sf/BBB(sf)	$14,015,000	$13,495,000	$520,000	7.625%	4.93	6/29-6/29	53.8%	13.2%
E	NR/BBB-sf/BBB-(sf)	$9,009,000	$8,674,000	$335,000	6.500%	4.93	6/29-6/29	54.4%	13.0%
F	NR/BB+sf/BB+(sf)	$8,009,000	$7,711,000	$298,000	5.500%	4.93	6/29-6/29	55.0%	12.9%
G	NR/BB-sf/BB-(sf)	$8,008,000	$7,710,000	$298,000	4.500%	4.93	6/29-7/29	55.6%	12.8%
H	NR/B-sf/B(sf)	$8,009,000	$7,711,000	$298,000	3.500%	5.01	7/29-7/29	56.2%	12.6%
J-RR	NR/NR/NR	$28,029,844	$26,989,000	$1,040,844	0.000%	5.01	7/29-7/29	58.2%	12.2%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount.”
(3)	The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a July 11, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated June 17, 2024 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Indicative Capital Structure

expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $557,700,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $250,000,000	$0 - $240,725,000	$0 - $9,275,000	N/A – 4.70	N/A / 10/28 – 4/29
Class A-3	$307,700,000– $557,700,000	$296,284,000– $537,009,000	$11,416,000– $20,691,000	4.84 – 4.78	4/29 – 6/29 / 10/28 – 6/29

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(9)	The Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.
(14)	The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Summary of Transaction Terms
Securities Offered:	$725,765,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc.
Co-Managers:	Academy Securities, Inc. and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (7.0%), Starwood Mortgage Capital LLC (“SMC”) (21.7%), Citi Real Estate Funding Inc. (“CREFI”) (13.0%), KeyBank National Association (“KeyBank”) (12.5%), German American Capital Corporation (“GACC”) (12.3%), Argentic Real Estate Finance 2 LLC (“AREF2”) (10.6%), Bank of Montreal (“BMO”) (6.2%), Societe Generale Financial Corporation (“SGFC”) (4.8%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (4.5%), LMF Commercial, LLC (“LMF”) (4.0%) and Greystone Mortgage Capital Corporation (“GCMC”) (3.3%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	LNR Partners, LLC.
Directing Certificateholder:	LNR Securities Holdings, LLC or its affiliate.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Bell Oak, LLC.
Asset Representations Reviewer:	Bell Oak, LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Party:	LNR Securities Holdings, LLC.
U.S. Credit Risk Retention:

SMC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate,” of an “eligible vertical interest” (each as defined in Regulation RR), which will consist of approximately 3.71% of the certificate balance or notional amount of each class of certificates (other than the Class R Certificates) (the “VRR Interest”) issued by the issuing entity and (ii) through the purchase by Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, a “majority-owned affiliate,” of an “eligible horizontal residual interest” (each as defined in Regulation RR), which will consist of the portion of the Class J-RR Certificates not included in the VRR Interest.

SMC, in its capacity as the “retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable certificates except to a “majority-owned affiliate” of the “retaining sponsor”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates (other than the Class R Certificates) has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about July 11, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in July 2024, or in the case of any mortgage loan that has its first due date after July 2024, the date that would have been its due date in July 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2024.
Assumed Final Distribution Date:	The Distribution Date in July 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers, and except with respect to the Class R Certificates, to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Summary of Transaction Terms
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
SMC	15	20	$173,755,000	21.7%
CREFI	5	7	$103,910,000	13.0%
KeyBank	9	31	$100,357,327	12.5%
GACC	4	18	$98,585,518	12.3%
AREF2	4	7	$85,100,000	10.6%
Barclays	4	23	$56,300,000	7.0%
BMO	3	22	$50,000,000	6.2%
SGFC	3	22	$38,300,000	4.8%
UBS AG	4	6	$35,787,000	4.5%
LMF	2	2	$32,000,000	4.0%
GCMC	2	2	$26,750,000	3.3%
Total:	50	98	$800,844,845	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$800,844,845
Number of Mortgage Loans:	50
Number of Mortgaged Properties:	98
Average Cut-off Date Balance per Mortgage Loan:	$16,016,897
Weighted Average Current Mortgage Rate:	6.76317%
10 Largest Mortgage Loans as % of IPB:	44.4%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.69x
Weighted Average UW NOI Debt Yield(2):	12.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	58.2%
Weighted Average Maturity Date LTV(2)(4):	58.0%
Other Statistics
% of Mortgage Loans with Additional Debt:	3.1%
% of Mortgage Loans with Single Tenants(5):	7.5%
% of Mortgage Loans secured by Multiple Properties:	32.8%
Amortization
Weighted Average Original Amortization Term(6):	352 months
Weighted Average Remaining Amortization Term(6):	351 months
% of Mortgage Loans with Interest-Only:	91.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	4.5%
% of Mortgage Loans with Amortizing Balloon:	3.9%
Lockboxes(7)
% of Mortgage Loans with Springing Lockboxes:	50.6%
% of Mortgage Loans with Hard Lockboxes:	42.9%
% of Mortgage Loans with Soft Lockboxes:	6.5%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	87.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	66.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	78.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	55.2%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are two loans with multiple loan sellers being contributed to the pool comprised of twenty-one mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(4)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term and Loan No. 7 which is on a planned amortization schedule.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 11, there is a springing lockbox for the residential portion of the properties and a hard lockbox for the commercial properties, and for the purposes of this calculation, is considered to have a hard lockbox.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date/ARD LTV(1)
1	GNL Industrial Portfolio	Various, Various	KeyBank, Barclays, BMO, SGFC	20	$78,400,000	9.8%	3,908,306	Various	2.12x	12.6%	53.8%	53.8%
2	Champion MSU Student Housing Portfolio	East Lansing, MI	GACC	6	$44,000,000	5.5%	524	Multifamily	1.30x	9.0%	67.7%	67.7%
3	620 W 153rd Street	New York, NY	BMO, AREF2, SMC	1	$37,000,000	4.6%	238	Multifamily	1.43x	9.0%	57.0%	57.0%
4	1640 Sepulveda	Los Angeles, CA	AREF2	1	$36,300,000	4.5%	157,840	Office	1.71x	14.4%	64.8%	63.1%
5	University Pointe	Davie, FL	CREFI	1	$35,850,000	4.5%	877	Multifamily	1.73x	11.9%	54.5%	54.5%
6	BPW Houston Multifamily Portfolio	Various, TX	SMC	3	$31,000,000	3.9%	619	Multifamily	1.30x	10.8%	58.6%	58.6%
7	640 5th Avenue	New York, NY	BMO	1	$25,000,000	3.1%	314,533	Mixed Use	2.04x	18.7%	41.7%	38.0%
8	28-40 West 23rd Street	New York, NY	CREFI	1	$25,000,000	3.1%	578,105	Mixed Use	2.39x	15.4%	36.9%	36.9%
9	Country View Apartments	Memphis, TN	LMF	1	$21,500,000	2.7%	321	Multifamily	1.37x	9.7%	67.4%	67.4%
10	Courtyard Fort Myers at I-75	Fort Myers, FL	SMC	1	$21,325,000	2.7%	134	Hospitality	1.70x	14.6%	63.7%	63.7%

	Top 3 Total/Weighted Average			27	$159,400,000	19.9%			1.73x	10.8%	58.4%	58.4%
	Top 5 Total/Weighted Average			29	$231,550,000	28.9%			1.73x	11.5%	58.8%	58.5%
	Top 10 Total/Weighted Average			36	$355,375,000	44.4%			1.74x	12.3%	56.8%	56.4%
	Non-Top 10 Total/Weighted Average			62	$445,469,845	55.6%			1.66x	12.1%	59.3%	59.2%
(1)	In the case of Loan Nos. 1, 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). For Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV exclude a mezzanine loan. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	GNL Industrial Portfolio	KeyBank, Barclays, BMO, SGFC	$78,400,000	$237,000,000	BMO 2024-5C4	Midland	Argentic	BMO 2024-5C4 Benchmark 2024-V7 Future Securitization(s)	$70,000,000 $40,000,000 $48,600,000
3	620 W 153rd Street	BMO, AREF2, SMC	$37,000,000	$117,000,000	BMO 2024-5C4	Midland	Argentic	BMO 2024-5C4 Benchmark 2024-V7	$70,000,000 $10,000,000
5	University Pointe	CREFI	$35,850,000	$85,850,000	(1)	(1)	(1)	Future Securitization(s)	$50,000,000
7	640 5th Avenue	BMO	$25,000,000	$300,000,000	(1)	(1)	(1)	Future Securitization(s)	$275,000,000
8	28-40 West 23rd Street	CREFI	$25,000,000	$155,000,000	Benchmark 2024-V7	Midland	K-Star	Benchmark 2024-V7 BMO 2024-5C4	$80,000,000 $50,000,000
11	Bedrock Mixed-Use Portfolio	GACC	$20,000,000	$75,000,000	(1)	(1)	(1)	Future Securitization(s)	$55,000,000
12	Syngenta Woodland	GACC	$19,585,518	$29,585,518	BBCMS 2024-5C27	Wells	LNR	Benchmark 2024-V6	$10,000,000
13	Crescent Center	GCMC	$18,250,000	$52,000,000	BMO 2024-5C3	Wells	Greystone	BMO 2024-5C3 Benchmark 2024-V6	$28,750,000 $5,000,000
18	Kenwood Towne Centre	SGFC	$15,000,000	$260,000,000	BANK5 2024-5YR6	Wells	LNR	BANK5 2024-5YR6 Benchmark 2024-V6 BBCMS 2024-5C25 BMO 2024-5C4 Future Securitization(s)	$70,000,000 $65,000,000 $50,000,000 $30,000,000 $30,000,000
19	Wateridge	GACC	$15,000,000	$65,000,000	Benchmark 2024-V6	Midland	LNR	Benchmark 2024-V6	$50,000,000
20	1099 New York Avenue	AREF2	$15,000,000	$57,000,000	Benchmark 2024-V7	Midland	K-Star	Benchmark 2024-V7	$42,000,000
27	The Pointe & Oak Shadows	SMC	$12,000,000	$46,850,000	(1)	(1)	(1)	Future Securitization(s)	$34,850,000
(1)	In the case of Loan No. 5, 7, 11 and 27, the related Whole Loan will be serviced under the BBCMS 2024-5C27 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR(2)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
7	640 5th Avenue	$25,000,000	$275,000,000	$100,000,000	$400,000,000	2.04x	1.31x	41.7%	55.6%	18.7%	14.0%
(1)	In the case of Loan No. 7, subordinate debt represents a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related mezzanine loan(s). For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust, and the Total Debt UW NCF DSCR incorporates the first 12 payments for the mezzanine loan as well.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Multifamily	Garden	11	$113,750,000	14.2%	1.36x	10.2%	63.0%	63.0%
	Student Housing	7	79,850,000	10.0	1.49x	10.3%	61.8%	61.8%
	Mid Rise	8	64,321,145	8.0	1.36x	9.4%	63.2%	63.2%
	High Rise	2	39,420,114	4.9	1.44x	9.1%	56.8%	56.8%
	Low Rise	4	16,800,000	2.1	1.24x	9.4%	65.8%	65.8%
	Subtotal:	32	$314,141,260	39.2%	1.40x	9.9%	62.1%	62.1%
Industrial	Warehouse/Distribution	11	$53,844,504	6.7%	2.00x	12.1%	53.6%	53.6%
	Manufacturing	6	32,236,405	4.0	1.77x	11.8%	56.5%	56.5%
	R&D	1	19,585,518	2.4	1.79x	12.2%	64.7%	64.7%
	Flex	1	17,000,000	2.1	1.79x	13.1%	64.8%	64.8%
	Manufacturing/Flex	1	3,830,256	0.5	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Warehouse	1	3,465,046	0.4	2.12x	12.6%	53.8%	53.8%
	Distribution/Flex	1	2,859,331	0.4	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Distribution	1	2,832,608	0.4	2.12x	12.6%	53.8%	53.8%
	Warehouse	1	1,995,296	0.2	2.12x	12.6%	53.8%	53.8%
	Subtotal:	24	$137,648,964	17.2%	1.90x	12.2%	57.3%	57.3%
Office	CBD	5	$56,538,751	7.1%	1.74x	14.0%	62.4%	61.3%
	Suburban	5	48,139,076	6.0	1.84x	14.5%	55.3%	55.3%
	Subtotal:	10	$104,677,827	13.1%	1.78x	14.2%	59.2%	58.6%
Mixed Use	Office/Retail	3	$50,565,176	6.3%	2.21x	17.0%	39.5%	37.6%
	Retail/Office	2	17,173,756	2.1	4.39x	30.7%	22.3%	22.3%
	Multifamily/Retail	2	6,417,073	0.8	1.22x	8.4%	64.8%	64.8%
	Subtotal:	7	$74,156,005	9.3%	2.63x	19.4%	37.7%	36.4%
Retail	Anchored	4	$41,131,463	5.1%	1.57x	12.6%	61.4%	61.4%
	Super Regional Mall	1	15,000,000	1.9	2.19x	14.6%	45.5%	45.5%
	Freestanding	1	10,750,000	1.3	1.30x	9.8%	59.4%	59.4%
	Subtotal:	6	$66,881,463	8.4%	1.67x	12.6%	57.5%	57.5%
Self Storage	Self Storage	9	$40,477,000	5.1%	1.56x	10.7%	63.4%	63.4%
Hospitality	Select Service	1	$21,325,000	2.7%	1.70x	14.6%	63.7%	63.7%
	Limited Service	1	12,310,000	1.5	1.66x	14.5%	63.1%	63.1%
	Subtotal:	2	$33,635,000	4.2%	1.69x	14.6%	63.5%	63.5%
Manufactured Housing	Manufactured Housing	6	$23,350,000	2.9%	1.44x	9.9%	59.0%	59.0%
Other	Parking	2	$5,877,327	0.7%	1.39x	12.9%	50.9%	47.5%
Total / Weighted Average:		98	$800,844,845	100.0%	1.69x	12.2%	58.2%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(4)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	12	$167,050,000	20.9%	1.95x	13.8%	51.0%	50.4%
Michigan	19	$100,066,762	12.5%	1.65x	10.8%	60.0%	60.0%
California	7	$99,642,244	12.4%	1.78x	13.7%	59.4%	58.8%
Florida	7	$88,713,324	11.1%	1.72x	13.0%	59.1%	59.1%
Texas	9	$66,532,608	8.3%	1.38x	10.6%	61.0%	61.0%
Tennessee	4	$47,542,883	5.9%	1.48x	11.2%	65.1%	65.0%
New Jersey	3	$27,400,000	3.4%	1.38x	9.4%	55.9%	55.9%
Ohio	3	$26,965,046	3.4%	1.93x	13.2%	53.3%	53.3%
Georgia	2	$20,800,000	2.6%	1.35x	9.2%	69.1%	69.1%
Missouri	8	$20,229,742	2.5%	1.48x	10.8%	59.0%	58.4%
Pennsylvania	5	$19,659,331	2.5%	1.37x	9.9%	64.1%	64.1%
Louisiana	2	$17,370,000	2.2%	1.58x	13.2%	61.2%	61.2%
North Carolina	1	$17,000,000	2.1%	1.79x	13.1%	64.8%	64.8%
Alabama	1	$15,950,000	2.0%	1.31x	9.4%	56.4%	56.4%
DC	1	$15,000,000	1.9%	1.85x	13.8%	59.4%	59.4%
New Hampshire	1	$14,850,000	1.9%	1.48x	12.1%	61.6%	61.6%
Illinois	2	$12,698,495	1.6%	2.01x	12.7%	53.7%	53.7%
South Carolina	6	$11,020,931	1.4%	1.82x	11.2%	57.5%	57.5%
Kansas	2	$4,284,542	0.5%	2.12x	12.6%	53.8%	53.8%
Vermont	1	$3,437,000	0.4%	1.39x	10.4%	70.0%	70.0%
Kentucky	1	$2,618,826	0.3%	2.12x	12.6%	53.8%	53.8%
Maryland	1	$2,013,112	0.3%	2.12x	12.6%	53.8%	53.8%
Total / Weighted Average:	98	$800,844,845	100.0%	1.69x	12.2%	58.2%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(4)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,250,000	-	$9,999,999	16	$106,844,327	13.3%	6.90619%	58	1.45x	10.5%	60.5%	60.4%
$10,000,000	-	$14,999,999	13	154,280,000	19.3%	7.04067%	58	1.46x	10.9%	62.7%	62.7%
$15,000,000	-	$19,999,999	10	164,345,518	20.5%	6.84781%	57	2.00x	14.4%	55.8%	55.8%
$20,000,000	-	$29,999,999	5	112,825,000	14.1%	6.55391%	58	1.84x	14.2%	51.9%	51.1%
$30,000,000	-	$39,999,999	4	140,150,000	17.5%	6.99434%	58	1.55x	11.5%	58.7%	58.3%
$40,000,000	-	$54,999,999	1	44,000,000	5.5%	6.74300%	59	1.30x	9.0%	67.7%	67.7%
$55,000,000	-	$78,400,000	1	78,400,000	9.8%	5.74400%	57	2.12x	12.6%	53.8%	53.8%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.74400	-	5.99900	1	$78,400,000	9.8%	5.74400%	57	2.12x	12.6%	53.8%	53.8%
6.00000	-	6.49900	14	218,810,000	27.3%	6.25439%	58	1.72x	12.0%	54.9%	54.4%
6.50000	-	6.99900	15	233,085,518	29.1%	6.77191%	58	1.71x	12.0%	58.8%	58.8%
7.00000	-	7.49900	11	145,567,000	18.2%	7.26045%	58	1.57x	12.4%	61.7%	61.2%
7.50000	-	7.99900	8	120,982,327	15.1%	7.68693%	57	1.49x	12.5%	61.8%	61.6%
8.00000	-	8.02500	1	4,000,000	0.5%	8.02500%	59	1.62x	14.4%	56.0%	56.0%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
51	-	55	2	$26,450,000	3.3%	7.14625%	52	1.46x	11.4%	64.4%	64.4%
56	-	58	25	441,864,845	55.2%	6.67711%	57	1.84x	13.0%	56.8%	56.6%
59	-	60	23	332,530,000	41.5%	6.84706%	59	1.51x	11.2%	59.6%	59.3%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
(1)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(3)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0	47	$733,667,518	91.6%	6.73998%	58	1.68x	11.9%	58.5%	58.5%
Planned Amortization	1	25,000,000	3.1%	6.12933%	60	2.04x	18.7%	41.7%	38.0%
300	1	5,877,327	0.7%	7.94000%	56	1.39x	12.9%	50.9%	47.5%
360	1	36,300,000	4.5%	7.47800%	58	1.71x	14.4%	64.8%	63.1%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	47	$733,667,518	91.6%	6.73998%	58	1.68x	11.9%	58.5%	58.5%
Planned Amortization	1	25,000,000	3.1%	6.12933%	60	2.04x	18.7%	41.7%	38.0%
296 - 358	1	5,877,327	0.7%	7.94000%	56	1.39x	12.9%	50.9%	47.5%
359 - 360	1	36,300,000	4.5%	7.47800%	58	1.71x	14.4%	64.8%	63.1%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	47	$733,667,518	91.6%	6.73998%	58	1.68x	11.9%	58.5%	58.5%
Interest Only, Amortizing Balloon	1	36,300,000	4.5%	7.47800%	58	1.71x	14.4%	64.8%	63.1%
Amortizing Balloon	2	30,877,327	3.9%	6.47398%	59	1.92x	17.6%	43.5%	39.8%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	8	$76,650,000	9.6%	6.71074%	58	1.26x	8.7%	63.8%	63.8%
1.30x	-	1.49x	18	266,644,327	33.3%	6.98412%	58	1.36x	10.0%	62.5%	62.4%
1.50x	-	1.79x	15	256,650,518	32.0%	6.98799%	58	1.67x	12.7%	61.0%	60.8%
1.80x		1.99x	2	21,000,000	2.6%	6.73786%	58	1.86x	13.5%	57.7%	57.7%
2.00x	-	3.01x	6	164,900,000	20.6%	6.07206%	57	2.16x	14.7%	48.0%	47.5%
3.02x	-	4.80x	1	15,000,000	1.9%	6.89000%	58	4.80x	33.5%	17.7%	17.7%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
(1)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(3)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.7%	-	49.9%	5	$95,000,000	11.9%	6.45430%	58	2.60x	19.3%	38.2%	37.2%
50.0%	-	54.9%	9	178,627,327	22.3%	6.29136%	58	1.86x	12.2%	53.7%	53.6%
55.0%	-	59.9%	6	113,700,000	14.2%	6.97085%	58	1.43x	10.4%	57.9%	57.9%
60.0%	-	64.9%	19	261,930,518	32.7%	7.04896%	58	1.57x	12.0%	63.5%	63.2%
65.0%	-	70.0%	11	151,587,000	18.9%	6.86315%	58	1.33x	9.5%	67.1%	67.1%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.7%	-	49.9%	6	$100,877,327	12.6%	6.54086%	58	2.53x	18.9%	38.9%	37.8%
50.0%	-	59.9%	14	286,450,000	35.8%	6.52724%	58	1.70x	11.5%	55.4%	55.4%
60.0%	-	64.9%	19	261,930,518	32.7%	7.04896%	58	1.57x	12.0%	63.5%	63.2%
65.0%	-	70.0%	11	151,587,000	18.9%	6.86315%	58	1.33x	9.5%	67.1%	67.1%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	35	$517,109,327	64.6%	6.85981%	58	1.71x	12.8%	57.8%	57.5%
Yield Maintenance	13	185,750,000	23.2%	6.93403%	58	1.45x	10.5%	60.5%	60.5%
Defeasance or Yield Maintenance	2	97,985,518	12.2%	5.92929%	57	2.05x	12.5%	56.0%	56.0%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	43	$700,824,327	87.5%	6.73039%	58	1.68x	12.0%	57.7%	57.5%
Acquisition	5	$85,220,518	10.6%	7.03282%	57	1.76x	13.6%	63.3%	63.3%
Recapitalization	2	14,800,000	1.8%	6.76295%	59	1.90x	13.6%	52.2%	52.2%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
(1)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(3)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	BMO, AREF2, SMC	620 W 153rd Street	New York, NY	Multifamily	$37,000,000	4.6%	HIG 2023-FL1
8	CREFI	28-40 West 23rd Street	New York, NY	Mixed Use	$25,000,000	3.1%	CGCMT 2014-GC23
9	LMF	Country View Apartments	Memphis, TN	Multifamily	$21,500,000	2.7%	ARCLO 2021-FL1
10	SMC	Courtyard Fort Myers at I-75	Fort Myers, FL	Hospitality	$21,325,000	2.7%	WFCM 2015-C27
16.02	CREFI	Storage Sense - Clarksville	Clarksville, TN	Self Storage	$6,000,000	0.7%	MSBAM 2016-C31
18	SGFC	Kenwood Towne Centre	Cincinnati, OH	Retail	$15,000,000	1.9%	BPR 2021-KEN
21	KeyBank	48 E 57th Street	New York, NY	Mixed Use	$15,000,000	1.9%	JPMBB 2014-C21
24	SMC	Town & Country Plaza	Hammond, LA	Retail	$13,370,000	1.7%	COMM 2014-CR16
25	SMC	SpringHill Suites Fort Myers	Fort Myers, FL	Hospitality	$12,310,000	1.5%	WFCM 2015-C26
29	KeyBank	Citrus Center	Inverness, FL	Retail	$11,100,000	1.4%	JPMBB 2014-C19
30	SMC	152 Geary Street	San Francisco, CA	Retail	$10,750,000	1.3%	MSBAM 2012-C6
39	SGFC	Griffin Capital Plaza	El Segundo, CA	Office	$8,300,000	1.0%	JPMBB 2014-C22
45.01	KeyBank	St. Louis Spruce	Saint Louis, MO	Other	$4,084,443	0.5%	JPMCC 2019-COR5
45.02	KeyBank	Memphis Poplar	Memphis, TN	Other	$1,792,883	0.2%	JPMCC 2019-COR5
47	SMC	Cordova Court Apartments	Bossier City, LA	Multifamily	$4,000,000	0.5%	GSMS 2014-GC20
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, and Class X-H Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
See “Description of the Certificates—Distributions” in the Preliminary Prospectus.
■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, and Class X-H Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates and the notional amount of the Class X-H Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, (5) to the Class X-F Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class F Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class F Certificates as described above, (6) to the Class X-G Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class G Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class G Certificates as described above, and (7) to the Class X-H Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, and Class X-H Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan exceeds the amount by which (i) the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan exceeds (ii) the outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H Certificates, third, to the Class G Certificates, fourth, to the Class F Certificates, fifth to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, ninth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:

Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2024-5C27 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
applicable special servicer will be required to follow procedures substantially similar to those set forth above.
■ Control Eligible Certificates:	Classes F, G, H and J-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loan or any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, however, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

The Risk Retention Consultation Party will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. For so long as LNR Partners, LLC is the Special Servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■                after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■                after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

■                 prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■                after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus. Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that compromises the VRR Interest) of the Controlling Class by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

(or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-5C27 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-5C27

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Structural Overview

in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

Lake Huron
ONTARIO
MICHIGAN
WI
MILWAUKEE
GRAND RAPIDS
Lake Michigan
Saginaw
Flint
Lansing
3 McHenry
CHICAGO
DETROIT
LONDON
Lake Erie
TOLEDO
CLEVELAND
AKRON
4 Findlay
INDIANA
OHIO
INDIANAPOLIS
DAYTON
COLUMBUS
ILLINOIS
CINCINNATI
WEST VIRGINIA
LOUISVILLE
14 LEXINGTON
KENTUCKY

NEW YORK
PENNSYLVANIA
10 PITTSBURGH
Johnstown
Harrisburg
Reading
Allentown
PHILADELPHIA
NEW YORK
NJ
17 Havre de Grace
BALTIMORE
WASHINGTON, D.C.
WEST VIRGINIA
VIRGINIA
Richmond
DE
MD
Atlantic Ocean

FRESNO
Salinas
Visalia
Paso Robles
Bakersfield
8 San Luis Obispo
Santa Maria
MOJAVE DESERT
Barstow
Lancaster
Palmdale
Victorville
Santa Barbara
Ventura
LOS ANGELES
LONG BEACH
Anaheim
Riverside
San Bernardino
Pacific Ocean
SAN DIEGO

KANSAS
Topeka
13 KANSAS CITY
11 ST. LOUIS
WICHITA 15
MISSOURI
12 Sikeston
OKLAHOMA
TULSA
OKLAHOMA CITY
ARKANSAS
Little Rock
MEMPHIS
FORT WORTH
DALLAS
Shreveport
Jackson
LOUISIANA
TEXAS
AUSTIN
HOUSTON 7
SAN ANTONIO
NEW ORLEANS
Gulf of Mexico

NASHVILLE
Knoxville
TENNESSEE
MEMPHIS
CHARLOTTE
RALEIGH
6 18 20 16 Mauldin
Columbia
SC
ATLANTA
Birmingham
ALABAMA
GEORGIA
Augusta
Charleston
Savannah
FLORIDA
Tallahassee
JACKSONVILLE
19 ORLANDO
TAMPA
Atlantic Ocean
Gulf of Mexico
Naples 9
MIAMI

GNL Industrial Portfolio		
1	6836 Georgia Street	Detroit, MI
2	52888 Shelby Parkway	Shelby Township, MI
3	1340 Ridgeview Drive	McHenry, IL
4	1750 Production Drive	Findlay, OH
5	7408 Metropolitan Parkway	Sterling Heights, MI
6	728 North Main Street	Mauldin, SC
7	6501 Bingle Road	Houston, TX
8	184 Suburban Road	San Luis Obispo, CA
9	3580 Shaw Boulevard	Naples, FL
10	130 Enterprise Drive	Pittsburgh, PA
11	420 E. Carrie Avenue	St. Louis, MO
12	301 Larcel Drive	Sikeston, MO
13	686 S Adams Street	Kansas City, KS
14	3034 Buck Lane	Lexington, KY
15	3350 S Hydraulic Street	Wichita, KS
16	39 South Park Drive	Mauldin, SC
17	1850 Clark Road	Havre De Grace, MD
18	6 Old Mill Road	Mauldin, SC
19	2447 Eunice Avenue	Orlando, FL
20	513 Butler Road	Mauldin, SC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, Barclays, SGFC, KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$78,400,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,400,000	Property Type – Subtype(7):	Various – Various
% of IPB:	9.8%	Net Rentable Area (SF):	3,908,306
Loan Purpose:	Refinance	Location(7):	Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.	Occupancy:	100.0%
Interest Rate:	5.74400%	Occupancy Date:	4/5/2024
Note Date:	4/5/2024	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$26,588,345 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$27,583,927 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$28,146,019 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$32,612,362
Call Protection(3):	L(11),YM1(16),DorYM1(26),O(7)	UW Expenses:	$2,698,321
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$29,914,041
Additional Debt(1):	Yes	UW NCF:	$29,327,795
Additional Debt Balance(1):	$158,600,000	Appraised Value / Per SF:	$440,475,000 / $113
Additional Debt Type(1):	Pari Passu	Appraisal Date(9):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$376,843	$94,211(5)	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.12x
Other(6):	$1,634,412	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$237,000,000	95.1%	Loan Payoff	$240,000,000	96.3%
Borrower Sponsor Equity	12,312,601	4.9	Closing Costs(10)	7,301,346	2.9
			Reserves	2,011,255	0.8
Total Sources	$249,312,601	100.0%	Total Uses	$249,312,601	100.0%
(1)	The GNL Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 17 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $237,000,000 (the “GNL Industrial Portfolio Whole Loan”). The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the GNL Industrial Portfolio Whole Loan.
(2)	See “The Borrowers” below.
(3)	The GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole, but not in part, other than in connection with the release of an individual property, to cure a Debt Yield Trigger (as defined below) or to obtain the debt service coverage ratio (“DSCR”) threshold necessary for casualty/condemnation proceeds to be made available to the borrowers, at any time after April 5, 2025, (i) with the payment of a yield maintenance premium if such prepayment is made prior to October 6, 2028 or (ii) without the payment of a yield maintenance premium from and after October 6, 2028. The GNL Industrial Portfolio Whole Loan may be defeased in whole (but not in part, other than in connection with the release of an individual property pursuant to the GNL Industrial Portfolio Whole Loan documents) at any time after the earlier to occur of (i) April 5, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	The borrowers are required to deposit approximately $94,211 for five of the GNL Industrial Portfolio Properties (as defined below). With respect to the remaining 15 GNL Industrial Portfolio Properties, reserves for taxes are springing as discussed in “Tax Reserve” below.
(6)	Other Reserves include Follet Replacement Work Fund (as defined below) of approximately $741,403, a free rent reserve of $553,119, a Cott Beverage Concrete Work Fund (as defined below) of $230,000 and an outstanding TI/LC reserve of $109,890.
(7)	See “The Properties” below.
(8)	Historical financials for 2020 are unavailable because the GNL Industrial Portfolio Properties were acquired by the borrower sponsor on various dates between 2014 and 2020.
(9)	Appraisals are dated between February 28, 2024 and March 7, 2024.
(10)	Closing Costs includes an interest rate buy-down fee of approximately $4,740,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The Loan. The GNL Industrial Portfolio mortgage loan (the “GNL Industrial Portfolio Mortgage Loan”) is part of a whole loan evidenced by 17 pari passu promissory notes in the aggregate original principal amount of $237,000,000. The GNL Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-8, Note A-9, Note A-10, Note A-11, Note A-14 and Note A-16, which have an aggregate outstanding principal balance as of the Cut-off Date of $78,400,000. The GNL Industrial Portfolio Whole Loan was co-originated by Bank of Montreal (“BMO”), Société Générale Financial Corporation (“SGFC”), Barclays Capital Real Estate Inc. (“Barclays”) and KeyBank National Association (“KeyBank”). The GNL Industrial Portfolio Whole Loan is secured by the borrowers’ fee simple interest in 19 industrial properties and one office property (each, a “GNL Industrial Portfolio Property”, and collectively, the “GNL Industrial Portfolio Properties”). The GNL Industrial Portfolio Whole Loan has a five-year term that is interest-only for the full term and accrues interest at a rate of 5.74400% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the GNL Industrial Portfolio Whole Loan. The GNL Industrial Portfolio Whole Loan is currently serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C4 securitization. The relationship between the holders of the GNL Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BMO 2024-5C4	Yes
A-2	$15,000,000	$15,000,000	BBCMS 2024-5C27	No
A-3	$11,000,000	$11,000,000	Benchmark 2024-V7	No
A-4(1)	$8,000,000	$8,000,000	BMO	No
A-5(1)	$2,650,000	$2,650,000	BMO	No
A-6	$16,500,000	$16,500,000	Benchmark 2024-V7	No
A-7	$12,500,000	$12,500,000	Benchmark 2024-V7	No
A-8	$8,000,000	$8,000,000	BBCMS 2024-5C27	No
A-9	$6,400,000	$6,400,000	BBCMS 2024-5C27	No
A-10	$4,000,000	$4,000,000	BBCMS 2024-5C27	No
A-11	$15,000,000	$15,000,000	BBCMS 2024-5C27	No
A-12(1)	$10,550,000	$10,550,000	SGFC	No
A-13(1)	$10,000,000	$10,000,000	SGFC	No
A-14	$20,000,000	$20,000,000	BBCMS 2024-5C27	No
A-15(1)	$12,000,000	$12,000,000	KeyBank	No
A-16	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-17(1)	$5,400,000	$5,400,000	KeyBank	No
Whole Loan	$237,000,000	$237,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The GNL Industrial Portfolio Properties are comprised of 19 industrial properties and one office property totaling 3,908,306 square feet located across 12 states. Built between 1960 and 2018, the GNL Industrial Portfolio Properties range in size from 6,000 square feet to 997,022 square feet. Each individual GNL Industrial Portfolio Property is leased to a single tenant. 100% of the net rentable area at five of the GNL Industrial Portfolio Properties is leased to Sauer Brands, Inc. (“Sauer Brands”) under a master lease, and Sauer Brands leases one additional GNL Industrial Portfolio Property that is not part of the master lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The following table presents geographical information relating to the GNL Industrial Portfolio Properties:

GNL Industrial Portfolio Properties by State(1)
State	Number of Properties	Square Feet	% of Total Square Feet
Michigan	3	1,556,829	39.8%
Illinois	1	486,868	12.5%
South Carolina	4	485,000	12.4%
Kansas	2	240,600	6.2%
Missouri	2	226,029	5.8%
Ohio	1	216,300	5.5%
Kentucky	1	138,487	3.5%
Florida	2	137,481	3.5%
Maryland	1	120,000	3.1%
Texas	1	109,000	2.8%
California	1	106,066	2.7%
Pennsylvania	1	85,646	2.2%
Total/Weighted Average	20	3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated April 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The following table presents certain information relating to the GNL Industrial Portfolio Properties, which are presented in descending order of their allocated loan amounts:

GNL Industrial Portfolio Summary
Property Name	City, State(1)	Property Type – Subtype(1)	Year Built / Renovated (1)	SF(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)(3)	% of UW Base Rent(2)
FCA USA - Detroit, MI	Detroit, MI	Industrial / Warehouse/Distribution	2015 / 2017, 2020	997,022	100.0%	$70,495,484	29.7%	$130,900,000	29.0%
Grupo Antolin - Shelby Township, MI	Shelby Township, MI	Industrial / Manufacturing	2017 / NAP	359,807	100.0%	27,788,900	11.7	52,000,000	12.9
Follett School - McHenry, IL	McHenry, IL	Industrial / Warehouse/Distribution	1996 / 2002	486,868	100.0%	20,249,276	8.5	37,600,000	7.5
Shaw Aero - Naples, FL	Naples, FL	Industrial / Manufacturing/Flex	1999 / NAP	130,581	100.0%	11,578,708	4.9	21,500,000	3.8
Kuka - Sterling Heights, MI	Sterling Heights, MI	Industrial / Warehouse/Distribution	2006 / NAP	200,000	100.0%	10,743,964	4.5	19,950,000	4.1
ZF Active Safety - Findlay, OH	Findlay, OH	Industrial / Manufacturing/Warehouse	2018 / NAP	216,300	100.0%	10,474,692	4.4	19,450,000	5.8
CF Sauer - 184 Suburban	San Luis Obispo, CA	Industrial / Manufacturing	1998 / NAP	106,066	100.0%	9,693,802	4.1	18,000,000	4.0
CF Sauer - 728 N Main St.	Mauldin, SC	Industrial / Warehouse/Distribution	1970 / NAP	247,000	100.0%	9,639,948	4.1	17,900,000	4.2
Walgreens Boot Alliance - Pittsburgh, PA	Pittsburgh, PA	Industrial / Distribution/Flex	2015 / 2024	85,646	100.0%	8,643,640	3.6	16,050,000	3.6
Hannibal - Houston, TX	Houston, TX	Industrial / Manufacturing/Distribution	1978 / 2016	109,000	100.0%	8,562,859	3.6	15,900,000	4.0
FedEx IV - Lexington, KY	Lexington, KY	Industrial / Warehouse/Distribution	2006 / 2012	138,487	100.0%	7,916,605	3.3	14,700,000	2.9
VersaFlex - Kansas City, KS	Kansas City, KS	Industrial / Manufacturing	1977 / 1990	113,000	100.0%	7,243,424	3.1	13,450,000	2.6
Cott Beverage Inc - Sikeston, MO	Sikeston, MO	Industrial / Warehouse/Distribution	2016 / NAP	170,000	100.0%	6,408,680	2.7	11,900,000	3.0
Dunlop Protective Footwear - Havre De Grace, MD	Havre de Grace, MD	Industrial / Warehouse/Distribution	2002 / NAP	120,000	100.0%	6,085,554	2.6	11,300,000	2.3
CSTK - St. Louis, MO	St. Louis, MO	Industrial / Warehouse	2015 / NAP	56,029	100.0%	6,031,699	2.5	11,200,000	3.4
CF Sauer - 39 S Park Dr.	Mauldin, SC	Industrial / Warehouse/Distribution	1982 / NAP	152,000	100.0%	5,923,990	2.5	11,000,000	2.6
AM Castle - Wichita, KS	Wichita, KS	Industrial / Manufacturing	1976 / NAP	127,600	100.0%	5,708,572	2.4	10,600,000	2.8
CF Sauer - 9 Old Mill Road	Mauldin, SC	Industrial / Warehouse/Distribution	1960 / 2004	80,000	100.0%	3,123,558	1.3	5,800,000	1.3
CF Sauer - 2447 Eunice Avenue	Orlando, FL	Industrial / Warehouse/Distribution	1971 / NAP	6,900	100.0%	417,372	0.2	775,000	0.2
CF Sauer - 513 West Butler Road	Mauldin, SC	Office / Suburban	2000 / 2004	6,000	100.0%	269,273	0.1	500,000	0.1
Total/Weighted Average				3,908,306	100.0%	$237,000,000	100.0%	$440,475,000(3)	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on the underwritten rent rolls dated April 5, 2024.
(3)	The appraised value represents the aggregate of the “as-is” appraised values of the GNL Industrial Portfolio Properties, which results in a Cut-off Date LTV and Maturity Date LTV of 53.8%. The individual appraisal valuation dates are between February 28, 2024 and March 7, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

Environmental. According to the Phase I environmental assessments each dated in March 2024, there were no recognized environmental conditions at any GNL Industrial Portfolio Property. However, several controlled recognized environmental conditions were identified at each of the FCA USA - Detroit, MI, Kuka - Sterling Heights, MI, CSTK - St. Louis, MO and AM Castle - Wichita, KS mortgaged properties. See “Description of the Mortgage Pool—Environmental Conditions” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the GNL Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	As of December 31 for the indicated year.
(2)	Based on the underwritten rent rolls dated April 5, 2024.

Major Tenants.

Fiat Chrysler Automobiles N.V. (“Fiat Chrysler”) (997,022 square feet; 25.5% of portfolio net rentable area (“NRA”); 29.0% of portfolio underwritten base rent). Fiat Chrysler was an Italian-American automobile company that is now a subsidiary of Stellantis N.V. (“Stellantis”). Stellantis was formed in a merger between Fiat Chrysler and Peugeot S.A. and features 14 automotive brands, conducts industrial operations in more than 30 countries and has customers in more than 130 markets. Fiat Chrysler occupies 997,022 square feet at the FCA USA – Detroit, MI mortgaged property with a lease expiration date of July 2, 2030, and two, five-year renewal options remaining. Fiat Chrysler does not have any termination options at any of the GNL Industrial Portfolio Properties.

Grupo Antolin (359,807 square feet; 9.2% of portfolio NRA; 12.9% of portfolio underwritten base rent). Grupo Antolin is a manufacturer in the development, design and manufacture of interior components for the automobile industry (overhead, doors, lighting and cockpits and consoles). Grupo Antolin has 22,000 employees and 120 factories worldwide, spanning 26 countries. Grupo Antolin occupies 359,807 square feet at the Grupo Antolin – Shelby Township, MI mortgaged property with a lease expiration date of October 31, 2032, and two, five-year renewal options remaining. Grupo Antolin has a one-time option to terminate its lease in April 2029 (138th month of the lease term) if it has not defaulted under the lease and gives the landlord written notice of such termination no later than the end of April 2028 (126th month of the lease term). If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate its space, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under its lease, Grupo Antolin has the right to request that the borrower construct an addition to the building and the lender is required to permit the commencement of such construction if certain conditions set forth in the GNL Industrial Portfolio Whole Loan agreement, including customary REMIC requirements, are satisfied.  If there are seven or more years remaining on the lease term, including any exercised extension options, following the completion of such construction, the construction will be at the borrower’s cost.  In such case, the borrower will be required to deliver a letter of credit to the lender in an amount equal to 110% of the construction budget, and the failure to deliver such letter of credit will trigger recourse to the borrower and the non-recourse carveout guarantor, capped at the amount of the allocated loan amount for the related mortgaged property. Additionally, there is a loss carveout for any losses that the lender incurs due to any exercise by the tenant of its construction right under its lease from the date that the lender acquires the Grupo Antolin – Shelby Township, MI mortgaged property upon a foreclosure or action in lieu thereof until the lender sells or otherwise transfers title to the Grupo Antolin – Shelby Township, MI mortgaged property to an unaffiliated third party. In the event that there are seven or less years remaining in the lease term and the parties do not agree to extend the lease term, the tenant may elect to construct the addition at the tenant’s sole expense using plans, specifications and contractors approved by the borrower and the lender, with such approval not to be unreasonably withheld, conditioned or delayed. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.

Sauer Brands (597,966 square feet; 15.3% of portfolio NRA; 12.3% of portfolio underwritten base rent). Sauer Brands is a cooking products business that makes extracts and other food products. Sauer Brands was founded in 1887 and is headquartered in Richmond, Virginia. Sauer Brands occupies 106,066 square feet at the CF Sauer - 184 Suburban mortgaged property, 247,000 square feet at the CF Sauer - 728 N Main St. mortgaged property, 152,000 square feet at the CF Sauer - 39 S Park Dr. mortgaged property, 80,000 square feet at the CF Sauer - 9 Old Mill Road mortgaged property,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

900 square feet at the CF Sauer - 2447 Eunice Avenue mortgaged property and 6,000 square feet at the CF Sauer - 513 West Butler Road mortgaged property. Sauer Brands leases 100% of the NRA at five of the GNL Industrial Portfolio Properties under a master lease and one GNL Industrial Portfolio Property that is not covered under the master lease. Both the master lease and the individual lease have an expiration date of July 31, 2039, with two, five-year renewal options remaining and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised. Sauer Brands does not have any termination options at any of the GNL Industrial Portfolio Properties.

The following table presents certain information relating to the tenants at the GNL Industrial Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
Fiat Chrysler	Baa2 / BBB / BBB+	997,022	25.5%	$8.54	$8,513,498	29.0%	7/02/2030	2 x 5 years
Grupo Antolin(3)	B3 / B- / NR	359,807	9.2	$10.57	3,802,404	12.9	10/31/2032	2 x 5 years
Sauer Brands(4)	NR / NR / NR	597,966	15.3	$6.05	3,615,710	12.3	7/31/2039	2 x 5 years
Follett School Solutions	NR / NR / NR	486,868	12.5	$4.54	2,212,474	7.5	12/31/2029	1 x 5 years
ZF Active Safety(5)	Ba1 / BB+ / NR	216,300	5.5	$7.91	1,711,423	5.8	10/31/2033	2 x 5 years
KUKA Systems	NR / BBB+ / NR	200,000	5.1	$6.00	1,200,000	4.1	6/30/2034	1 x 5 years
Hannibal Industries	Baa1 / A- / A-	109,000	2.8	$10.89	1,186,508	4.0	9/30/2029	2 x 5 years
Shaw Aero Devices	Baa1 / BBB+ / BBB+	130,581	3.3	$8.49	1,108,751	3.8	12/31/2032	2 x 5 years
Walgreens	Ba2 / BBB- / NR	85,646	2.2	$12.26	1,050,038	3.6	11/30/2030	3 x 5 years
Central States Thermo King	NR / NR / NR	56,029	1.4	$17.72	992,862	3.4	3/25/2030	2 x 5 years
Cott Beverages	NR / NR / NR	170,000	4.3	$5.10	867,512	3.0	1/31/2027	4 x 5 years
FedEx Ground	Baa2 / BBB / NR	138,487	3.5	$6.18	855,554	2.9	4/30/2032	2 x 5 years
A.M. Castle & Co(6)	NR / NR / NR	127,600	3.3	$6.36	811,272	2.8	10/31/2029	2 x 5 years
VersaFlex	A3 / BBB+ / BBB+	113,000	2.9	$6.85	774,000	2.6	12/31/2038	4 x 5 years
Dunlop Protective Footwear	NR / NR / NR	120,000	3.1	$5.68	681,932	2.3	1/17/2031	3 x 5 years
Total Occupied		3,908,306	100.0%	$7.52	$29,383,938	100.0%
Vacant Space	0		0.0
Totals/ Wtd. Avg.		3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated April 5, 2024 and includes rent steps through April 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Grupo Antolin has a one-time option to terminate its lease in April 2029 (138th month of the lease term) if it has not defaulted under the lease, by giving the landlord written notice of such termination no later than the end of April 2028 (126th month of the lease term). If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under the lease, Grupo Antolin has the right to request that the borrower construct an addition to the building pursuant to the terms of the lease. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.
(4)	Sauer Brands leases 100% of the net rentable area at five of the GNL Industrial Portfolio Properties under a master lease. Sauer Brands leases one additional GNL Industrial Portfolio Property that is not covered under the master lease. Both leases offer two, five-year renewal options and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised.
(5)	ZF Active Safety may terminate its lease as of the last day of September 2028 (120th month of the term) (the “ZF Active Safety Early Termination Date”). To exercise such early termination right, ZF Active Safety must (a) deliver written notice to the landlord that ZF Active Safety desires to terminate its lease at least 12 months prior to the ZF Active Safety Early Termination Date; and (b) pay the landlord a payment equal to the net present value of all remaining rent for the remainder of the initial term calculated using an interest rate of 5% concurrently with delivery of such notice.
(6)	A.M. Castle & Co may terminate its lease as the end of October 2024 (10th lease year) (the “A.M. Castle & Co Early Termination Date”). To exercise such early termination right, A.M. Castle & Co must (a) deliver written notice to the landlord of its desire to terminate its lease at least 180 days prior to the A.M. Castle & Co Early Termination Date; and (b) pay the landlord $1,622,544.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The following table presents certain information relating to the lease rollover schedule at the GNL Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	1	170,000	4.3	867,512	3.0		170,000	4.3%	$867,512	3.0%
2028	0	0	0.0	0	0.0		170,000	4.3%	$867,512	3.0%
2029	3	723,468	18.5	4,210,254	14.3		893,468	22.9%	$5,077,766	17.3%
2030	3	1,138,697	29.1	10,556,397	35.9		2,032,165	52.0%	$15,634,164	53.2%
2031	1	120,000	3.1	681,932	2.3		2,152,165	55.1%	$16,316,096	55.5%
2032	3	628,875	16.1	5,766,710	19.6		2,781,040	71.2%	$22,082,805	75.2%
2033	1	216,300	5.5	1,711,423	5.8		2,997,340	76.7%	$23,794,228	81.0%
2034	1	200,000	5.1	1,200,000	4.1		3,197,340	81.8%	$24,994,228	85.1%
2035 & Beyond	3(3)	710,966	18.2	4,389,710	14.9		3,908,306	100.0%	$29,383,938	100.0%
Total	16(3)	3,908,306	100.0%	$29,383,938	100.0%
(1)	Based on the underwritten rent rolls dated April 5, 2024 and includes rent steps through April 1, 2025.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Sauer Brands leases 100% of the net rentable area at five of the GNL Industrial Portfolio Properties under a master lease. Sauer Brands leases one additional GNL Industrial Portfolio Property that is not covered under the master lease. Both leases offer two, five-year renewal options and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised.

The following table presents certain information relating to the operating history and underwritten cash flows of the GNL Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent	$26,802,840	$27,593,953	$28,172,655	$28,646,464	$7.33	87.8%
Rent Steps(3)	0	0	0	737,474	0.19	2.3
Straight-Line Rent	0	0	0	924,060	0.24	2.8
Total Reimbursements(4)	1,137,641	2,395,564	1,911,018	2,304,364	0.59	7.1
Gross Potential Rent	$27,940,480	$29,989,517	$30,083,673	$32,612,362	$8.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	(0.0)
Effective Gross Income	$27,940,480	$29,989,517	$30,083,673	$32,612,362	$8.34	100.0%
Total Expenses	$1,352,135	$2,405,590	$1,937,654	$2,698,321	$0.69	8.3%
Net Operating Income	$26,588,345	$27,583,927	$28,146,019	$29,914,041	$7.65	91.7%
Capital Expenditures	0	0	0	586,246	0.15	1.8
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$26,588,345	$27,583,927	$28,146,019	$29,327,795	$7.50	89.9%
(1)	Based on the underwritten rent rolls dated as of April 5, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through April 1, 2025.
(4)	Reimbursements include tax recoveries, insurance recoveries, operating expense recoveries, management fee recoveries and triple-net recovery offset.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The Market. The following table presents certain market information relating to the GNL Industrial Portfolio Properties:

Market Area Summary(1)
Property	Concluded Market Rent PSF	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket NNN Rent PSF(2)
FCA USA – Detroit, MI	$8.25	Detroit	Detroit East	44,415,145	6.0%	$6.76
Grupo Antolin – Shelby Township, MI	$8.50	Detroit	Groesbeck North	33,592,703	2.4%	$8.94
Follett School – McHenry, IL	$5.25	Chicago	McHenry County	9,459,112	8.1%	$6.10
Shaw Aero – Naples, FL	$10.00	Naples	Naples	1,570,498	3.3%	$16.97
Kuka – Sterling Heights, MI	$6.50	Detroit	W of Van Dyke/Macomb	64,273,233	1.1%	$9.27
ZF Active Safety – Findlay, OH	$6.00	US Industrial	Northwest Ohio	36,189,339	0.6%	$3.81
CF Sauer – 184 Suburban	$10.80	San Luis Obispo	South San Luis Obispo	3,900,000	3.9%	$17.87
CF Sauer – 728 N Main St.	$4.85	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
Walgreens Boot Alliance – Pittsburgh, PA	$12.00	Pittsburgh	Parkway West Corridor	11,152,677	11.2%	$9.77
Hannibal – Houston, TX	$10.67	Houston	Northwest-Far	88,750,582	8.0%	$7.39
FedEx IV – Lexington, KY	$6.00	Lexington	West Lexington/Fayette	19,182,000	7.2%	$9.16
VersaFlex – Kansas City, KS	$5.75	Kansas City	Wyandotte	36,022,386	2.7%	$4.35
Cott Beverage Inc – Sikeston, MO	$5.00	Sikeston	Scott & New Madrid Counties	5,600,000	4.6%	$4.96
Dunlop Protective Footwear – Havre De Grace, MD	$6.50	I-95 North Corridor	Harford	24,895,364	0.7%	N/A
CSTK – St. Louis, MO	$16.00	St. Louis	St Louis City North	227,100,000	3.1%	$6.61
CF Sauer – 39 S Park Dr.	$4.85	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
AM Castle – Wichita, KS	$5.75	Wichita	Southeast	5,573,557	6.8%	$5.92
CF Sauer – 9 Old Mill Road	$5.00	Greenville-Spartanburg	I-85/Wenwood/ICAR	11,530,765	6.5%	$7.20
CF Sauer – 2447 Eunice Avenue	$11.00	Orlando	Princeton/Silver Star	22,373,308	2.9%(3)	$10.84(3)
CF Sauer - 513 West Butler Road	$12.00	Mauldin	Mauldin/Fountain	1,424,482	2.1%	$22.10
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy and Submarket Rent PSF represent the trailing 12-month period as of either the third quarter of 2023, the fourth quarter of 2023 or the first quarter of 2024.
(3)	Based on the Orlando market because Princeton/Silver Star submarket data was not available.

The Borrowers. The borrowers for the GNL Industrial Portfolio Whole Loan are ARG CFSRSLB001, LLC, ARC SANPLFL001, LLC, ARC FSMCHIL001, LLC, ARC AMWCHKS001, LLC, ARG VFKCYKS001, LLC, ARC FELEXKY001, LLC, ARC OGHDGMD001, LLC, ARC KUSTHMI001, LLC, ARG FCDETMI001, LLC, ARG GASTNMI001, LLC, ARG CBSKSMO001, LLC, ARG CSSTLMO001, LLC, ARG ZFFINOH001, LLC, ARG WGPTBPA001, LLC, ARG CFSRSLB002, LLC and ARC HLHSNTX001, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Global Net Lease Operating Partnership, L.P. (“GNL”), a publicly traded real estate investment trust listed on the NYSE focused on acquiring a global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single-tenant, mission-critical income-producing net-leased assets across the United States, Western and Northern Europe, and necessity retail assets in strategic locations. GNL owns over 1,300 properties, encompassing over 66 million square feet in 11 countries. GNL is the guarantor of certain non-recourse carveout liabilities under the GNL Industrial Portfolio Whole Loan.

Property Management. The GNL Industrial Portfolio Properties are currently managed by Global Net Lease Properties, LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the GNL Industrial Portfolio Whole Loan, the borrowers deposited (i) approximately $376,843 for the tax reserve, (ii) $109,890 for the outstanding TI/LC reserve fund, (iii) $553,119 for the free rent reserve, (iv) $230,000 for the cost of certain concrete repairs and replacement required in connection with the Cott Beverage Inc - Sikeston, MO mortgaged property (the “Cott Beverage Concrete Work Fund”) and (v) approximately $741,403 for the replacement costs in connection with the Follett School - McHenry, IL mortgaged property (the “Follet Replacement Work Fund”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (currently equal to approximately $94,211 for five of the GNL Industrial Portfolio Properties). The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant at such individual property occupies one or more entire tax parcels and is required to pay all taxes and other charges due with respect to the individual property directly to the applicable taxing authorities, and actually does pay such taxes and other charges, (iv) the borrowers provide the lender satisfactory evidence of payment of taxes prior to the date such taxes become delinquent, (v) the lease at such individual property is in full force and effect and there is no default under such lease and (vi) no Cash Sweep Period (as defined below) is in effect.

Insurance Reserve – The borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The borrowers are not required to make monthly deposits to the insurance reserve for an individual property if (a) the borrowers maintain blanket policies of insurance in accordance with the GNL Industrial Portfolio Whole Loan documents unless the lender elects to require such deposits in accordance with the GNL Industrial Portfolio Whole Loan documents or (b) the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant is required to maintain insurance for the individual property that complies with the GNL Industrial Portfolio Whole Loan documents pursuant to its lease, and is in fact maintaining such insurance, (iv) the borrowers provide satisfactory evidence to the lender that all insurance premiums with regard to the required insurance have been paid no later than 30 days prior to the expiration of such insurance, (v) the lease at such individual property is in full force and effect and there is no default thereunder and (vi) no Cash Sweep Period is in effect.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into an account for repairs and replacements (the “Replacement Reserve”), on a monthly basis, an amount equal to 1/12th of $0.15 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.15 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

TI / LC Reserve – During a Cash Sweep Period, the borrowers are required to deposit into a reserve for tenant improvements and leasing commissions (the “Rollover Reserve”), on a monthly basis, an amount equal to 1/12th of $0.25 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

Lockbox / Cash Management. The GNL Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrowers or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the GNL Industrial Portfolio Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing on the occurrence of either (i) an event of default or (ii) a Debt Yield Trigger Event (as defined below), and (B) ending upon, with respect to (a) clause (i) above, a cure of the event of default (subject to the lender accepting such cure in accordance with the GNL Industrial Portfolio Whole Loan documents) or (b) a Debt Yield Trigger Event (x) the occurrence of a Debt Yield Cure (as defined below), (y) the delivery of a Debt Yield Cure - Letter of Credit (as defined below) or (z) the borrowers’ completion of a Debt Yield Cure - Partial Prepayment (as defined below).

A “Debt Yield Trigger Event” means either (a) the debt yield being less than 9.0% for two consecutive calendar quarters based on a trailing 12-month period or (b) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure - Letter of Credit with the lender, the expiration of the three-month period that commenced on the date that the borrowers delivered such Debt Yield Cure - Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (a) or (b) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure - Letter of Credit or completes the applicable Debt Yield Cure - Partial Prepayment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

A “Debt Yield Cure” means the debt yield being greater than or equal to 9.0% for two consecutive calendar quarters based on a trailing 12-month period.

A “Debt Yield Cure - Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure - Letter of Credit will be effective for a period of three-months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender an additional Debt Yield Cure - Letter of Credit on, or prior to, the expiration of each such three-month period. The Debt Yield Cure - Letter of Credit and all proceeds thereof will be deemed part of the reserve funds and will be held in escrow by the lender. The borrowers will pay all costs associated with the initial issuance, any modification or re-issuance of the Debt Yield Cure - Letter of Credit in connection with any transfer of the GNL Industrial Portfolio Whole Loan by the lender, in connection with any securitization or otherwise. Upon such transfer, the lender is released from all liability in respect of the Debt Yield Cure - Letter of Credit, and the borrowers will look solely to the transferee with respect to all matters relating to the Debt Yield Cure - Letter of Credit. In the event that a Debt Yield Cure occurs during a period wherein the lender is in possession of the Debt Yield Cure - Letter of Credit, or proceeds therefrom, the lender will promptly return the Debt Yield Cure - Letter of Credit, or proceeds therefrom, to the borrowers.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the GNL Industrial Portfolio Whole Loan in an amount, including any required yield maintenance premium, which results in a reduction of the then-outstanding principal balance of the GNL Industrial Portfolio Whole Loan sufficient to achieve a debt yield equal to or greater than 9.0% for the trailing 12-month period immediately preceding the date of determination.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following (a) April 5, 2025, with payment of a yield maintenance premium, or (b) the earlier of (I) two years following the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized or (II) April 5, 2027, with a partial defeasance, the borrowers may obtain the release of any GNL Industrial Portfolio Property with 15 days’ notice if the following conditions, among others, are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the GNL Industrial Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (A) the DSCR with respect to the remaining individual GNL Industrial Portfolio Properties, as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan documents, is no less than 2.12x (i.e., the DSCR as of the origination date) or (B) if the released GNL Industrial Portfolio Property is a Distressed Property (as defined below), then such DSCR with respect to the remaining individual GNL Industrial Portfolio Properties is no less than 1.80x, provided, however, that the borrowers will have the right to satisfy the foregoing applicable test by prepaying an additional portion of the GNL Industrial Portfolio Whole Loan in accordance with the GNL Industrial Portfolio Whole Loan documents; (iv) as of the date of consummation of the partial release, (A) the debt yield with respect to the remaining individual GNL Industrial Portfolio Properties, as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement, will be no less than 12.63% (i.e., the debt yield as of the origination date) or (B) if the released GNL Industrial Portfolio Property is a Distressed Property, then such debt yield with respect to the remaining individual GNL Industrial Portfolio Properties is no less than 10.75%, provided, however, that the borrowers will have the right to satisfy the foregoing applicable test by prepaying an additional portion of the GNL Industrial Portfolio Whole Loan in accordance with the GNL Industrial Portfolio Whole Loan documents; (v) payment of the release amount for such individual GNL Industrial Portfolio Property equal to (A) 130% of the allocated loan amount if such GNL Industrial Portfolio Property is a Distressed Property or (B) 115% of the allocated loan amount for all other individual GNL Industrial Portfolio Properties, including any applicable yield maintenance premium; and (vi) satisfaction of customary REMIC requirements. If the related borrower effectuates a partial release of the CF Sauer – 9 Old Mill Road mortgaged property while the CF Sauer – 728 N Main St. mortgaged property remains subject to the lien of the security instrument, then as a condition to the partial release of the CF Sauer – 9 Old Mill Road mortgaged property, such borrower is required to enter into, and record, a reciprocal easement agreement that grants ingress and egress rights and easements for parking and access that provide the CF Sauer – 728 N Main St. mortgaged property with ingress, egress, parking and access comparable to that existing as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

A “Distressed Property” means an individual property, which as of the proposed partial release date for such property, and as reasonably determined by the lender, (i) is vacant and/or (ii) the tenant is not paying rent in violation of the applicable lease.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$44,000,000	Title:	Fee
Cut-off Date Principal Balance:	$44,000,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	5.5%	Net Rentable Area (Beds):	524
Loan Purpose:	Refinance	Location:	East Lansing, MI
Borrower:	Champion MSU, LLC	Year Built / Renovated:	Various / 2023
Borrower Sponsors:	Robert Champion, Garrett Champion and Parker Champion	Occupancy:	98.3%
Interest Rate:	6.74300%	Occupancy Date:	5/15/2024
Note Date:	5/23/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$3,348,828 (T-7 2/28/2024 Annualized)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,343,864 (T-1 2/28/2024 Annualized)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,232,750
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,252,738
Lockbox / Cash Management:	Springing	UW NOI:	$3,980,011
Additional Debt:	No	UW NCF:	$3,904,031
Additional Debt Balance:	N/A	Appraised Value / Per Bed(4):	$65,000,000 / $124,046
Additional Debt Type:	N/A	Appraisal Date:	12/5/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$83,969
Taxes:	$284,532	$56,906	N/A	Maturity Date Loan / Bed:	$83,969
Insurance:	$172,428	$15,675	N/A	Cut-off Date LTV(4):	67.7%
Replacement Reserves:	$0	$6,332	$151,960	Maturity Date LTV(4):	67.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Engineering:	$107,569	$0	N/A	UW NOI Debt Yield:	9.0%
Other Reserves(2):	$2,400,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,000,000	99.8%	Loan Payoff	$38,993,757	88.4%
Sponsor Equity	$100,870	0.2	Upfront Reserves(2)	2,964,529	6.7
			Closing Costs(5)	2,142,585	4.9

Total Sources	$44,100,870	100.0%	Total Uses	$44,100,870	100.0%
(1)	See “Escrows and Reserves” below.
(2)	As of the origination date, the Champion MSU Student Housing Portfolio Properties (as defined below) were 72% pre-leased for the 2024-25 school year. Other Reserves consist of a Holdback Reserve of $2,400,000. The borrower will have the right to obtain disbursements of all or a portion of the Holdback Reserve as described below under “Escrows and Reserves—Holdback Reserve Release Conditions.”
(3)	The Champion MSU Student Housing Portfolio Properties were closed for renovations during the 2022-23 school year, and post-renovation operations began in August of 2023, coinciding with the start of the 2023-24 school year.
(4)	Represents the “As Portfolio” value, which includes a portfolio premium of $2,000,000. Based on the aggregate “As Is” appraised values of the Champion MSU Student Housing Portfolio Properties of $63,000,000, the Cut-off Date LTV and Maturity Date LTV would be 69.8%.
(5)	Inclusive of a rate buydown of $1,540,000 (3.5% of loan proceeds).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

The Loan. The Champion MSU Student Housing Portfolio mortgage loan (the “Champion MSU Student Housing Portfolio Mortgage Loan”) is secured by the borrower’s fee simple interest in a six-property, 524 bed, student housing portfolio located in East Lansing, Michigan (the “Champion MSU Student Housing Portfolio Properties”). The Champion MSU Student Housing Portfolio Mortgage Loan accrues interest at a fixed rate of 6.74300% per annum. The Champion MSU Student Housing Portfolio Mortgage Loan has a remaining term of 59 months as of the Cut-off Date, is interest-only for the full term and accrues interest on an Actual/360 basis.

The Properties. The Champion MSU Student Housing Portfolio Properties consists of six student housing properties, 731 Burcham Drive, 745 Burcham Drive, 129 Burcham Drive, 767 Burcham Drive, 787 Burcham Drive and 635 Abbot Road. All six of the properties serve Michigan State University (“MSU”). The Champion MSU Student Housing Portfolio Properties are currently 98.3% leased including 2 model units, one at 731 Burcham Drive and one at 635 Abbot Road. The Champion MSU Student Housing Portfolio has an As-Portfolio value of $65,000,000 as of December 5, 2023 and an aggregate As-Is Appraised value of $63,000,000. The Champion MSU Student Housing Portfolio Properties underwent an approximately $10.9 million renovation that was finalized in 2024. In-unit renovations include stone countertops, new cabinet faces, new plumbing and electrical fixtures, vinyl wood plank flooring throughout and TVs with Sonos soundbars. The renovations included approximately $9.80 million for in-unit renovations and $1.06 million for common area renovations.

The Champion MSU Student Housing Portfolio’s properties are located within 0.58 miles of the MSU campus offering pedestrian and bicycle access to campus. In addition, residents have the option to take a university operated bus system to campus that has stops within a block of each mortgaged property. Total enrollment at MSU in the fall of 2023 consisted of 51,316 students. There were 58,879 applications for the 2023 MSU entering class, a 6.0% increase from the prior year. MSU is one of the largest universities in the United States (in terms of enrollment) and has approximately 634,300 living alumni worldwide.

The following table presents certain information relating to the Champion MSU Student Housing Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Beds(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(3)
731 Burcham Drive	East Lansing, MI	1967/2023	140	96.4%	11,873,000	27.0%	17,000,000
745 Burcham Drive	East Lansing, MI	1964/2023	124	99.2%	11,663,500	26.5%	16,700,000
635 Abbot Road	East Lansing, MI	1966/2023	125	97.6%	9,708,000	22.1%	13,900,000
129 Burcham Drive	East Lansing, MI	1964/2023	12	100.0%	1,396,800	3.2%	2,000,000
767 Burcham Drive	East Lansing, MI	2008/2023	90	100.0%	6,914,300	15.7%	9,900,000
787 Burcham Drive	East Lansing, MI	1969/2023	33	100.0%	2,444,400	5.6%	3,500,000
Total / Wtd. Avg.			524	98.3%	$44,000,000	100.0%	$65,000,000(4)
(1)	Year Built/Renovated shows earliest year built and latest years renovated.
(2)	Based on the borrower rent rolls dated May 15, 2024.
(3)	Source: Appraisals.
(4)	Represents the As Portfolio appraised value of the Champion MSU Student Housing Portfolio inclusive of a portfolio premium of $2,000,000.

The following table presents certain information with respect to the historical and current occupancy of Champion MSU Student Housing Portfolio Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)(3)
NAV	NAV	NAV	98.3%

(1) The Champion MSU Student Housing Portfolio Properties were closed for renovations during the 2022-23 school year, and post-renovation operations officially began in August of 2023, coinciding with the start of the 2023-24 school year.

(2) Current Occupancy is as of May 15, 2024.

731 Burcham Drive. 731 Burcham Drive (the “731 Burcham Drive Property”) is a student housing development located at 731 Burcham Drive, East Lansing, Michigan. The 731 Burcham Drive Property was built in 1967 and was most recently renovated in 2023. The 731 Burcham Drive Property is a 140-bed, 61,440 square foot building on 2.59 acres of land. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

731 Burcham Drive Property includes five multifamily buildings. Within the past year the 731 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 731 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
1BR/1BA	31	22.1%	100.0%	$1,058	$1,251
2BR/1BA	106	75.7%	95.3%	$714	$888
3BR/2BA	3	2.1%	100.0%	$650	$944
Total / Wtd. Avg.	140	100.0%	96.4%	$792	$970
(1) Based on the borrower rent roll dated May 15, 2024.
(2) Source: Appraisal.

745 Burcham Drive. 745 Burcham Drive (the “745 Burcham Drive Property”) is a student housing development located at 745 Burcham Drive, East Lansing, Michigan. The 745 Burcham Drive Property was built in 1964 and was most recently renovated in 2023. The 745 Burcham Drive Property is a 124-bed, 62,720 square foot building on 2.39 acres of land. The 745 Burcham Drive Property includes five multifamily buildings. Within the past year the 745 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 745 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
Studio	12	9.7%	100.0%	$973	$1,163
1BR/1BA	48	38.7%	100.0%	$1,053	$1,193
2BR/1BA	64	51.6%	98.4%	$709	$921
Total / Wtd. Avg.	124	100.0%	99.2%	$869	$1,050
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

635 Abbot Road. 635 Abbot Road (the “635 Abbot Road Property”) is a student housing development known as Victory on Abbot, located at 635 Abbot Road, East Lansing, Michigan. The 635 Abbot Road Property was built in 1966 and was most recently renovated in 2023. The 635 Abbot Road Property is a 125-bed, 42,774 square foot building on 1.63 acres of land. The 635 Abbot Road Property includes one multifamily building. Within the past year the 635 Abbot Road Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 635 Abbot Road Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
1BR/1BA	3	2.4%	100.0%	$1,100	$1,346
2BR/1BA	122	97.6%	97.5%	$717	$907
Total / Wtd. Avg.	125	100.0%	97.6%	$726	$918
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

129 Burcham Drive. 129 Burcham Drive (the “129 Burcham Drive Property”) is a student housing development known as Victory Studios, located at 129 Burcham Drive, East Lansing, Michigan. The 129 Burcham Drive Property was built in 1964 and was most recently renovated in 2023. The 129 Burcham Drive Property is a 12-bed, 5,568 square foot building on 0.20 acres of land. The 129 Burcham Drive Property includes one multifamily building. Within the past year the 129

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 129 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
Studio	12	100.0%	100.0%	$1,029	$1,232
Total / Wtd. Avg.	12	100.0%	100.0%	$1,029	$1,232
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

767 Burcham Drive. 767 Burcham Drive (the “767 Burcham Drive Property”) is a student housing development located at 767 Burcham Drive, East Lansing, Michigan. The 767 Burcham Drive Property comprises 90-beds and 38,805 square feet on 1.74 acres of land. The 767 Burcham Drive Property includes two multifamily buildings, which were built in 2008 and were most recently renovated in 2023. Within the past year the 767 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 767 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
3 BR/2 BA	90	100.0%	100.0%	$683	$947
Total / Wtd. Avg.	90	100.0%	100.0%	$683	$947
(1)	Based on the underwritten rent roll dated May 15, 2024.
(2)	Source: Appraisal.

787 Burcham Drive. 787 Burcham Drive (the “787 Burcham Drive Property”) is a student housing development located at 787 Burcham Drive, East Lansing, Michigan. The 787 Burcham Drive Property was built in 1969 and was most recently renovated in 2023. The 787 Burcham Drive Property is a 33 bed, 12,768 square foot building on 0.60 acres of land. The 787 Burcham Drive Property includes one multifamily building. Within the past year the 787 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 787 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
3 BR/3 BA	9	27.3%	100.0%	$699	$1,029
4 BR/3 BA	24	72.7%	100.0%	$614	$870
Total / Wtd. Avg.	33	100.0%	100.0%	$637	$914
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the Champion MSU Student Housing Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	T-7 2/28/2024(1)	T-1 2/28/2024(1))	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,804,162	$4,837,308	$5,464,000	$10,427	84.0%
Total Other Income(3)	844,214	814,963	1,041,950	1,988	16.0
Gross Potential Income	$5,648,376	$5,652,271	$6,505,950	$12,416	100.0%
(Vacancy/Concessions/Credit Loss)	(109,324)	(118,336)	(273,200)	(521)	(4.2)
Effective Gross Income	$5,539,052	$5,533,935	$6,232,750	$11,895	95.8%
Total Expenses	2,190,224	2,190,071	2,252,738	4,299	36.1
Net Operating Income(4)	$3,348,828	$3,343,864	$3,980,011	$7,595	63.9%
Replacement Reserves	0	0	75,980	145	1.2
Net Cash Flow	$3,348,828	$3,343,864	$3,904,031	$7,450	62.6%
(1)	The Champion MSU Student Housing Portfolio Properties were closed for renovations during the 2022-2023 school year, and post-renovation operations began in August of 2023, coinciding with the start of the 2023-2024 school year.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Total Other Income includes parking revenue, laundry income, utility reimbursements, and general other income.
(4)	The main driver of the increase between T-1 2/28/2024 Net Operating Income and Underwritten Net Operating Income is increases in rent that occurred following the renovations that required the Champion MSU Student Housing Portfolio Properties to be vacated for the 2022-2023 school year. In addition, the Underwritten cash flows also include pre-leased rent from signed, executed leases for the 2024-2025 school year that provide for rents that are on average 13% higher than the previous school year.

Environmental. According to the Phase I environmental assessments dated between April 24, 2024 and April 26, 2024, there is no evidence of any recognized environmental conditions or controlled recognized environmental conditions at any of the Champion MSU Student Housing Portfolio Properties.

The Market. The Champion MSU Student Housing Portfolio Properties are located within East Lansing in Ingham County, Michigan. The Champion MSU Student Housing Portfolio Properties are part of the Lansing-East Lansing metropolitan area (Lansing MSA) and the East Lansing/ MSU submarket.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Champion MSU Student Housing Portfolio Properties was 18,807, 82,053 and 159,569, respectively. According to the appraisal, the estimated 2023 median household income within the same radii was $37,535, $49,974 and $52,606, respectively.

According to the appraisal, the Champion MSU Student Housing Portfolio Properties are situated in the East Lansing/MSU apartment submarket. As of the third quarter of 2023, the East Lansing/MSU apartment submarket had an inventory of 6,573 units and an overall vacancy rate of 3.3%. The average rents in the submarket are approximately $1,228 per unit per month. The Champion MSU Student Housing Portfolio Properties is located in an area known as the MSU student housing “bubble,” which is bordered by Grand River to the south, Burcham to the north, Abbot to the west and Hagadorn Rd to the east. The East Lansing submarket student housing vacancy rate has remained below 5.0% for the past five years. During this time period rents have continued to growth for student housing with rents increasing by 4.0% over the past twelve months. In addition, absorption has outpaced constructions over the last three years as the student population continues to grow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

The following table presents certain information relating to comparable sale properties to the 731 Burcham Drive Property. Given the proximity of all the Champion MSU Student Housing Portfolio Properties, the appraisal provided the same comparables for each of the Champion MSU Student Housing Portfolio Properties:

Comparable Sale Summary(1)
Property / Location	Year Built	Occupancy	# of Beds	Average Unit Size	Sale Price	Cap Rate
731 Burcham Drive 731 Burcham Drive East Lansing, MI	1967/2023	96.4%(2)	140(2)	361 SF(2)	NAP	NAP
The Tower at Campus 2900 Northwind Drive East Lansing, MI	1966	97.0%	301	519 SF	$24,770,000	4.47%
The Gates at Campus View 550 East Michigan Avenue East Lansing, MI	2013	99.0%	139	329 SF	$10,000,000	4.98%
The Uptowne Apartments 230-238 West Saginaw Street East Lansing, MI	1970/2020	100.0%	59	760 SF	$5,650,000	6.61%
The Lodges of East 2700-2721 Hannah Boulevard East Lansing, MI	2010	95.0%	1,042	377 SF	$110,762,481	4.18%
The Manor at Campus 128 Collingwood Drive East Lansing, MI	1927/2011	100.0%	56	300 SF	$8,500,000	5.49%
(1)	Source: Appraisal, unless otherwise indicated. The appraisal provided the same comparables for each of the Champion MSU Student Housing Portfolio Properties given their proximity to each other.
(2)	Based on the borrower rent roll dated May 15, 2024.

The Borrower. The borrower is Champion MSU, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Champion MSU Student Housing Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsors are Robert Champion, Garrett Champion and Parker Champion and the non-recourse carve-out guarantor is The Robert and Marjorie Champion Trust.

Robert Champion is the founder of the Los Angeles-based Champion Real Estate Company (“Champion”), which specializes in value-add investment and development in urban infill areas. Champion has expertise in multifamily, retail, office, mixed-use, adaptive re-use of industrial buildings and historic renovations.

To date, Champion has completed projects valued in excess of $2 billion. Champion invests on its own account and in partnership with select high net worth individuals, family offices and institutions. Champion currently owns 22 multifamily and student housing properties in addition to the Champion MSU Student Housing Portfolio Properties.

Property Management. The Champion MSU Student Housing Portfolio Properties are managed by Cardinal Group Management Midwest, LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately $284,532 into an upfront tax reserve, $172,428 into an upfront insurance reserve, $107,569 into an engineering reserve and $2,400,000 into a Holdback Reserve, which may be released as described under “Holdback Reserve Release Conditions” below.

Tax Escrows –The borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis (initially, approximately $56,906).

Insurance Escrows –The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis (initially, approximately $15,675).

Replacement Reserve – The borrower is required to deposit monthly, with or on behalf of the lender, an amount equal to the total number of beds multiplied by $145 and divided by 12 (initially, approximately $6,332) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $151,960).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

Leasing Reserve – During a Lease Up Trigger (as defined below), funds will be deposited into a leasing reserve as described below under Lockbox/Cash Management.

Holdback Reserve Release Conditions –The borrower may obtain a disbursement of 100% of the Holdback Reserve funds by the Champion MSU Student Housing Portfolio Properties achieving either (i) Total Gross Rents (as defined below) calculated in accordance with the Champion MSU Student Housing Portfolio Mortgage Loan documents that meet or exceed $5,526,890, (the “Total Gross Rents (Full Release Amount”)) established at origination or (ii) a Holdback Reserve (Full Release) Debt Yield (as defined below) of at least 8.85%.

To the extent that the borrower does not satisfy either condition to a full release, the borrower may obtain a one-time partial release of the Holdback Reserve in an amount equal to the product of (A) the quotient of (i) (the Total Gross Rents (Partial Release Amount) (as defined below) less $5,309,082 (the “Total Gross Rents (Closing Date Amount”)) divided by (ii) the Total Gross Rents (Full Release Amount) less the Total Gross Rents (Closing Date Amount)) and (B) the amount in the Holdback Reserve at origination.

Any funds remaining after a one-time partial release of the Holdback Reserve Funds may only be released by meeting or exceeding a Holdback Reserve (Full Release) Debt Yield of at least 8.85%, which is required to be calculated using the Holdback Reserve Underwritten Net Cash Flow (as defined below), provided that if such calculation is based, in whole or in part, upon any period after July 31, 2025, the lender’s calculation of “Underwritten Net Cash Flow” (as defined in the Champion MSU Student Housing Portfolio Mortgage Loan documents) will be used instead of the Holdback Reserve Underwritten Net Cash Flow.

“Holdback Reserve (Full Release) Debt Yield” means, as determined by the lender in its sole but reasonable discretion, a ratio in which (i) the numerator is the Holdback Reserve Underwritten Net Cash Flow as of the date of such calculation and (ii) the denominator is the outstanding principal balance of the Champion MSU Student Housing Portfolio Mortgage Loan as of the date of such calculation; provided, however, that if such calculation is based, in whole or in part, upon any period ending after July 31, 2025, then the numerator for such calculation will instead be the Underwritten Net Cash Flow as of the date of such calculation.

The Holdback Reserve (Full Release) Debt Yield is required to be calculated by the lender quarterly as well as upon any borrower request for disbursement of the Holdback Reserve.

“Holdback Reserve Underwritten Net Cash Flow” means an amount calculated using the same assumptions and amounts as are set forth in a calculation of net cash flow at origination (which was $3,680,540) attached to the Champion MSU Student Housing Portfolio Mortgage Loan agreement, allowing adjustment for (i) the then-current total annualized base rents and parking rents payable under the then in place, bona fide leases at the Champion MSU Student Housing Portfolio Properties (in the aggregate) with any then-vacant beds/parking spaces grossed up at market rents, subject to a vacancy factor adjustment (all as more particularly set forth in the Champion MSU Student Housing Portfolio Mortgage Loan documents), at the time of such calculation and (ii) the management fee based upon the adjusted effective gross income for the Champion MSU Student Housing Portfolio Properties.

“School Year” means each year during the term of the loan commencing on each August 1st and ending on each July 31st.

“Total Gross Rents” means, as of the date of such calculation, the sum of (i) the total annualized base rents and parking rents payable by tenants (A) under the then in-place, bona fide leases at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the existing School Year for any beds/premises and parking spaces that have not been pre-leased and captured in the succeeding clause (B), and (B) (without duplication, as further described below) under the bona fide leases for all pre-leasing activity for beds/premises and parking spaces then-achieved at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the upcoming School Year and (ii) annualized market rents for the upcoming School Year (as determined by the lender by utilizing appraisals delivered at origination for bed/premises rents and the pre-leasing report to determine parking rents) for beds/premises and parking spaces that are vacant as of the applicable date of calculation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

“Total Gross Rents (Partial Release Amount)” means, as of the date of such calculation, the Total Gross Rents payable under in-place, bona fide leases at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the existing School Year plus (without duplication) the Total Gross Rents for all pre-leasing then achieved at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the upcoming School Year, provided that, to the extent that any of such pre-leasing activity is for the same bed/premises as any of the then in-place leases, the pre-leasing Total Gross Rents for such bed/premises must be used when calculating the Total Gross Rents (Partial Release Amount).

Lockbox / Cash Management. The Champion MSU Student Housing Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. At the first occurrence of a Trigger Event (as defined below), a lockbox and clearing account controlled by the lender (the "Clearing Account") is required to be established by the borrower into which all rents, revenues and receipts from the Champion MSU Student Housing Portfolio Properties will be required to be deposited directly by any non-residential tenants, and all other rents, revenues and receipts from the Champion MSU Student Housing Portfolio Properties are required to be deposited directly by the borrower or property manager, as applicable, in the Clearing Account within two business days of receipt thereof by the borrower or property manager. In connection with the foregoing, at origination, the borrower was required to provide (i) executed account opening documentation required by the Clearing Account financial institution in order to establish the Clearing Account and (ii) executed letters directing all non-residential tenants to deposit all sums due under their leases directly into the Clearing Account to be held in escrow pending the occurrence of a Trigger Event. During the continuance of a Trigger Event, sums on deposit in the Clearing Account are required to be transferred on a weekly basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the Champion MSU Student Housing Portfolio Mortgage Loan documents (including, without limitation, taxes and insurance reserves, debt service, replacement reserves and approved property operating expenses), with any excess funds (the “Excess Funds”) (i) if the sole Trigger Event is a Lease Up Trigger, being deposited into the leasing reserve and (ii) otherwise, being deposited into a cash collateral account to be held by the lender as additional collateral (provided that while an event of default under the Champion MSU Student Housing Portfolio Mortgage Loan documents is continuing, such sums may be applied to amounts owed under the Champion MSU Student Housing Portfolio Mortgage Loan documents in such amounts, order and manner as the lender elects in its sole discretion). Provided there is no other Trigger Event then continuing, upon the cure of a Trigger Event in accordance with the terms and conditions of the Champion MSU Student Housing Portfolio Mortgage Loan documents, any remaining Excess Funds held by the lender are required to be released to the borrower in accordance with the cash management provisions of the Champion MSU Student Housing Portfolio Mortgage Loan documents.

A "Trigger Event" means the occurrence of (i) an event of default, (and will be cured upon the acceptance by the lender of a cure of such event of default), (ii) the bankruptcy or insolvency of any affiliated property manager (and will be cured if the manager is replaced with a non-affiliated manager approved by the lender), (iii) if the debt service coverage ratio falls below 1.10x for one calendar quarter, as determined by the lender (the “Low DSCR Trigger”) (and will be cured if the debt service coverage ratio exceeds 1.15x for one calendar quarter) or (iv) the commencement of a Lease Up-Trigger (and will be cured upon the cure of such Lease-Up Trigger. If a Trigger Event has been cured the borrower has the right to close the lockbox one time during the term of the Champion MSU Student Housing Portfolio Mortgage Loan.

For purposes of determining if a Low DSCR Trigger has occurred, the first DSCR test is delayed until June 30, 2025.

A “Lease Up Trigger” commences if (i) by May 31st of each calendar year, the Champion MSU Student Housing Portfolio Properties are not pre-leased to at least a 40% total occupancy (in the aggregate) for the next ensuing School Year as determined from the information set forth in the pre-leasing report provided by the borrower or (ii) the borrower fails to deliver the pre-leasing report. A Lease Up Trigger will be cured (a “Lease Up Trigger Cure”) if the borrower delivers to the lender either (A) an updated pre-leasing report, which reflects that the Champion MSU Student Housing Portfolio Properties are pre-leased to a 40% or more total occupancy (in the aggregate) for the upcoming School Year or (B) after the commencement of the applicable next School Year, the borrower delivers to the lender a rent roll that reflects that the Champion MSU Student Housing Portfolio Properties are actually leased such that the actual occupancy is 40% or more (in the aggregate). In addition, in lieu of the commencement of a Lease Up Trigger, the borrower may deposit with the lender the sum of $300,000 as additional collateral in order to cure the Lease Up Trigger; provided that if actual aggregate occupancy of the Champion MSU Student Housing Portfolio Properties remains below 40% for a period of three months after such deposit and a new School Year has commenced, then a Lease Up Trigger will commence at such time. Funds deposited in the leasing reserve will be released to the borrower if a Lease Up Trigger Cure occurs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, AREF2, SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype(4):	Multifamily – High Rise
% of IPB:	4.6%	Net Rentable Area (Units):	238
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	ABS 153 LLC, 620W153AA LLC and 620 W 153 Realty LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit	Occupancy(4):	89.9%
Interest Rate:	6.13000%	Occupancy Date:	4/1/2024
Note Date:	4/2/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$6,703,204 (T-3 2/29/2024 Ann.)
Original Amortization Term:	None	UW Economic Occupancy:	94.3%
Amortization Type:	Interest Only	UW Revenues:	$11,953,146
Call Protection:	L(27),D(27),O(6)	UW Expenses:	$1,465,007
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,488,139
Additional Debt(1):	Yes	UW NCF:	$10,410,143
Additional Debt Balance(1):	$80,000,000	Appraised Value / Per Unit:	$205,200,000 / $862,185
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/28/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$20,811	$4,162	N/A	Cut-off Date Loan / Unit:	$491,597
Insurance:	$150,978	$12,582	N/A	Maturity Date Loan / Unit:	$491,597
Replacement Reserve:	$0	$4,561	N/A	Cut-off Date LTV:	57.0%
TI/LC:	$0	$1,939	$69,804	Maturity Date LTV:	57.0%
Other(3):	$482,738	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$117,000,000	100.0%	Loan Payoff	$110,927,653	94.8%
			Closing Costs(7)	4,900,604	4.2
			Reserves	654,527	0.6
			Return of Equity	517,215	0.4
Total Sources	$117,000,000	100.0%	Total Uses	$117,000,000	100.0%
(1)	The 620 W 153rd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate original principal balance and aggregate Cut-off Date Balance of $117,000,000 (the “620 W 153rd Street Whole Loan”). The Financial Information presented in the chart above reflects the 620 W 153rd Street Whole Loan. For additional information, see the “Whole Loan Summary” chart herein.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other Reserves include a rent reserve of $309,400 and a rent concession reserve of approximately $173,338. See “Escrows and Reserves” below.
(4)	The 620 W 153rd Street Property (as defined below) contains three commercial units totaling 31,306 square feet of commercial space, which is 100% occupied as of March 15, 2024 by two retail tenants that represent approximately 7.0% of the net rental income from the 620 W 153rd Street Property. The information regarding occupancy and number of units shown does not include any commercial space at the 620 W 153rd Street Property unless otherwise indicated herein.
(5)	Historical financial information is not available because the improvements were completed in 2023.
(6)	Most Recent NOI is as of the annualized trailing three-month period ending February 29, 2024.
(7)	Closing Costs include an interest rate buydown of $1,170,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The Loan. The 620 W 153rd Street mortgage loan (the “620 W 153rd Street Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interest in a multifamily high-rise located in New York, New York (the “620 W 153rd Street Property”). The 620 W 153rd Street Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $117,000,000. The 620 W 153rd Street Whole Loan accrues interest at a fixed rate of 6.13000% per annum on an Actual/360 basis. The 620 W 153rd Street Whole Loan has an initial term of five-years and is interest-only for the full term. On April 10, 2024, BMO transferred Notes A-1-2 and A-1-5, in the aggregate original principal amount of $20,000,000, to Starwood Mortgage Capital LLC. The 620 W 153rd Street Mortgage Loan is evidenced by the non-controlling Note A-1-2, Note A-1-4, Note A-2-2, Note A-2-3 and Note A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $37,000,000.

The table below identifies the promissory notes that comprise the 620 W 153rd Street Whole Loan. The relationship between the holders of the 620 W 153rd Street Whole Loan is governed by a co-lender agreement. The 620 W 153rd Street Whole Loan is currently serviced under the BMO 2024-5C4 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$35,000,000	$35,000,000	BMO 2024-5C4	Yes
A-1-2	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-1-3	$10,000,000	$10,000,000	Benchmark 2024-V7	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-1-5	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-2-1	$25,000,000	$25,000,000	BMO 2024-5C4	No
A-2-2	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-2-3	$5,000,000	$5,000,000	BBCMS 2024-5C27	No
A-2-4	$2,000,000	$2,000,000	BBCMS 2024-5C27	No
Whole Loan	$117,000,000	$117,000,000

The Property. The 620 W 153rd Street Property was constructed in early 2023. The 0.57-acre parcel is improved with a 28-story apartment building with 15,513 square feet of commercial space on the garden level and first floor operated as a pre-school and 15,793 square feet of commercial space on the second floor operated as a 96-space parking garage. The 620 W 153rd Street Property features 238 multifamily units with studio, one-, two- and three-bedroom layouts, ranging in size from 325 to 1,055 square feet, 72 of which are rent-stabilized. Stabilized rents range from $2,350 to $3,550 per month, with an average stabilized rent of approximately $2,784 and an average unit size of approximately 490 square feet. Market rents range from $2,885 to $5,150 per month, with an average market rent of approximately $4,154 and an average unit size of 614 square feet. Unit features include hardwood floor living areas with tiled bathrooms and full tubs, in-unit washer and dryer, dishwasher, gas range/oven and top freezer refrigerator. Some of the units have a private outdoor terrace. As of April 1, 2024, at the 620 W 153rd Street Property, the 166 market rate residential units were 94.6% occupied and the 72 rent-stabilized units were 79.2% occupied, resulting in a total occupancy of 89.9%.

The borrowers, as landlord, and 180 E 125th Realty LLC, an affiliate of the borrower sponsors, as master tenant (the “Master Tenant”), have entered into a Master Lease Agreement, dated as of April 2, 2024, for nine vacant market rate units, for a term commencing on April 1, 2024, and continuing through and including the maturity date of the 620 W 153rd Street Whole Loan, at a rental rate equal to $42,000 per month. The master lease rent was included in the calculation of the underwritten net cash flow. Following the occurrence of the Rent Reserve Release Date (as defined below), so long as no event of default has occurred and is continuing, upon the borrowers’ written request, the lender is required to consent to a complete or partial termination of the master lease.

The 620 W 153rd Street Property is subject to the 421-a tax exemption program that requires at least 30% of the dwelling units to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 620 W 153rd Street Property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The following table presents certain information relating to the historical and current occupancy of the 620 W 153rd Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	89.9%
(1)	Historical Occupancy is not available as the 620 W 153rd Street Property was built in 2023.
(2)	Current Occupancy is as of April 1, 2024.

The following table presents certain information relating to the commercial tenants at the 620 W 153rd Street Property:

Commercial Tenant Summary(1)
Tenant	Suite	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual UW Base Rent	Annual UW Base Rent Per Sq. Ft.(2)	% of Total Annual U/W Commercial Rental Income(2)	Lease Expiration(3)
Stable Car Parking Inc.	2nd Floor	NR/NR/NR	15,793	50.4%	$176,000	$11.14	21.8%	3/14/2044
Round the Clock Nursery, Inc.	Garden Level, 1st Floor	NR/NR/NR	15,513	49.6	632,930	40.80	78.2	6/30/2038
Total Occupied			31,306	100.0%	$808,930	$25.84	100.0%
Vacant			0	0.0	0.
Total / Wtd. Avg.			31,306	100.0%	$808,930

(1)	Based on the underwritten commercial rent roll dated March 15, 2024.
(2)	The total UW commercial income attributable to the commercial tenants at the 620 W 153rd Street Property represents approximately 7.0% of the net rental income.
(3)	No commercial tenants have an early termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The following table presents certain information relating to the residential units at the 620 W 153rd Street Property:

Unit Type Summary(1)
Unit Type	Units	Occupancy %	Annual Residential Rental Income(2)	% of Total Annual Residential Rental Income(2)
Studio MR	17	100.0%	$673,500	6.6%
1BR MR	51	94.1	$2,291,700	22.3
2BR / 1BA MR	8	75.0	$349,800	3.4
2BR / 2BA MR	74	94.6	$4,065,000	39.6
3BR MR	16	100.0	$990,600	9.6
Market Rent Total	166	94.6%	$8,370,600	81.5%
Studio RS	18	100.0	$513,600	5.0
1BR RS	18	100.0	$565,800	5.5
2BR / 1BA RS	34	55.9	$744,600	7.2
2BR / 2BA RS	2	100.0	$80,400	0.8
Rent Stabilized Total	72	79.2%	$1,904,400	18.5%
Total/Wtd. Avg.	238	89.9%	$10,275,000	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024.
(2)	Annual Residential Rental Income and % of Total Annual Residential Rental Income (i) excludes rent from nine vacant market rate units that are subject to a master lease pursuant to which the Master Tenant is required to pay $42,000 per month and (ii) reflects the annual in-place rents without taking into account any rent concessions provided to the tenants. At origination, the borrowers deposited $173,338 into a rent concession reserve. See “Escrows and Reserves” below.

The following table presents detailed information with respect to the market rate units at the 620 W 153rd Street Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total(1)(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)(3)	Average Monthly Rental Rate per SF(1)(3)	Average Monthly Market Rental Rate(4)	Average Monthly Market Rental Rate per SF(4)
Studio	17	10.2%	392	$3,301	$8.43	$3,100	$7.92
1BR	51	30.7	551	$3,979	$7.15	$4,000	$7.26
2BR / 1BA	8	4.8	649	$4,858	$7.42	$5,000	$7.71
2BR / 2BA	74	44.6	770	$4,839	$6.30	$5,000	$6.49
3BR	16	9.6	865	$5,159	$5.96	$5,150	$5.95
Total/Wtd. Avg.	166	100.0%	667	$4,443	$6.65	$4,513	$6.76
(1)	Based on the underwritten rent roll as of April 1, 2024.
(2)	% of Total represents the percentage of the total market rate units at the 620 W 153rd Street Property.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF excludes nine vacant market rate units and were determined without taking into account any rent concessions that may be provided to the tenants. The borrowers are master leasing all nine vacant market rate units to an affiliate of the borrower sponsors.
(4)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The following table presents detailed information with respect to the rent-stabilized units at the 620 W 153rd Street Property:

Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total(1)(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)(3)	Average Monthly Rental Rate per SF(1)(3)
Studio	18	25.0%	334	$2,378	$7.11
1 BR	18	25.0	397	$2,619	$6.60
2BR / 1BA	34	47.2	613	$3,266	$5.33
2BR / 2BA	2	2.8	620	$3,350	$5.41
Total/Wtd. Avg.	72	100.0%	490	$2,784	$6.09
(1)	Based on the underwritten rent roll as of April 1, 2024.
(2)	% of Total represents the percentage of the total rent-stabilized units at the 620 W 153rd Street Property.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF excludes 15 vacant rent-stabilized units and does not take into account any rent concessions that may be provided to the tenants.

The following table presents certain information relating to the operating history and underwritten cash flows of the 620 W 153rd Street Property:

Underwritten Net Cash Flow and Operating History
	T-3(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent (Residential)	$7,836,172	$11,439,420(3)	$48,065	99.1%
Commercial Income(4)	0	808,930	3,399	7.0
(Vacancy/Credit Loss)	0	(700,867)	(2,945)	(6.1)
Net Rental Income	$7,836,172	$11,547,484(3)	$48,519	100.0%
Reimbursements	0	5,662	24	0.0
Other Income	57,897	400,000	1,681	3.5
Effective Gross Income	$7,894,069	$11,953,146	$50,223	103.5%
Total Expenses(5)	$1,190,865	$1,465,007	$6,155	12.3%
Net Operating Income	$6,703,204	$10,488,139	$44,068	87.7%
Total TI/LC, Capex/RR	0	77,996	328	0.7
Net Cash Flow	$6,703,204	$10,410,143	$43,740	87.1%
(1)	T-3 reflects the annualized trailing three months period ending February 29, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(3)	Affordable units are marked to the legal limits imposed by the New York City Department of Housing Preservation and Development. The Underwritten Net Rental Income includes the in-place rent payable under the master lease relating to the nine vacant market rate units (representing approximately 4.4% of the Gross Potential Rent (Residential) and Net Rental Income), which is higher than the T-3 Gross Potential Rent (Residential) as the mortgaged property was in lease-up over this period.
(4)	Commercial Income includes three commercial units totaling 31,306 square feet of commercial space, which are 100% occupied by two retail tenants, representing approximately 7.0% of the Underwritten Net Rental Income from the 620 W 153rd Street Property.
(5)	Includes real estate taxes equal to approximately $81,474 based on the present value of the five-year average taxes based on the 421-a tax exemption. The 421-a tax exemption commenced in 2023 and is a 35-year exemption that phases out in the last 10 years at 30.25% of the tax exemption.

Environmental. According to the Phase I environmental assessment dated March 6, 2024, there was no evidence of any recognized environmental conditions at the 620 W 153rd Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The Market. The 620 W 153rd Street Property is located within the Harlem apartment submarket of the New York Metro market.

The 620 W 153rd Street Property is located in the Hamilton Heights neighborhood of Manhattan, New York. The Hamilton Heights neighborhood is located on the West Side of northern Manhattan. According to the appraisal, as of the fourth quarter of 2023, the New York Metro market had an inventory of 1,932,715 units and a vacancy rate of 3.2%.

According to the appraisal, as of the fourth quarter of 2023, the Harlem apartment submarket had an inventory of 190,150 units and a vacancy rate of 2.0%, with rent expected to increase to $2,562 by 2027.

According to the related appraisal, the 2023 population within the 10031 zip code and New York County were 53,393 and 1,658,642, respectively. The 2023 median household income within the same locations were $56,674 and $89,885, respectively.

The following table presents certain information relating to comparable multifamily rentals to the 620 W 153rd Street Property:

Competitive Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF(3)	Average Rent per Unit(3)	Fair Market Average Rent
620 W 153rd Street(4) 620 West 153rd Street	2023 / NAP	89.9%	238	Studio MR Studio RS 1BR MR 1BR RS 2BR/1BA MR 2BR/1BA RS 2BR/2BA MR 2BR/2BA RS 3BR MR	392 334 551 397 649 613 770 620 865	$8.43 $7.11 $7.15 $6.60 $7.42 $5.33 $6.30 $5.41 $5.96	$3,301 $2,378 $3,979 $2,619 $4,858 $3,266 $4,839 $3,350 $5,159	$3,100 $2,885 $4,000 $3,080 $5,000 $3,669 $5,000 $3,669 $5,150
618 West 143rd Street	2009 / NAP	N/A	86	0BR 1BR 2BR 3BR	495 700 1,000 1,200	$4.95 $4.42 $4.00 $4.58	$2,450 $3,095 $3,995 $5,495	$3,100 $4,000 $5,000 $5,150
101 Macombs Place	2024 / NAP	N/A	29	0BR 1BR 2BR 3BR	400 664 715 900	$7.75 $5.57 $6.57 $5.00	$3,100 $3,700 $4,700 $4,500	$3,100 $4,000 $5,000 $5,150
2351 Adam Clayton Powell Jr Boulevard	2019 / NAP	N/A	134	0BR 1BR 2BR 3BR	573 628 1,050 1,177	$4.28 $4.70 $4.14 $4.42	$2,450 $2,950 $4,350 $5,200	$3,100 $4,000 $5,000 $5,150
2130 Adam Clayton Powell Boulevard	2007 / NAP	N/A	46	0BR 1BR 2BR 3BR	533 701 1,000 1,800	$5.37 $4.39 $4.65 $3.44	$2,860 $3,080 $4,650 $6,200	$3,100 $4,000 $5,000 $5,150
224 West 124th Street	2022 / NAP	N/A	168	0BR 1BR 2BR 3BR	N/A 400 600 1,425	N/A $11.05 $9.67 $5.26	N/A $4,418 $5,800 $7,489	$3,100 $4,000 $5,000 $5,150
543 West 122nd Street	2019 / NAP	N/A	183	0BR 1BR 2BR 3BR	546 831 1,243 N/A	$8.24 $6.62 $5.23 N/A	$4,500 $5,500 $6,500 N/A	$3,100 $4,000 $5,000 $5,150
(1)	Source: Appraisal, unless otherwise indicated.
(2)	# of Units for the 620 W 153rd Street Property is inclusive of market rate (MR) and rent-stabilized (RS) units. # of Units for comparable properties is inclusive of only market rate units.
(3)	Average Rent per SF and Average Rent per Unit excludes vacant units.
(4)	Based on the underwritten rent roll as of April 1, 2024.

The Borrowers. The borrowers are ABS 153 LLC, 620W153AA LLC and 620 W 153 Realty LLC, as tenants-in-common with respect to the 620 W 153rd Street Whole Loan. Each borrower is a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 620 W 153rd Street Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit, each a natural person. Collectively, the borrower sponsors have over 120 years of experience in real estate, own a combined 144 properties across various states and have a combined net worth of approximately $1.0 billion and liquidity in excess of $20.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

Property Management. The 620 W 153rd Street Property is managed by The Jay Group Inc., a New York corporation and an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $20,811 for real estate taxes, (ii) approximately $150,978 for insurance premiums, (iii) $309,400 for a rent reserve and (iv) approximately $173,338 for a rent concession reserve.

Tax Escrows – The borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $4,162.

Insurance Escrows – The borrowers are required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis, which currently equates to approximately $12,582.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $4,561 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $1,939 for TI/LC reserves (subject to a cap equal to $69,804).

Rent Reserve – All amounts on deposit in the rent reserve account will be released to the borrowers, so long as no event of default under the 620 W 153rd Street Whole Loan agreement has occurred and is continuing, upon the borrowers’ written request following the date on which all of the following conditions have been simultaneously satisfied (as determined by the lender) (the “Rent Reserve Release Date”): (a) the debt yield (calculated using gross income from operations for the one full calendar month preceding the date of calculation, annualized) is at least 8.75% (provided that the applicable underwritten net cash flow (as annualized in accordance with the terms of the 620 W 153rd Street Whole Loan documents) is at least $10,237,500); (b) the borrowers have entered into leases (in accordance with the 620 W 153rd Street Whole Loan agreement) demising, in the aggregate, at least 95% of the residential units at the 620 W 153rd Street Property, pursuant to which each of the tenants thereunder has accepted possession, and is in occupancy, of all of the space demised under its respective lease; and (c) no Trigger Period (as defined below) is continuing.

Rent Concession Reserve – So long as no event of default under the 620 W 153rd Street Whole Loan agreement has occurred and is continuing, provided sufficient sums remain in the rent concession reserve, the lender will be required to transfer on each payment date in each calendar month the applicable amount set forth below to either (x) the cash management account, if a Trigger Period is continuing, to be applied in accordance with the 620 W 153rd Street Whole Loan agreement, or (y) the borrowers, if no Trigger Period is then continuing.

Rent Concession Schedule
Month	5/2024	6/2024	7/2024	8/2024	9/2024	10/2024	11/2024	12/2024	Total
	$$21,362.50	$36,800.00	$67,687.50	$28,587.50	$5,025.00	$2,475.00	$2,575.00	$8,825.00	$173,337.50

Lockbox / Cash Management. The 620 W 153rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period, the 620 W 153rd Street Whole Loan requires the borrowers to, or cause the property manager to, immediately deposit all revenue from the 620 W 153rd Street Property received by the borrowers or the property manager into the lockbox account (or in the case of the lease termination payments, the TI/LC reserve) within two business days of receipt. In addition, within five days of the occurrence of such Trigger Period, the borrowers are required to send a notice to all tenants directing them to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 620 W 153rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 620 W 153rd Street Whole Loan documents are required to be disbursed to an excess cash reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 620 W 153rd Street Whole Loan documents; (ii) on or after the payment date occurring in October 2024, the debt service coverage ratio for the 620 W 153rd Street Whole Loan is less than 1.15x for one calendar quarter or (iii) on or after the payment date occurring in October 2024, the commencement of a Significant Tenant Trigger Period (as defined below).

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default; (b) clause (ii) above, upon the debt service coverage ratio for the 620 W 153rd Street Whole Loan being greater than or equal to 1.15x for one calendar quarter; and (c) clause (iii) above, termination of such Significant Tenant Trigger Period.

A “Significant Tenant Trigger Period” means a period of time (A) commencing upon the earliest of the occurrence of (i) a Significant Tenant Non-Renewal Event (as defined below), (ii) a Significant Tenant Termination Event (as defined below), (iii) a Significant Tenant Default Event (as defined below), (iv) a Significant Tenant Go-Dark Event (as defined below) or (v) a Significant Tenant Bankruptcy Action (as defined below); and (B) expiring upon, with respect to the applicable Significant Tenant Lease (as defined below), with regard to (u) clause (A)(i) above, the cure of a Significant Tenant Non-Renewal Event, (w) clause (A)(ii) above, the cure of a Significant Tenant Termination Event, (x) clause (A)(iii) above, the cure of a Significant Tenant Default Event, (y) clause (A)(iv) above, the cure of a Significant Tenant Go-Dark Event and (z) clause (A)(v) above, the cure of a Significant Tenant Bankruptcy Action.

A “Significant Tenant Lease” means any (i) lease that, together with all other leases to the same tenant and to all affiliates of such tenant (and assuming the exercise of all expansion rights and all preferential rights to lease additional space at the 620 W 153rd Street Property pursuant to such lease(s), if any), either (a) provides for rental income representing 15% or more of the total rental income for the 620 W 153rd Street Property, in the aggregate, and/or (b) demises more than 15% of the total net rentable area at the 620 W 153rd Street Property, in the aggregate, and (ii) replacement lease or leases of all or any portion of the applicable space entered into pursuant to and in accordance with the provisions of the 620 W 153rd Street Whole Loan documents.

A “Significant Tenant” means any tenant under a Significant Tenant Lease. There is no Significant Tenant at the 620 W 153rd Street Property as of the Cut-off Date.

A “Significant Tenant Non-Renewal Event”, with respect to any Significant Tenant Lease (1) commences upon the date that is the earlier of (x) 12 months prior to the then-current expiration date of such Significant Tenant Lease or (y) the date required under such Significant Tenant Lease by which the applicable Significant Tenant is required to give notice of its exercise of a renewal option thereunder (if any), whether such Significant Tenant Lease is in its initial term or an extension term, unless as of such date, (i) such Significant Tenant has irrevocably exercised in writing its renewal option (if any), in accordance with and pursuant to such Significant Tenant Lease, to extend the term of such Significant Tenant Lease for an additional term following the then-current expiration date of such Significant Tenant Lease and (ii) the borrowers have delivered to the lender evidence of such extension notice in form and substance reasonably acceptable to the lender; and (2) is cured upon the date on which the borrowers have satisfied all of the following conditions: (A) either (i) the applicable Significant Tenant signs a new lease (a “Significant Tenant New Lease”) or (ii) all or substantially all of the premises demised under the applicable Significant Tenant Lease is demised pursuant to a replacement lease (a “Significant Tenant Replacement Lease”), each Significant Tenant New Lease and Significant Tenant Replacement Lease in accordance with the applicable provisions of the 620 W 153rd Street Whole Loan documents for all or substantially all of the premises demised under the applicable Significant Tenant Lease, which new or replacement lease, as applicable will be for an initial term of not less than five years, have a net effective rental rate of not less than the net effective rental rate of the applicable Significant Tenant Lease as of the date on which the applicable Significant Tenant Non-Renewal Event occurred and is otherwise in form and substance acceptable to the lender; (B) the borrowers have delivered to the lender (i) a copy of such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and (ii) an acceptable tenant estoppel certificate from the applicable Significant Tenant or the replacement tenant, as applicable, with respect to such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable; and (C) the borrowers have paid all leasing brokerage commissions due in connection with such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and delivered to the lender a paid invoice reasonably satisfactory to the lender evidencing the payment of the same.

A “Significant Tenant Termination Event” means, with respect to any Significant Tenant Lease, the earlier to occur of (i) the date on which the applicable Significant Tenant notifies the borrowers, the property manager or any affiliate of any individual borrower or the property manager or any of their respective agents or representatives in writing of such Significant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 620 W 153rd Street

Tenant’s intention to terminate such Significant Tenant Lease or (ii) the termination of such Significant Tenant Lease; and cured upon with respect to any Significant Tenant Lease, the date on which the borrowers have satisfied all of the following conditions: (A) either (i) the applicable Significant Tenant signs a Significant Tenant New Lease or (ii) all or substantially all of the premises demised under the applicable Significant Tenant Lease is demised pursuant to a Significant Tenant Replacement Lease; (B) the borrowers have delivered to the lender (i) a copy of such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and (ii) an acceptable tenant estoppel certificate from the applicable Significant Tenant or the replacement tenant, as applicable, with respect to such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable; and (C) the borrowers have paid all leasing brokerage commissions due in connection with such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and delivered to the lender a paid invoice reasonably satisfactory to the lender evidencing the payment of same.

A “Significant Tenant Default Event” means with respect to any Significant Tenant Lease, the occurrence of any event of default (beyond any applicable notice and/or cure period) by the applicable Significant Tenant under such Significant Tenant Lease; and cured upon, the date on which the applicable event of default under such Significant Tenant Lease has been cured and no other event of default then exists under such Significant Tenant Lease.

A “Significant Tenant Go-Dark Event” means, with respect to any Significant Tenant Lease, (x) the earlier to occur of the date on which the applicable Significant Tenant (i) vacates, surrenders or ceases to conduct its normal business operations in all or substantially all of the applicable space or otherwise “goes dark” at the 620 W 153rd Street Property (other than temporary closures for repairs in connection with a casualty or renovations that are expressly permitted under such Significant Tenant Lease) or (ii) notifies the borrowers, the property manager or any affiliate of any individual borrower or the property manager or any of their respective agents or representatives in writing of such Significant Tenant’s intention to do any of the acts set forth in the foregoing clause (i); and (y) cured upon, the date on which the borrowers have satisfied all of the following conditions: (A) the applicable Significant Tenant has resumed operations and been open for business to the public at the 620 W 153rd Street Property in all or substantially all of the applicable space (and no event of default has occurred and is then continuing); and (B) the borrowers have delivered an acceptable tenant estoppel certificate from such Significant Tenant with respect to such Significant Tenant Lease.

A “Significant Tenant Bankruptcy Action” means, with respect to any Significant Tenant, if: (i) such Significant Tenant makes an assignment for the benefit of creditors; (ii) such Significant Tenant files a voluntary petition in bankruptcy; (iii) such Significant Tenant is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings; (iv) such Significant Tenant consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) such Significant Tenant files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding; (vi) such Significant Tenant seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Significant Tenant or of all or any substantial part of its properties; (vii) within 60 days after the commencement of any proceeding against such Significant Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed; (viii) within 45 days after the appointment of a trustee, receiver or liquidator of such Significant Tenant or of all or any substantial part of its properties, without such Significant Tenant’s consent or acquiescence, the appointment is not vacated or stayed, or within 45 days after the expiration of any such stay, the appointment is not vacated; or (ix) such Significant Tenant takes any action in furtherance of any of the foregoing. A Significant Tenant Bankruptcy Action is cured on the date on which the applicable Significant Tenant Bankruptcy Action has been dismissed and the applicable Significant Tenant Lease has been affirmed by such Significant Tenant.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – 1640 Sepulveda

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – 1640 Sepulveda

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,300,000	Title:	Fee
Cut-off Date Principal Balance:	$36,300,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.5%	Net Rentable Area (SF):	157,840
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	1640 Sepulveda Property, LLC	Year Built / Renovated:	1987 / 2024
Borrower Sponsors:	Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim	Occupancy(2):	77.1%
Interest Rate:	7.47800%	Occupancy Date:	4/10/2024
Note Date:	4/25/2024	4th Most Recent NOI (As of):	$3,681,578 (12/31/2021)
Maturity Date:	5/6/2029	3rd Most Recent NOI (As of):	$4,183,712 (12/31/2022)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$3,460,444 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,531,375 (TTM 1/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	80.9%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$7,794,639
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,578,587
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$5,216,052
Additional Debt:	No	UW NCF:	$5,184,484
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$56,000,000 / $355
Additional Debt Type:	NAP	Appraisal Date:	3/12/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$230
Taxes:	$0	$100,237	N/A	Maturity Date Loan / SF:	$224
Insurance:	$19,497	$6,499	N/A	Cut-off Date LTV:	64.8%
Deferred Maintenance:	$170,625	$0	N/A	Maturity Date LTV:	63.1%
Replacement Reserve:	$0	$2,631	N/A	UW NCF DSCR:	1.71x
Rollover Reserve:	$2,800,000	$19,731	N/A	UW NOI Debt Yield:	14.4%
Outstanding TI/LC Reserve:	$357,930	$0	N/A
Free Rent Reserve:	$984,104	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,300,000	99.8%	Loan Payoff	$31,673,231	87.1%
Borrower Sponsor Equity	64,777	0.2	Upfront Reserves	4,332,156	11.9
			Closing Costs	359,390	1.0
Total Sources	$36,364,777	100.0%	Total Uses	$36,364,777	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Excluding 7,237 square feet of storage/static space, the occupancy would be 80.1%.
(3)	UW NOI is greater than Most Recent NOI primarily due to 25,340 square feet (16.1% of net rentable area) of new leases commencing in 2024, an approximately $545,000 reduction in underwritten tax expense based on the Proposition 13 reassessment projection, and underwritten rent steps totaling $155,375 through April 2025.

The Loan. The 1640 Sepulveda mortgage loan (the “1640 Sepulveda Mortgage Loan”) has an original principal balance and Cut-off Date balance of $36,300,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 157,840 square foot office property located in Los Angeles, California (the “1640 Sepulveda Property”). The 1640 Sepulveda Mortgage Loan has a five-year term, is interest-only for the first 24 months and will amortize on a 30-year schedule thereafter and accrues interest at a rate of 7.47800% per annum on an Actual/360 basis.

The Property. The 1640 Sepulveda Property is a 157,840 square foot mid-rise creative office property located in Los Angeles, California, approximately 12 miles west of downtown Los Angeles. The 1640 Sepulveda Property consists of one five-story building constructed in 1987, which underwent approximately $8.5 million in renovations from 2019 to 2023 with an additional $3 million budgeted for 2024. Historical renovations included investments in tenant spaces, the addition of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

north and west facing balconies on floors two to five, new landscape and hardscape, a screening room with tiered seating and a renovated lobby. The extensive renovations helped to position the 1640 Sepulveda Property to cater to creative tenants located in West Los Angeles. The 1640 Sepulveda Property features 13- to 19- foot ceilings, state of the art screening room with tiered seating and first floor patio common area. The 1640 Sepulveda Property is situated on an approximately 1.15-acre site with 438 garage parking spaces (approximately 2.8 spaces per 1,000 square feet).

The 1640 Sepulveda Property contains 150,603 square feet of office space and 7,237 square feet of storage/static space. As of April 10, 2024, the 1640 Sepulveda Property was 77.1% leased to 20 tenants. Excluding storage/static space, the occupancy was 80.1%. The 1640 Sepulveda Property features a granular rent roll, with no tenant making up greater than 9.8% of the net rentable area and 12.6% of the underwritten base rent. Occupancy averaged 70.7% in 2023, down from 79.1% in 2022 as a previous tenant that was occupying 33,444 square feet (21.2% of net rentable area) vacated at the end of 2022. However, 25,340 square feet (16.1% of net rentable area) of new leases have been recently executed and will commence in 2024. Approximately $1.34 million in free rent and outstanding TI/LC reserve was escrowed upfront which were associated with recent leasing.

Major Tenants.

Therabody, Inc. (“Therabody”)(15,442 square feet; 9.8% of net rentable area; 10.7% of underwritten base rent): The largest tenant, Therabody, is a wellness and technology company. The company specializes in creating products in the fields of muscle recovery and relaxation technology. Therabody signed a lease in July 2023 and is currently occupying its space under a six-month beneficial occupancy period during which it is not paying rent as the lease has not commenced. The lease is expected to commence in September 2024, at which time the tenant will be required to begin paying rent. The tenant has one, five-year renewal option remaining. Therabody has the right to terminate its lease as of the last day of the 66th lease month with a 12-month notice period and delivery of a cancellation fee equal to the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (1) an original principal balance equal to the leasing costs (all leasing commissions and allowances (including the construction allowance) incurred by landlord in connection with leasing space to the tenant), (2) an interest rate of 6% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the commencement date and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled) and (4) all payments were made before the cancellation date.

Retropolis LLC dba Shout! Factory (“Shout! Factory”) (15,019 square feet; 9.5% of net rentable area; 12.6% of underwritten base rent): The second largest tenant, Shout! Factory, is a multi-platform media company specializing in film and television distribution, development and original productions. The company was founded in 2002 and is headquartered at the 1640 Sepulveda Property. Shout! Factory has been a tenant at the 1640 Sepulveda Property since December 2018 when it signed an 84-month lease that expires in December 2025. The tenant has one, three-year renewal option remaining.

Peter Millar (10,618 square feet; 6.7% of net rentable area; 9.3% of underwritten base rent): The third largest tenant, Peter Millar, is a luxury clothing brand specializing in premium sportswear, refined casual wear and formal attire. The company is headquartered in Raleigh, North Carolina and operates in North America, Asia, Australia and the South Pacific. Peter Millar has been a tenant at the 1640 Sepulveda Property since January 2022, when it commenced a lease for 8,245 square feet. The tenant expanded its space by an additional 2,373 square feet in January 2023. The tenant has one, five-year renewal option remaining. Peter Millar has the right to terminate its lease as of December 31, 2026 with a 12-month notice period and delivery of a cancellation fee equal to the sum of (1) 12 full calendar months of gross rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 8% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled) and (D) all payments were made before the cancellation date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda
Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
73.8%	79.1%	70.7%	77.1%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current Occupancy is as of April 10, 2024.

The following table presents certain information relating to the largest tenants based on net rentable area at the 1640 Sepulveda Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Therabody, Inc.(4)	NR/NR/NR	15,442	9.8%	$48.00	$741,216	10.7%	2/29/2032
Retropolis LLC dba Shout! Factory	NR/NR/NR	15,019	9.5%	$58.29	$875,511	12.6%	12/31/2025
Peter Millar(5)	NR/NR/NR	10,618	6.7%	$60.85	$646,134	9.3%	9/30/2029
More Better Industries	NR/NR/NR	8,393	5.3%	$48.00	$402,864	5.8%	12/8/2027
Link Entertainment(6)	NR/NR/NR	7,991	5.1%	$54.36	$434,391	6.3%	2/29/2032
Fusion Learning	NR/NR/NR	7,723	4.9%	$58.56	$452,259	6.5%	2/28/2029
Bluepath Solutions	NR/NR/NR	7,101	4.5%	$53.52	$380,046	5.5%	10/31/2027
Pacific Western Bank	NR/NR/NR	6,759	4.3%	$62.04	$419,328	6.0%	10/31/2027
Korshak, Kracoff, Kong & Sugano	NR/NR/NR	6,433	4.1%	$63.58	$409,002	5.9%	6/30/2025
Assistance in Marketing/Los Angeles, Inc.	NR/NR/NR	6,374	4.0%	$65.68	$418,614	6.0%	2/28/2025
Largest Tenants		91,853	58.2%	$56.39	$5,179,365	74.6%
Other Tenants		29,914	19.0%	$59.10	$1,767,792	25.4%
Occupied Collateral Total / Wtd. Avg.		121,767	77.1%	$57.05	$6,947,157	100.0%
Vacant Space		36,073	22.9%

Collateral Total		157,840	100.0%

(1)	Based on the underwritten rent roll dated April 10, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $155,375 through April 2025.
(4)	Therabody has the right to terminate its lease as of the last day of the 66th lease month with a 12-month notice period and delivery of a cancellation fee equal to the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (1) an original principal balance equal to the leasing costs (all leasing commissions and allowances (including the construction allowance) incurred by landlord in connection with leasing space to the tenant), (2) an interest rate of 6% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the commencement date and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled), and (4) all payments were made before the cancellation date.
(5)	Peter Millar has the right to terminate its lease as of December 31, 2026 with a 12-month notice period and delivery of a cancellation fee equal to the sum of (1) 12 full calendar months of gross rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 8% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled), and (D) all payments were made before the cancellation date.
(6)	Link Entertainment has the right to terminate its lease as of February 28, 2027 with a 12-month notice period and delivery of a cancellation fee, equal to the sum of (1) three full calendar months of basic rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 10% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term and (D) all payments were made before the cancellation date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – 1640 Sepulveda

The following table presents certain information relating to tenant lease expirations at the 1640 Sepulveda Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	36,073	22.9%	NAP	NA	P	36,073	22.9%	NAP	NAP
2024 & MTM	2	428	0.3	$0	0.0%		36,501	23.1%	$0	0.0%
2025	4	34,167	21.6	$2,097,284	30.2		70,668	44.8%	$2,097,284	30.2%
2026	2	7,635	4.8	$485,766	7.0		78,303	49.6%	$2,583,050	37.2%
2027	3	22,253	14.1	$1,202,238	17.3		100,556	63.7%	$3,785,287	54.5%
2028	3	11,437	7.2	$649,531	9.3		111,993	71.0%	$4,434,819	63.8%
2029	3	19,846	12.6	$1,170,633	16.9		131,839	83.5%	$5,605,452	80.7%
2030	1	2,568	1.6	$166,098	2.4		134,407	85.2%	$5,771,550	83.1%
2031	0	0	0.0	$0	0.0		134,407	85.2%	$5,771,550	83.1%
2032	2	23,433	14.8	$1,175,607	16.9		157,840	100.0%	$6,947,157	100.0%
2033	0	0	0.0	$0	0.0		157,840	100.0%	$6,947,157	100.0%
2034 & Beyond	0	0	0.0	$0	0.0		157,840	100.0%	$6,947,157	100.0%
Total	20	157,840	100.0%	$6,947,157	100.0%
(1)	Based on the underwritten rent roll dated April 10, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $155,375 through April 2025.

The following table presents certain information relating to operating history and underwritten cash flows at the 1640 Sepulveda Property:

Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,715,841	$6,423,901	$6,064,435	$6,057,344	$6,791,782	$43.03	78.2%
Rent Steps(3)	0	0	0	0	155,375	0.98	1.8
Vacancy Gross Up	0	0	0	0	1,659,511	10.51	19.1
Gross Potential Rent	$5,715,841	$6,423,901	$6,064,435	$6,057,344	$8,606,668	$54.53	99.0%
Total Reimbursements	228,503	189,981	203,869	203,431	82,844	0.52	1.0
Net Rental Income	$5,944,344	$6,613,882	$6,268,304	$6,260,775	$8,689,511	$55.05	100.0%
(Vacancy/Abatements)	(102,170)	(224,765)	(347,110)	(331,611)	(1,659,511)	(10.51)	(19.1)
Other Income(4)	672,629	872,310	762,186	764,638	764,638	4.84	8.8
Effective Gross Income	$6,514,803	$7,261,426	$6,683,380	$6,693,802	$7,794,639	$49.38	89.7%
Total Expenses	2,833,225	3,077,714	3,222,936	3,162,427	2,578,587	$16.34	33.1%
Net Operating Income(5)	$3,681,578	$4,183,712	$3,460,444	$3,531,375	$5,216,052	$33.05	66.9%
Capital Expenditures	0	0	0	0	31,568	0.20	0.4
TI/LC(6)	0	0	0	0	0	0.00	0.0
Net Cash Flow	$3,681,578	$4,183,712	$3,460,444	$3,531,375	$5,184,484	$32.85	66.5%
(1)	Represents the trailing 12-months ended January 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through April 2025.
(4)	Other Income includes parking and storage income.
(5)	Underwritten Net Operating Income is greater than TTM Net Operating Income primarily due to 25,340 square feet (16.1% of net rentable area) of new leases commencing in 2024, an approximately $545,000 reduction in underwritten tax expense based on the Proposition 13 reassessment projection, and underwritten rent steps totaling $155,375 through April 2025.
(6)	Underwritten TI/LC includes a credit for the upfront $2,800,000 rollover reserve, which offsets the underwritten TI/LC expense down to $0.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

Environmental. According to Phase I environmental site assessment dated December 1, 2023, there was no evidence of any recognized environmental conditions at the 1640 Sepulveda Property.

The Market. The 1640 Sepulveda Property is located in Los Angeles, California, approximately 12 miles west of downtown Los Angeles. Primary access is provided by Santa Monica Boulevard, Interstate 405 and Interstate 10. The 1640 Sepulveda Property is located adjacent to two bus stations that provide access to routes served by the Culver CityBus and the LA Metro Bus. The top industries in the Los Angeles metropolitan statistical area are trade/transportation/utilities, leisure/hospitality and manufacturing. The top employers include Disney Resorts, University of California Irvine, St. Joseph Health and Cedars-Sinai Medical Center.

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the 1640 Sepulveda Property was 48,051, 274,481 and 608,949, respectively. The 2023 estimated median household income within the same radii was $101,357, $107,967 and $108,523, respectively.

According to the appraisal, the 1640 Sepulveda Property is situated in the Westwood office submarket, which contained approximately 8.5 million square feet of office space as of the fourth quarter of 2023. The Westwood office submarket reported a vacancy rate of 17.1%, with an average rental rate of $51.67 per square foot. The appraiser concluded to a market rent of $51.60 per square foot for low-rise floors and $56.40 per square foot for the high-rise floors at the 1640 Sepulveda Property.

The following table presents certain information relating to comparable office sales for the 1640 Sepulveda Property:

Comparable Sales Summary(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
1640 Sepulveda	Los Angeles, CA	157,840(2)
Pen Factory	Santa Monica, CA	222,000	Aug-23	$165,000,000	$743	8.5%
One Culver	Culver City, CA	395,272	Mar-22	$500,000,000	$1,265	4.5%
5005 McConnell Ave	Los Angeles, CA	56,306	Mar-22	$58,700,000	$1,043	5.2%
The Post	Beverly Hills, CA	102,541	Oct-21	$153,200,000	$1,494	4.9%
1440 S. Sepulveda Blvd.	Los Angeles, CA	112,000	Jan-21	$65,000,000	$580	NAV
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated April 10, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

The following table presents certain information relating to comparable office leases for the 1640 Sepulveda Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
1640 Sepulveda	1987	157,840(2)	Therabody, Inc.	7.5(2)	15,442(2)	$48.00(2)	FSG(2)
1640 South Sepulveda Boulevard
Los Angeles, CA
Westwood Gateway II North	1988	296,496	Air Charter Service California	5.4	6,024	$61.20	FSG
11150 Santa Monica Blvd
Los Angeles, CA
8461-8463 Higuera St	2023	36,095	Kakao Entertainment America	3.2	6,705	$58.80	FSG
8461 Higuera Street
Culver City, CA
1950 Sawtelle	1988	106,349	LMI Inc	1.5	3,238	$52.20	FSG
1950 Sawtelle Blvd
Los Angeles, CA
Culver 400	1988	165,898	Corgan Associates	2.0	2,762	$48.00	FSG
400 Corporate Pointe
Culver City, CA
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated April 10, 2024.

The Borrower. The borrower is 1640 Sepulveda Property, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1640 Sepulveda Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim. Justin Loiacono, Joon Choi and Paul Miszkowicz are principals of Harbor Associates. Jerome Fink, Derek Chen and David See Young Kim are co-founders and managing partners of The Bascom Group, an affiliate of Harbor Associates. Harbor Associates was founded in 2015 and has acquired over 4.0 million square feet of office, flex, industrial, life science and retail properties since inception. Additionally, Jeffrey Frieden and Robert Friedman of F&F Capital Group hold equity in the borrower as part of a joint venture with Harbor Associates. The 1640 Sepulveda Property was recapitalized by its prior owners in 2018 and 2019 in connection with a prior loan secured by the 1640 Sepulveda Property. The borrower sponsors purchased the related note in December 2023, as the prior lender assigned its interest in the note to an affiliate and simultaneously executed a deed in lieu of foreclosure to effectuate a transfer between the borrower sponsors and the borrower sponsors’ special purpose entity. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 1640 Sepulveda Property is managed by Tiarna Real Estate Services, Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $19,497 into an insurance reserve, $170,625 into a deferred maintenance reserve, $2,800,000 into a rollover reserve, approximately $357,930 into an outstanding TI/LC reserve, and approximately $984,104 into a free rent reserve. The 1640 Sepulveda Mortgage Loan documents provide that the borrower may elect to replace such $2,800,000 upfront rollover reserve with a letter of credit.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $100,237).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium (initially approximately $6,499).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – 1640 Sepulveda

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,631 into a replacement reserve (equal to $0.20 per square foot annually).

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $19,731 into a TI/LC reserve (equal to $1.50 per square foot annually).

Lockbox / Cash Management. The 1640 Sepulveda Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the 1640 Sepulveda Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 1640 Sepulveda Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 1640 Sepulveda Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the 1640 Sepulveda Mortgage Loan documents, will be deposited (i) during the continuance of a Cash Management Period solely as a result of a Trigger Lease Sweep Period (as defined below), in a special rollover reserve subaccount or (ii) otherwise, into the cash collateral subaccount.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“DSCR”) is less than 1.40x, (iv) if, as of the last day of any calendar quarter, the net cash flow debt yield is less than 9.0%, or (v) the commencement of a Trigger Lease Sweep Period; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the 1640 Sepulveda Mortgage Loan and all other obligations under the 1640 Sepulveda Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred, and with respect to the matter described in (A) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (B) clause (iii) above, the lender has determined that the 1640 Sepulveda Property has achieved a DSCR of at least 1.42x as of the last day of any calendar quarter for two consecutive calendar quarters, (C) clause (iv) above, the lender has reasonably determined that the 1640 Sepulveda Property has achieved a debt yield of at least 10.0% as of the last day of any calendar quarter for two consecutive calendar quarters or (D) clause (v) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Trigger Lease gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any tenant under a Trigger Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease or the lease guarantor under a Trigger Lease, as described in the 1640 Sepulveda Mortgage Loan documents (“Trigger Tenant Insolvency Proceeding”). Notwithstanding the foregoing, no Trigger Lease Sweep Period will commence if, as determined by the lender in its reasonable discretion, as of the last day of any calendar quarter, after excluding the respective Trigger Lease from the calculation, (i) the net cash flow DSCR is greater than 1.40x, (ii) the net cash flow debt yield is greater than 11.0% and (iii) at least 80% of the rentable square footage of the 1640 Sepulveda Property is tenanted pursuant to executed leases with tenants that are in occupancy, open for business and paying full unabated rent under their respective leases.

A Trigger Lease Sweep Period ends upon the occurrence of any of the following, with respect to a Trigger Lease Sweep Period caused by a matter described in: (1) clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – 1640 Sepulveda

(A) sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, (B) the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension or (C) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) clause (v) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of three consecutive months following such cure; or (3) clause (vi) above, if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

“Trigger Lease” means (i) the Therabody lease, (ii) the Peter Millar lease and (iii) any other lease which, individually or together with any other lease(s) leased by such tenant and/or its affiliates, covers, in the aggregate, 10% or more rentable square feet and/or more than 10% of the total annual rents at the 1640 Sepulveda Property.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,850,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,850,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by IPB:	4.5%	Net Rentable Area (Beds):	877
Loan Purpose:	Refinance	Location:	Davie, FL
Borrowers:	Nob Hill Partners, LLC and Broward Student Housing, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsors:	Robert Konig and Steven Krausman	Occupancy(3):	98.1%
Interest Rate:	6.70000%	Occupancy Date:	4/4/2024
Note Date:	5/16/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,127,143 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$8,192,053 (TTM 3/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,552,873
Call Protection:	YM1(53),O(7)	UW Expenses:	$5,357,805
Lockbox / Cash Management:	Springing	UW NOI(5):	$10,195,067
Additional Debt(1):	Yes	UW NCF:	$10,096,983
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per Bed:	$157,400,000 / $179,475
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/22/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$97,891
Taxes:	$581,528	$145,382	N/A	Maturity Date Loan / Bed:	$97,891
Insurance:	$633,393	$70,377	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$5,595	N/A	Maturity Date LTV:	54.5%
TI / LC:	$0	$2,579	N/A	UW NCF DSCR:	1.73x
Deferred Maintenance:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,850,000	100.0%	Loan Payoff	$61,152,998	71.2%
			Return of Equity	18,433,215	21.5
			Closing Costs(6)	5,048,866	5.9
			Upfront Reserves	1,214,921	1.4
Total Sources	$85,850,000	100.0%	Total Uses	$85,850,000	100.0%
(1)	The University Pointe Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,850,000 (the “University Pointe Whole Loan”). The Financial Information in the chart above reflects the University Pointe Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	Occupancy is based on 877 beds and does not include the 30,943 square feet of ground floor retail space at the University Pointe Property (as defined below). The retail component is 84.2% occupied as of February 13, 2024.
(4)	4th Most Recent NOI and 3rd Most Recent NOI are not available because the units at the University Pointe Property were opened in phases beginning in 2019, with the final phase coming online in August 2022.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to underwritten commercial income of $920,064 and straight line rent increases of $632,484 related to the NSU (as defined below) lease.
(6)	Closing Costs include a rate buydown of $3,434,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – University Pointe

The Loan. The University Pointe mortgage loan (the “University Pointe Mortgage Loan”) is part of the University Pointe Whole Loan secured by the borrowers’ fee interest in a Class A, 877-bed, 250-unit, student housing property, with 30,943 square feet of ground floor retail space, located in Davie, Florida (the “University Pointe Property”). The University Pointe Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85,850,000. The University Pointe Whole Loan accrues interest at a fixed rate of 6.70000% per annum. The University Pointe Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The University Pointe Mortgage Loan is evidenced by the non-controlling Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $35,850,000. The remaining controlling Note A-1 is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization trust(s). The University Pointe Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust, until the controlling Note A-1 is securitized, whereupon the University Pointe Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The relationship between the holders of the University Pointe Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	CREFI	Yes
A-2	$35,850,000	$35,850,000	BBCMS 2024-5C27	No
Whole Loan	$85,850,000	$85,850,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The University Pointe Property is a Class A, 877-bed, 250-unit, student housing property, with 30,943 square feet of ground floor retail space located at 6350 Griffin Road in Davie, Florida. The University Pointe Property was originally constructed in 2019 on a 9.58-acre site and was opened in phases from April 2019 to August 2022. The University Pointe Property is comprised of six, four-story apartment buildings and one, five-story residential building attached to a seven-level parking garage. Amenities at the University Pointe Property include a clubhouse/leasing office, stainless steel appliances, garage parking, free internet, a campus shuttle, on-site security, in-unit washer and dryers, a study lounge, private study rooms, a computer lab, fitness center, outdoor kitchen and barbecue area and a swimming pool. As of April 4, 2024, the residential component of the University Pointe Property was 98.1% occupied.

The University Pointe Property is located approximately 1.5 miles southeast from Nova Southeastern University (“NSU”), and according to the appraisal is the only off-campus purpose-built student housing project in the market serving NSU, Florida Atlantic University – Davie Campus, University of Florida Davie Extension Campus, and Broward College. The University Pointe Property is a direct provider of housing to NSU with a rental lease in place for 380 beds (43.3% of beds and 41.3% of underwritten base rent) through July 31, 2027. All student leases at the University Pointe Property require parental guarantees, unless the tenant can meet certain income requirements or place a two-month deposit. Additionally, the borrowers have a lease in place with Carnival Cruise Line (“Carnival”) for 64 beds (7.3% of beds and 7.0% of underwritten base rent) through July 31, 2027.

The University Pointe Property also includes 30,943 square feet of ground floor retail space, which as of February 13, 2024 was 84.2% occupied by a granular rent roll of 13 tenants with an average base rent of $28.05 per square foot. Total commercial income represents 5.9% of underwritten effective gross income at the University Pointe Property. No commercial tenant accounts for more than 12.6% of commercial rent or 11.4% of commercial NRA. The commercial tenant base consists of, among others, multiple restaurant tenants, medical tenants and a fitness studio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – University Pointe

Unit Mix(1)
Unit Type	# of Units	# of Beds	Occupied Beds	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Bed(2)	Average Monthly Market Rent Per Bed(3)	Average Monthly Rental Rate Per Unit(4)	Average Monthly Market Rent Per Unit(3)
1x1 Market – Layout 1	15	15	15	100.0	611	$2,382	$2,223	$2,382	$2,223
1x1 Market – Layout 2	6	6	5	83.3	1,500	$2,922	$2,922	$2,922	$2,922
2x2 Market	10	20	15	75.0	826	$1,618	$1,618	$3,243	$3,236
3x3 Market	20	60	56	93.3	1,100	$1,376	$1,328	$4,155	$3,984
4x4 Market – Layout 1	71	284	277	97.5	1,307	$1,226	$1,167	$4,918	$4,667
4x4 Market – Layout 2	12	48	48	100.0%	1,356	$1,507	$1,506	$6,027	$6,024
2x2 NSU(5)	6	12	12	100.0	826	$1,365	$1,316	$2,731	$2,632
3x3 NSU(5)	8	24	24	100.0	1,044	$1,343	$1,255	$4,029	$3,765
4x4 NSU – Layout 1(5)	30	120	120	100.0	1,309	$1,100	$1,055	$4,398	$4,218
4x4 NSU – Layout 2(5)	56	224	224	100.0	1,323	$1,390	$1,350	$5,562	$5,399
4x4 Carnival(6)	16	64	64	100.0	1,304	$1,302	$1,225	$5,208	$4,900
Total/Wtd. Avg.	250	877	860	98.1%	1,220	$1,321	$1,277	$4,722	$4,479
(1)	Based on the underwritten rent roll dated April 4, 2024.
(2)	Average Monthly Rental Rate Per Bed excludes four employee occupied beds for which no underwritten base rent is attributable.
(3)	Source: Appraisal.
(4)	Average Monthly Rental Rate Per Unit is based on units with all beds occupied and excludes four employee occupied units for which no underwritten base rent is attributable.
(5)	Unit Types designated as “NSU” are under a lease with NSU through July 31, 2027. The NSU lease permits the units at the University Pointe Property to be terminated as follows: (i) up to 10 units in any year of the term, upon three months’ notice and payment of 30 days’ rent per bed in the terminated unit plus a termination fee of $500 per unit, and (ii) any additional units in such year upon 18 months’ notice.
(6)	Unit Types designated as “Carnival” are under a lease with Carnival through July 31, 2027. The Carnival lease permits Carnival to terminate its lease on the following terms: (i) prior to August 1, 2025, up to five units may be terminated upon payment of four months’ rent, and six or more units may be terminated only upon full payment of the lease, (ii) on and after August 1, 2025, up to five units may be terminated upon nine months’ notice with no termination fee, and six or more units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and (iii) after January 1, 2026, up to 12 units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and any additional units may be terminated upon 12 months’ notice with a termination fee equal to one and one-half month of rent.

The following table presents certain information relating to the commercial tenants lease rollover schedule at the University Pointe Property:

Commercial Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,885	15.8%	NAP	NAP	4,885	15.8%	NAP	NAP
2024	0	0	0.0	0	0.0%	4,885	15.8%	$0	0.0%
2025	0	0	0.0	0	0.0%	4,885	15.8%	$0	0.0%
2026	0	0	0.0	0	0.0%	4,885	15.8%	$0	0.0%
2027	1	3,187	10.3	85,588	11.7%	8,072	26.1%	$85,588	11.7%
2028	2	3,104	10.0	83,740	11.5%	11,176	36.1%	$169,328	23.2%
2029	7	12,905	41.7	368,746	50.4%	24,081	77.8%	$538,074	73.6%
2030	0	0	0.0	0	0.0%	24,081	77.8%	$538,074	73.6%
2031	1	3,532	11.4	92,390	12.6%	27,613	89.2%	$630,464	86.3%
2032	2	3,330	10.8	100,504	13.7%	30,943	100.0%	$730,968	100.0%
2033	0	0	0.0	0	0.0%	30,943	100.0%	$730,968	100.0%
2034	0	0	0.0	0	0.0%	30,943	100.0%	$730,968	100.0%
2035 & Beyond	0	0	0.0	0	0.0%	30,943	100.0%	$730,968	100.0%
Total	13	30,943	100.0%	$730,968	100.0%
(1)	Based on the underwritten rent roll dated February 13, 2024, inclusive of $20,309 of contractual rent steps though May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. According to the Phase I environmental site assessment dated February 16, 2024, there was no evidence of any recognized environmental conditions at the University Pointe Property.

Historical and Current Occupancy(1)
	2023(2)	Current(3)
University Pointe	98.9%	98.1%
(1)	Historical occupancies prior to 2023 are not available because the units at the University Pointe Property were opened in phases with the final phase coming online in August 2022.
(2)	2023 occupancy represents the annual average occupancy of the University Pointe Property in 2023.
(3)	Current occupancy is as of April 4, 2024.

Operating History and Underwritten Net Cashflow(1)
	2023	TTM 3/31/2024	(2)	Underwritten	(2)	Per Bed	%(3)
Residential Base Rent	$12,531,533	$12,647,752		$13,572,461		$15,476	88.3%
Commercial Base Rent	0	0		730,968		$833	4.8
Nova Straight Line Increase	0	0		632,484		$721	4.1
Potential Income from Vacant Space	0	0		431,116		$492	2.8
Gross Potential Rent	$12,531,533	$12,647,752		$15,367,029		$17,522	100.0%
Other Income(4)	829,008	858,492		1,047,588		$1,195	6.8
(Vacancy/Credit Loss)	(150)	(700)		(861,744)		(983)	(5.6)
Effective Gross Income	$13,360,391	$13,505,544		$15,552,873		$17,734	101.2%
Management Fee(5)	529,076	532,650		466,586		$532	3.0
Real Estate Taxes	1,406,549	1,559,049		1,594,843		$1,819	10.3
Insurance	651,490	651,081		804,309		$917	5.2
Other Expenses(6)	2,646,133	2,570,710		2,492,067		$2,842	16.0
Total Expenses	$5,233,248	$5,313,490		$5,357,805		$6,109	34.4%
Net Operating Income	$8,127,143	$8,192,053		$10,195,067		$11,625	65.6%
Capital Expenditures	0	0		67,141		$77	0.4
TI/LC	0	0		30,943		$35	0.2
Net Cash Flow	$8,127,143	$8,192,053		$10,096,983		$11,513	64.9%
(1)	Historical cashflows prior to 2023 are not available because the units at the University Pointe Property were opened in phases beginning in 2019 with the final phase coming online in August 2022.
(2)	The increase from TTM 3/31/2024 to Underwritten NOI is primarily attributable to underwritten commercial income of $920,064 and straight line rent increases of $632,484 related to the NSU lease.
(3)	The % column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(4)	Other Income consists of lease fees, application fees, forfeited deposits, late charges, RUBS and miscellaneous income.
(5)	The University Pointe Property is self-managed. Management Fees are underwritten to 3.0% of Underwritten Effective Gross Income. Historical Management Fee consists of corporate employee payroll expenses, their affiliated additional fees, and consulting fees.
(6)	Other Expenses consist of utilities, general & administrative, repairs and maintenance, payroll & benefits, advertising and marketing.

The Market. The University Pointe Property is located at 6350 Griffin Road in Davie, Florida. There are four colleges/universities located within Davie including NSU, Florida Atlantic University – Davie Campus, University of Florida Davie Extension Campus and Broward College. Founded in 1964, NSU is a private school that offers more than 280 undergraduate, graduate and professional degree programs to 6,217 undergraduate students and 3,341 graduate students on its main Fort Lauderdale campus, which is located approximately 1.4 miles away from the University Pointe Property.

According to the appraisal, the University Pointe Property is located in the Plantation/Davie/Weston (“P/D/W”) apartment submarket of the Fort Lauderdale MSA. As of December 31, 2023, the P/D/W apartment submarket had a total inventory of 19,710 units, a vacancy rate of 5.7% and effective rent of $2,469 per unit. Additionally, the P/D/W submarket experienced positive net absorption of 640 units in 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the University Pointe Property was 15,307, 121,702 and 357,592, respectively. The 2023 average household income within the same radii was $83,016, $103,696 and $103,383, respectively.

The following table presents certain information relating to comparable student housing properties to the University Pointe Property:

Student Housing Rent Comparables(1)
Property Name	Year Built / Renovated	Occupancy	Number of Beds	Average Rent Per Bed
University Pointe	2019 / NAP	98.1%(2)(3)	877(2)	$1,321(2)(4)
The Yard University Apartments	1969 / 2020	98%	50	$1,325
University Park Student Housing	2015 / NAP	95%	598	$1,363
109 Tower	2014 / NAP	100%	542	$1,101
Identity Miami	2019 / NAP	98%	621	$1,360
4th Street Commons	2015 / NAP	99%	562	$933
The One At University City	2020 / NAP	99%	1,244	$1,526
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 4, 2024.
(3)	Occupancy is based on 877 beds and does not include the 30,943 square feet of ground floor retail space at the University Pointe Property. The retail component is 84.2% occupied as of February 13, 2024.
(4)	Average Rent Per Bed for the University Pointe Property excludes four employee beds for which no underwritten base rent is attributable.

The Borrowers. The borrowers are Nob Hill Partners, LLC and Broward Student Housing, LLC, each a Florida limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the University Pointe Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Robert Konig and Steven Krausman, who are experienced owners and operators of commercial real estate. Steven Krausman is an entrepreneur, holding interests in seven commercial real estate properties including student housing, office, retail and multifamily properties.

Property Management. The University Pointe Property is self-managed with no formal management agreement.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $581,528 into a reserve account for real estate taxes and (ii) $633,393 into a reserve account for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $145,382).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $70,377).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $5,595 into a replacement reserve.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit into a tenant improvements and leasing commissions reserve account approximately $2,579, for tenant improvements and leasing commissions incurred with respect to the University Pointe Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lockbox / Cash Management. The University Pointe Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager, as applicable, into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants under non-residential leases at the University Pointe Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the University Pointe Whole Loan documents. To the extent that a Trigger Period continues to exist, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the University Pointe Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the University Pointe Whole Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the University Pointe Whole Loan documents, (ii) the debt service coverage ratio (“DSCR”) being less than 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) (provided, however, that no Trigger Period will exist pursuant to this clause (iii) if, and so long as, the Trigger Period Avoidance Conditions (as defined below) are satisfied), and (B) expiring upon, with regard to (x) clause (i) above, the cure of such event of default under the University Pointe Whole Loan documents, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.25x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Trigger Period Avoidance Conditions” means that the borrowers deposit into the excess cash flow account an amount equal to the next 18 months of full, unabated rent payments from the applicable Specified Tenant (as defined below) due pursuant to the Specified Tenant lease that triggered such Specified Tenant Trigger Period; provided that in connection with any such scheduled rent increases pursuant to the Specified Tenant lease, in order for the Trigger Period Avoidance Conditions to continue to be satisfied, the borrowers will be required to make a true up payment into the excess cash flow account such that the amount on deposit therein equals or exceeds an amount equal to the next 18 months of full, unabated rent payments from such Specified Tenant.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant giving notice that it is terminating more than 10 residential units subject to the applicable Specified Tenant lease, (ii) any termination or cancellation of more than 10 residential units subject to the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or more than 10 residential units subject to the Specified Tenant lease failing to otherwise be in full force and effect (any such occurrence in subsection (i) or (ii) above, a “Termination Trigger Event”), or (iii) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions thereof for the applicable Specified Tenant Renewal Term (as defined below) (any such occurrence, a “Renewal Trigger Event”); and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of the first to occur of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing the entire Specified Tenant space, or applicable portion thereof, in accordance with the applicable terms and conditions of the University Pointe Whole Loan documents, with the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under their lease(s), open to the public for business in such space and paying the full amount of rent due under such lease(s), or any free rent is deposited with the lender.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease; (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof; (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect; (iv) the date that the DSCR is equal to or greater than 1:30x for one calendar quarter; (v) in the event the Specified Tenant Trigger Period is due to a Renewal Trigger Event, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the University Pointe Whole Loan documents and such lease for the applicable Specified Tenant Renewal Term; (vi) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, or any free rent is deposited with the lender; or (vii) in the event the Specified Tenant Trigger Period is due to a Termination Trigger Event, the number of residential units subject to the applicable Specified Tenant lease is equal to or greater than the minimum occupancy requirement.

“Specified Tenant” means, as applicable, (i) Carnival, a division of Carnival Corporation, a Panamanian corporation, together with any successor and/or assigns thereof in accordance with the terms of the University Pointe Whole Loan documents, (ii) NSU, together with any successor and/or assigns thereof in accordance with the terms of the University Pointe Whole Loan documents, (iii) any other lessees of the space leased to a Specified Tenant as of the origination date, or any portion thereof, (iv) any guarantor of any Specified Tenant lease and (v) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

“Specified Tenant Renewal Term” means (i) with respect to any Specified Tenant other than NSU and Carnival, a minimum of two years following the maturity date of the University Pointe Whole Loan, and (ii) with respect to NSU and Carnival, a renewal term that when added to the remaining term of the applicable Specified Tenant lease is greater than 18 months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The University Pointe Property is subject to a ground lease between Nob Hill Partners, LLC, a co-borrower as landlord, and Broward Student Housing, LLC, a co-borrower as tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.9%	Net Rentable Area (Units):	619
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	APT Bayou Willows, LLC, APT Weston Oaks, LLC and APTPV, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	95.8%
Interest Rate:	7.80000%	Occupancy Date:	5/6/2024
Note Date:	5/7/2024	4th Most Recent NOI (As of)(2):	$1,172,129 (12/31/2021)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(2):	$2,729,698 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$3,165,190 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,317,988 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only	UW Revenues:	$5,332,816
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$1,985,613
Lockbox / Cash Management:	Springing	UW NOI:	$3,347,203
Additional Debt:	No	UW NCF:	$3,192,453
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$52,900,000 / $85,460
Additional Debt Type:	N/A	Appraisal Date:	4/8/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$50,081
Taxes:	$391,077	$65,179	N/A	Maturity Date Loan / Unit:	$50,081
Insurance:	$79,642	$17,608	N/A	Cut-off Date LTV:	58.6%
Replacement Reserve:	$0	$12,896	N/A	Maturity Date LTV:	58.6%
Deferred Maintenance:	$264,500	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Loan Payoff	$28,298,555	91.3%
			Return of Equity	1,024,447	3.3
			Closing Costs(3)	941,780	3.0
			Upfront Reserves	735,219	2.4
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The borrower sponsor purchased the BPW Houston Multifamily Portfolio Properties (as defined below) in three transactions between 2018 and 2021. The borrower sponsor subsequently completed capital improvements totaling approximately $5.9 million in the aggregate driving occupancy to its current level of 95.8% as of May 6, 2024, an increase from 91.9% as of December 2021. The growth in historical NOI is attributed to the acquisition, capital improvements, lease-up and rent growth of the BPW Houston Multifamily Portfolio Properties.
(3)	Closing Costs includes a rate buy-down credit of $190,000.

The Loan. The BPW Houston Multifamily Portfolio mortgage loan (the “BPW Houston Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $31,000,000 and is secured by the borrowers’ fee interest in three garden-style multifamily properties totaling 619 units located in Pasadena and Houston, Texas (the “BPW Houston Multifamily Portfolio Properties”). The BPW Houston Multifamily Portfolio Mortgage Loan accrues interest at a rate of 7.80000% per annum. The BPW Houston Multifamily Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Properties. The BPW Houston Multifamily Portfolio Properties are comprised of three garden-style multifamily properties, Bayou Willows, Weston Oaks and Pleasant Village, built in 1978, 1970 and 1972, respectively, and subsequently renovated in 2022, 2019 and 2023, respectively.

The following table presents certain information relating to the BPW Houston Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Bayou Willows	1978 / 2022	212	94.3%	$12,716,446	41.0%	$21,700,000	41.0%	$1,405,209	42.0%
Weston Oaks	1970 / 2019	267	95.1%	12,013,233	38.8	20,500,000	38.8	1,349,103	40.3
Pleasant Village	1972 / 2023	140	99.3%	6,270,321	20.2	10,700,000	20.2	592,891	17.7
Total/Wtd. Avg.		619	95.8%	$31,000,000	100.0%	$52,900,000	100.0%	$3,347,203	100.0%
(1)	Source: Appraisals.
(2)	The BPW Houston Multifamily Portfolio Mortgage Loan documents do not permit the release of any of the BPW Houston Multifamily Portfolio Properties.
(3)	As provided by the borrowers as of May 6, 2024.

Bayou Willows. As of May 6, 2024, the Bayou Willows mortgaged property was 94.3% occupied. The Bayou Willows mortgaged property is located at 4102 Young Street, approximately 16 miles southeast of downtown Houston. The 9.99-acre parcel is improved with 20 two-story apartment buildings and one single-story leasing office. Community amenities include an on-site manager and leasing office, laundry facilities, swimming pool and a dog park. The Bayou Willows mortgaged property features one-, two- and three-bedroom layouts ranging in size from 680 to 1,200 square feet. Market rents range from approximately $800 to $1,185 per month, with an average market rent of approximately $943 and an average unit size of 896 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, mini-blinds, ceramic tiling throughout and dishwashers. Washer/dryer connections are available in all units except for one-bedrooms. Private patios and balconies are available in all units and ceiling fans are available in some units. The Bayou Willows mortgaged property is subject to a land use restriction agreement in favor of The Texas Department of Housing and Community Affairs made in connection with the allocation of federal low-income housing tax credits under Internal Revenue Code Section 42. The agreement generally requires that all of the units be reserved for tenants earning no more than 60% of the area median income, subject to certain rental restrictions.

The borrower sponsor acquired the Bayou Willows mortgaged property in November 2021 for a purchase price of approximately $13.25 million. Upon acquisition, the borrower sponsor completed approximately $2.2 million in capital improvements including replacement of 15 of 21 roofs, unit rehab, exterior repairs, ceramic tiling, HVAC replacement and other expenditures.

Bayou Willows Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	64	30.2%	61	95.3%	43,520	680	$800	$1.18	$732	$1.08
2 BR / 1 BA	76	35.8	72	94.7%	66,880	880	$935	$1.06	$907	$1.03
2 BR / 2 BA	40	18.9	36	90.0%	41,200	1,030	$995	$0.97	$933	$0.91
3 BR / 2 BA	32	15.1	31	96.9%	38,400	1,200	$1,185	$0.99	$1,100	$0.92
Total/Wtd. Avg.	212	100.0%	200	94.3%	190,000	896	$943	$1.05	$888	$0.99
(1)	As provided by the borrowers as of May 6, 2024.
(2)	Source: Appraisal.

Weston Oaks. As of May 6, 2024, the Weston Oaks mortgaged property was 95.1% occupied. The Weston Oaks mortgaged property is located at 1111 and 1141 Burke Road, approximately 15 miles southeast of downtown Houston. The 7.97-acre parcel is improved with six, two-story apartment buildings and eight, three-story apartment buildings. Community amenities include an on-site manager and leasing office, two laundry facilities, 266 carports and a playground. The Weston Oaks mortgaged property features one-, two- and three-bedroom layouts ranging in size from 624 to 1,350 square feet. Market rents range from approximately $695 to $1,105 per month, with an average market rent of approximately $804 and an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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average unit size of 781 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, mini-blinds and ceramic tiling. Private patios and balconies are available in select units. There are currently eight down units at the Weston Oaks mortgaged property due to a fire at one of the buildings. The engineering report recommended an immediate repair cost equal to $120,000, which was included in the upfront deferred maintenance reserve established at origination of the BPW Houston Multifamily Portfolio Mortgage Loan.

The borrower sponsor acquired the Weston Oaks mortgaged property in 2018 for a purchase price of approximately $15.2 million. Upon acquisition, the borrower sponsor completed approximately $2.6 million in capital improvements including roof work, unit rehab, exterior repairs, ceramic tiling, HVAC replacement and other expenditures.

Weston Oaks Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	80	30.0%	77	96.3%	49,920	624	$695	$1.11	$656	$1.05
1 BR / 1 BA	23	8.6	23	100.0%	14,950	650	$720	$1.11	$695	$1.07
2 BR / 1.5 BA	41	15.4	40	97.6%	30,135	735	$810	$1.10	$836	$1.14
2 BR / 1 BA	82	30.7	81	98.8%	67,404	822	$845	$1.03	$800	$0.97
2 BR / 2 BA	23	8.6	23	100.0%	21,850	950	$870	$0.92	$843	$0.89
3 BR / 2.5 BA	18	6.7	10	55.6%	24,300	1,350	$1,105	$0.82	$1,001	$0.74
Total/Wtd. Avg.	267	100.0%	254	95.1%	208,559	781	$804	$1.03	$764	$0.99
(1)	As provided by the borrowers as of May 6, 2024.
(2)	Source: Appraisal.

Pleasant Village. As of May 6, 2024, the Pleasant Village mortgaged property was 99.3% occupied. The Pleasant Village mortgaged property is located at 1922 Pleasantville Drive, approximately eight miles east of downtown Houston. The 9.60-acre parcel is improved with 39, one-story apartment buildings and one single-story leasing office/community center. Community amenities include an on-site manager and leasing office, a laundry facility, chapel, barbershop and a meeting room with a kitchen. The Pleasant Village mortgaged property features one- and two-bedroom layouts ranging in size from 650 to 950 square feet. Market rents range from approximately $670 to $880 per month, with an average market rent of approximately $702 and an average unit size of 695 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, mini-blinds and ceramic tiling throughout. Private patios and balconies are available in all units and ceiling fans are available in some units.

The borrower sponsor acquired the Pleasant Village mortgaged property in August 2021 for a purchase price of approximately $7.42 million. Upon acquisition, the borrower sponsor completed approximately $1.1 million in capital improvements including replacement of unit rehab, exterior repairs, ceramic tiling, HVAC repair/replacement and other expenditures.

Pleasant Village Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	119	85.0%	118	99.2%	77,350	650	$670	$1.03	$676	$1.04
2 BR / 1 BA	21	15.0	21	100.0%	19,950	950	$880	$0.93	$787	$0.83
Total/Wtd. Avg.	140	100.0%	139	99.3%	97,300	695	$702	$1.01	$693	$1.00
(1)	As provided by the borrowers as of May 6, 2024.
(2)	Source: Appraisal.

The Markets. According to the appraisal, the Bayou Willows mortgaged property is located in the Houston Area multifamily market. As of March 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 11.6%. According to the appraisal, the Bayou Willows mortgaged property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of March 2024, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.23 and vacancy was 13.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Bayou Willows mortgaged property was 14,729, 126,391 and 313,855, respectively. The estimated 2023 average household income within the same radii was $66,705, $73,937 and $79,811, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Bayou Willows mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Bayou Willows 4102 Young Street Pasadena, TX	1978 / 2022	94.3%	212	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	680 880 1,030 1,200	$1.08 $1.03 $0.91 $0.92	$732 $907 $933 $1,100
Villas at Shaver LIHTC 3271 South Shaver Road Pasadena, TX	2008 / NAP	98.0%	240	1BR / 1BA 60% AMI 2BR / 2BA 60% AMI 3BR / 2BA 60% AMI	752 1,007 1,106	$1.31 $1.17 $1.24	$987 $1,181 $1,370
Granada Terrace – LIHTC 1301 Avenue A Pasadena, TX	1968 / 2020	94.0%	156	1BR / 1BA HAP 2BR / 1BA HAP	625 815	$1.50 $1.42	$940 $1,154
The Life at Park View – LIHTC 2730 Lafferty Pasadena, TX	1967 / 1995	88.0%	309	1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 2BR / 2BA 60% AMI 2BR / 2BA 60% AMI 2BR / 2BA 60% AMI 2BR / 1BA 60% AMI 3BR / 2BA 60% AMI	729 720 625 640 556 1,120 1,040 925 880 1,377	$1.30 $1.32 $1.36 $1.48 $1.57 $1.06 $1.10 $1.23 $1.25 $1.00	$948 $948 $848 $948 $875 $1,192 $1,142 $1,142 $1,100 $1,371
Park on Burke 4747 Burke Road Pasadena, TX	1978 / 2012	88.0%	160	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2BA	650 575 650 575 1,000 1,000 740 740 1,100 1,100	$1.43 $1.53 $1.54 $1.68 $1.38 $1.43 $1.52 $1.62 $1.34 $1.39	$930 $880 $1,000 $965 $1,375 $1,425 $1,125 $1,200 $1,475 $1,525
The Ashmore 4201 Fairmont Parkway Pasadena, TX	1978 / 2016	92.0%	696	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1.5BA 3BR / 2BA	683 648 614 602 570 1,085 957 965 864 783 810 1,170	$1.40 $1.44 $1.47 $1.49 $1.50 $1.12 $1.29 $1.33 $1.38 $1.48 $1.50 $1.39	$955 $930 $905 $895 $855 $1,215 $1,230 $1,285 $1,190 $1,160 $1,215 $1,630
Parc Bay 3650 Burke Road Pasadena, TX	1983 / NAP	91.0%	120	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA	700 660 600 945 845	$1.41 $1.45 $1.48 $1.26 $1.34	$990 $955 $890 $1,195 $1,130

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6– BPW Houston Multifamily Portfolio

According to the appraisal, the Weston Oaks mortgaged property is located in the Houston Area multifamily market. As of March 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 11.6%. According to the appraisal, the Weston Oaks mortgaged property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of March 2024, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.23 and vacancy was 13.0%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Weston Oaks mortgaged property was 24,170, 114,749 and 243,725, respectively. The estimated 2023 average household income within the same radii was $68,658, $70,297 and $79,762, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Weston Oaks mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Weston Oaks 1111 and 1141 Burke Road Pasadena, TX	1970 / 2019	95.1%	267	1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 2BA 3BR / 2.5BA	624 650 735 822 950 1,350	$1.05 $1.07 $1.14 $0.97 $0.89 $0.74	$656 $695 $836 $800 $843 $1,001
Linda Vista 701 Preston Road Pasadena, TX	1972 / 2009	91.0%	264	1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	655 965 930 1,250	$1.28 $0.99 $1.00 $0.96	$840 $960 $930 $1,200
Jasmine Park 2701 Pasadena Boulevard Pasadena, TX	1982 / NAP	90.0%	120	1BR / 1BA 2BR / 2BA 3BR / 2BA	585 870 1,100	$1.45 $1.26 $1.27	$850 $1,100 $1,400
Cherrybrook Place 2320 Cherrybrook Lane Pasadena, TX	1969 / NAP	93.0%	241	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2BA 3BR / 2BA 3BR / 2BA	762 762 961 961 882 882 1,524 1,209 1,209 1,524	$1.08 $1.13 $1.07 $1.09 $1.10 $1.15 $0.92 $1.01 $1.03 $1.05	$825 $861 $1,029 $1,050 $971 $1,013 $1,395 $1,225 $1,240 $1,600
Oakwood Village 3120 Pasadena Boulevard Pasadena, TX	1971 / NAP	94.0%	208	1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA 3BR / 2BA	686 1,100 869 884 1,200	$1.35 $1.16 $1.22 $1.22 $1.17	$925 $1,280 $1,060 $1,080 $1,400
Camino Del Sol 1120 Red Bluff Pasadena, TX	1973 / NAP	96.0%	122	1BR / 1BA 2BR / 1BA	610 810	$1.39 $1.25	$849 $1,009

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of May 6, 2024.

According to the appraisal, the Pleasant Village mortgaged property is located in the Houston Area multifamily market. As of March 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 11.6%. According to the appraisal, the Pleasant Village mortgaged property is located in the I-10 East/Woodforest/Channelview multifamily submarket. As of March 2024, the I-10 East/Woodforest/Channelview multifamily submarket average monthly asking rent per square foot was $1.27 and vacancy was 15.5%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Pleasant Village mortgaged property was 4,675, 73,001 and 232,943, respectively. The estimated 2023 average household income within the same radii was $45,226, $56,739 and $62,836, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the Pleasant Village mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Pleasant Village 1922 Pleasantville Drive Houston, TX	1972 / 2023	99.3%	140	1BR / 1BA 2BR / 1BA	650 950	$1.04 $0.83	$676 $787
Jacinto Palms 10202 Challenger 7 Drive Houston, TX	1974 / NAP	86.0%	123	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	705 615 615 900 900	$1.37 $1.38 $1.42 $1.22 $1.25	$969 $849 $874 $1,099 $1,124
Royal Wayside 1010 South Wayside Houston, TX	1962 / 2011	98.0%	101	1BR / 1BA 2BR / 1BA 2BR / 2BA	644 844 916	$1.84 $1.66 $1.66	$1,185 $1,400 $1,525
Bayou Palms 13455 Woodforest Houston, TX	1969 / NAP	95.0%	158	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA	750 700 650 957 900 850	$1.20 $1.29 $1.33 $1.23 $1.28 $1.29	$900 $900 $865 $1,175 $1,150 $1,100
Casa de Grande 907 Ashland Channelview, TX	1980 / 2017	95.0%	122	1BR / 1BA 2BR / 1BA	600 750	$0.80 $0.83	$480 $620
Amber Creek 810 Fair Oaks Road Houston, TX	1977 / NAP	98.0%	237	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA	689 830 702 1,400	$1.15 $1.20 $1.40 $1.00	$795 $1,000 $985 $1,400
Fair Oaks 910 Fair Oaks Houston, TX	1975 / 2019	94.0%	122	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	836 736 640 928 1,400	$1.09 $1.11 $1.26 $1.11 $0.91	$909 $819 $809 $1,029 $1,279

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of May 6, 2024.

Environmental. According to the Phase I environmental assessments dated April 18, 2024, there was no evidence of any recognized environmental conditions at the BPW Houston Multifamily Portfolio Properties.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
91.9%	94.4%	96.6%	95.8%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6– BPW Houston Multifamily Portfolio
Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023(1)	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$2,342,161	$4,688,449	$5,126,239	$5,267,190	$5,786,269	$9,348	100.0%
Net Rental Income	$2,342,161	$4,688,449	$5,126,239	$5,267,190	$5,786,269	$9,348	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(519,080)	(839)	(9.0)
Other Income	38,528	40,324	61,649	65,627	65,627	106	1.1
Effective Gross Income	$2,380,690	$4,728,773	$5,187,889	$5,332,816	$5,332,816	$8,615	92.2%

Total Expenses	$1,208,560	$1,999,074	$2,022,699	$2,014,828	$1,985,613	$3,208	37.2%

Net Operating Income	$1,172,129	$2,729,698	$3,165,190	$3,317,988	$3,347,203	$5,407	62.8%

Total TI/LC, Capex/RR	0	0	0	0	154,750	250	2.9

Net Cash Flow	$1,172,129	$2,729,698	$3,165,190	$3,317,988	$3,192,453	$5,157	59.9%
(1)	The borrower sponsor purchased the BPW Houston Multifamily Portfolio Properties in three transactions between 2018 and 2021. The borrower sponsor subsequently completed capital improvements totaling approximately $5.9 million in the aggregate driving occupancy to its current level of 95.8% as of May 6, 2024, an increase from 91.9% as of December 2021. The growth in historical NOI is attributed to the acquisition, capital improvements, lease-up and rent growth of the BPW Houston Multifamily Portfolio Properties.
(2)	TTM reflects the trailing 12 months ending March 31, 2024.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are APT Bayou Willows, LLC, APT Weston Oaks, LLC and APTPV, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the BPW Houston Multifamily Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Gary W. Gates, Jr., who owns and manages 46 multifamily properties totaling approximately 9,500 units primarily in the greater Houston, Texas area.

Property Management. The BPW Houston Multifamily Portfolio Properties are managed by Gatesco, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $391,077 for real estate taxes, (ii) approximately $79,642 for insurance premiums and (iii) $264,500 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $65,179.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $17,608.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $12,896 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The BPW Houston Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The BPW Houston Multifamily Portfolio Mortgage Loan requires that during the continuance of a BPW Houston Multifamily Portfolio Sweep Event Period (as defined below), the borrowers or property manager, as applicable, are required to establish and maintain a lockbox account for the remainder of the BPW Houston Multifamily Portfolio Mortgage Loan term. Following a BPW Houston Multifamily Portfolio Sweep Event Period, the borrowers are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a BPW Houston Multifamily Portfolio Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the BPW Houston Multifamily Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the BPW Houston Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the BPW Houston Multifamily Portfolio Mortgage Loan. To the extent that no BPW Houston Multifamily Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6– BPW Houston Multifamily Portfolio

A “BPW Houston Multifamily Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the BPW Houston Multifamily Portfolio Mortgage Loan documents; or (ii) commencing on or after November 7, 2024, the date on which the debt service coverage ratio (“DSCR”) (based on a 30-year amortization schedule) is less than 1.10x based on the trailing 12 months.

A BPW Houston Multifamily Portfolio Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion and (b) clause (ii), upon the DSCR (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

Floor	Tenant	
22	C-Bridge Capital Nov-2026 | 10,278 SF	
21	Partners Capital Investment Aug-2030 | 10,421 SF	
20	Owl Creek Asset Management LP Apr-2025 | 10,183 SF	
19	Avalon Aerospace (New York) Jul-2029 | 10,295 SF	
18	HS Management Partners LLC Sep-2026 | 10,523 SF	
17	Dune Real Estate Partners Jul-2026 | 10,523 SF	
16	Nomura Holding America Inc Mar-2026 | 10,523 SF	
15	The Klein Group LLC Mar-2035 | 10,531 SF	
14	The Klein Group LLC Mar-2035 | 9,458 SF	
12	The Klein Group LLC Mar-2035 | 10,114 SF	
11	Hamlin Capital Management LLC Oct-2029 | 12,875 SF	
10	Houlihan Lokey Advisors Jun-2026 | 12,875 SF	
9	Buchanan Ingersol & Rooney Jan-2029 | 16,816 SF	
8	Prospect Ridge Advisors Dec-2032 | 15,852 SF	VNO Building Office Dec-2050 | 3,497 SF
7	Abbott Capital Management Dec-2032 | 20,019SF	
6	Vacant 20,612 SF	
5	Fidelity Real Estate Company Nov-2026 | 20,774 SF	
4	Fidelity Real Estate Company Nov-2026 | 19,841 SF	

Floor	Tenant			
3	Victoria's Secret Jan-2032 | 14,991 SF			
2	Victoria's Secret Jan-2032 | 13,893 SF			
1	Victoria's Secret Jan-2032 | 9,352 SF	Victoria's Secret Jan-2032 | 2,087 SF	Vacant – Side Street Retail [1] 1,647 SF	Dyson Aug-2027 | 2,964 SF
B1	Victoria's Secret Jan-2032 | 15,512 SF		Victoria's Secret Jan-2032 | 4,426 SF	
B2	Victoria's Secret Jan-2032 | 3,518 SF			Dyson Aug-2027 | 133 SF

1. Vacant side street retail space located on ground floor of the Property is located on 52nd St, not Fifth Avenue

Key	Status
(blue)	Occupied
(red)	Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title(4):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	3.1%	Net Rentable Area (SF):	314,533
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	640 Fifth Avenue Owner LLC	Year Built / Renovated:	1949 / 2003
Borrower Sponsor:	Vornado Realty Trust	Occupancy:	92.9%
Interest Rate:	6.12933%	Occupancy Date:	1/31/2024
Note Date:	6/10/2024	4th Most Recent NOI (As of):	$51,524,481 (12/31/2020)
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of):	$48,824,168 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$47,771,835 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$53,799,655 (12/31/2023)
Original Amortization Term:	NAP	UW Economic Occupancy:	100.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$77,479,026
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$21,293,412
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$56,185,614
Additional Debt(1):	Yes	UW NCF:	$48,532,770
Additional Debt Balance(1):	$275,000,000 / $100,000,000	Appraised Value / Per SF:	$720,000,000 / $2,289
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	2/28/2024

Escrows and Reserves(3)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$954	$1,272
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$870	$1,160
Replacement Reserve:	$0	Springing	$195,217	Cut-off Date LTV:	41.7%	55.6%
Rollover Reserve:	$1,567,900	$500,000	$15,000,000	Maturity Date LTV:	38.0%	50.7%
Free Rent Reserve:	$1,648,112	$0	N/A	UW NCF DSCR:	2.04x	1.31x
				UW NOI Debt Yield:	18.7%	14.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$300,000,000	59.3%	Loan Payoff	$501,608,063	99.1%
Equity Contribution	106,245,190	21.0	Upfront Reserves	3,216,012	0.6
Mezzanine Loan Amount	100,000,000	19.8	Closing Costs	1,421,115	0.3

Total Sources	$506,245,190	100.0%	Total Uses	$506,245,190	100.0%
(1)	The 640 5th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million (the “640 5th Avenue Whole Loan”). The Financial Information in the chart above reflects, respectively, the Cut-off Date Balance of the 640 5th Avenue Whole Loan and of the 640 5th Avenue Total Debt (as defined below) inclusive of a $100,000,000 mezzanine loan.
(2)	The lockout period for prepayment of the 640 5th Avenue Whole Loan, in whole will be at least 24 months beginning with and including the first payment date on August 1, 2024; provided that partial prepayment to resize the 640 5th Avenue Whole Loan to satisfy certain debt yield requirements are permitted during the whole loan term with applicable yield maintenance therewith. Defeasance of the 640 5th Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2027. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the owner of the property located at 650 5th Avenue (the “Air Rights Tenant”), who subleased the 640 5th Avenue Property (other than development rights relating to one of the two buildings comprising the 640 5th Avenue Property, which was retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for purposes of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant, as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.
(5)	The 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan (as defined below) have fixed amortization for their entire 60-month loan terms. With respect to the 640 5th Avenue Whole Loan, the borrower is required to make payments on each monthly payment date, as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment. With respect to the 640 5th Avenue Mezzanine Loan, the mezzanine borrower is required to make payments on each monthly payment date as follows: (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The Loan. The 640 5th Avenue mortgage loan (the “640 5th Avenue Mortgage Loan”) is part of a whole loan evidenced by 10 pari passu notes that is secured by the borrower’s fee and leasehold interest in a 314,533 square foot mixed-use property comprised of two abutting and interconnected buildings facing Fifth Avenue and West 52nd Street (other than development rights relating to the West 52nd Street building), respectively, in New York, New York (the “640 5th Avenue Property”). A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the Air Rights Tenant, who subleased the 640 5th Avenue Property (other than other than development rights relating to the West 52nd Street building, which was retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for the purpose of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant, as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

The 640 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Note A-8, has an outstanding principal balance as of the Cut-off Date of $25,000,000. The 640 5th Avenue Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) and has an aggregate outstanding principal balance as of the Cut-off Date of $300,000,000. The 640 5th Avenue Whole Loan has fixed amortization, as described below for the entire term and accrues interest on an Actual/360 basis.

The borrower is required to make payments on each monthly payment date for the 640 5th Avenue Whole Loan as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment.

The 640 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust until the controlling Note A-1 is securitized, whereupon the 640 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	MSBNA	Yes
A-2(1)	$37,500,000	$37,500,000	MSBNA	No
A-3(1)	$30,000,000	$30,000,000	MSBNA	No
A-4(1)	$20,000,000	$20,000,000	MSBNA	No
A-5(1)	$60,000,000	$60,000,000	GSBI	No
A-6(1)	$40,000,000	$40,000,000	GSBI	No
A-7(1)	$20,000,000	$20,000,000	GSBI	No
A-8	$25,000,000	$25,000,000	BBCMS 2024-5C27	No
A-9(1)	$17,500,000	$17,500,000	BMO	No
A-10(1)	$10,000,000	$10,000,000	BMO	No
Whole Loan	$300,000,000	$300,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 640 5th Avenue Property consists of both (i) a 22-story, Class A office building with multi-level retail space commonly known as 640 Fifth Avenue (the “Fifth Avenue Building”), and (ii) a two-story commercial building on the south side commonly known as 6 West 52nd Street (the “6 West 52nd Street Building”). The Fifth Avenue Building and the 6 West 52nd Street Building are interconnected and share certain paths of ingress and egress. The 640 5th Avenue Property (inclusive of the 6 West 52nd Street Building) totals 314,533 square feet, which consists of 245,740 square feet of office space (78.1% of NRA and 30.9% of underwritten base rent), 58,359 square feet of retail space (18.6% of NRA and 67.8% of underwritten base rent) and 10,434 square feet of storage space (3.3% of NRA and 1.2% of underwritten base rent). As of January 1, 2024, 91.7% of the office space (“Office NRA”) is leased to 15 tenants and 97.2% of the retail space (“Retail NRA”) and 97.4% of the storage space is leased to two tenants, Victoria’s Secret and Dyson. The Fifth Avenue Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

includes retail spaces located on the first three levels of the building and office spaces on the remaining 19 levels of the building.

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	245,740	78.1%	91.7%	$20,885,412	30.9%	$92.66
Retail	58,359	18.6%	97.2%	$45,771,452	67.8%	$807.09
Storage	10,434	3.3%	97.4%	$831,121	1.2%	$81.77
Total / Wtd. Avg.	314,533	100.0%	92.9%	$67,487,985	100.0%	$230.91
(1)	Based on the underwritten rent roll dated January 31, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through June 2025.
(3)	UW Base Rent PSF excludes vacant space.

The 640 5th Avenue Property has been the recipient of an Industrial and Commercial Tax Abatement (the “ICAP Tax Abatement”) that commenced on July 1, 2019 and is scheduled to end on July 1, 2029, which is set to be phased out beginning in July 2024. The ICAP Tax Abatement originally provided a 100% tax abatement of the 640 5th Avenue Property’s assessment value, which abatement amount will be reduced to 80.0% of such assessment value in July 2024, 60.0% in July 2025, 40.0% in July 2026 and 20.0% in July 2027 until termination. The total benefit from the ICAP Tax Abatement is estimated in the table below.

ICAP Tax Abatement
Tax Year	ICAP Year	ICAP Phase-out	ICAP Benefit	Reduction in Benefit
2019/20	1	100%	$3,074,549	588,138
2020/21	2	100%	3,074,549	588,138
2021/22	3	100%	3,074,549	588,138
2022/23	4	100%	3,074,549	588,138
2023/24	5	100%	3,074,549	588,138
2024/25	6	80%	2,459,639	470,511
2025/26	7	60%	1,844,729	352,883
2026/27	8	40%	1,229,820	235,255
2027/28	9	20%	614,910	117,628
2028/29	10	20%	614,910	117,628
Total / Wtd Avg.			22,136,752	4,234,597

Major Tenants. The largest tenants by underwritten base rent at the 640 5th Avenue Property are Victoria’s Secret, Dyson and The Klein Group LLC.

Victoria’s Secret (63,779 square feet; 20.3% of Total NRA; 92.1% of Retail NRA; 54.5% of underwritten base rent): Victoria’s Secret (NYSE: VSCO) is a clothing retailer specializing in selling intimate garments and undergarments. The company is the largest intimates retailer in the world and produces a range of products such as bras, panties, lingerie, swimwear and sleepwear, which are sold to customers across the United States and globally. Victoria’s Secret spun off L Brands in 2021 and reported a net income of $109 million on $6.182 billion of net sales in 2023. The 640 5th Avenue Property is the flagship location for Victoria’s Secret. Victoria’s Secret’s lease at the 640 5th Avenue Property commenced in February 2016, expires January 31, 2032 and has one, 10-year renewal option and no termination options.

Dyson (3,097 square feet; 1.0% of Total NRA; 5.1% of Retail NRA ;14.6% of underwritten base rent): Dyson is a multi-national Singapore based appliances company. Dyson produces a range of products such as vacuum cleaners, hair care, air purifiers, headphones and lighting. Dyson was founded in 1991 and employs approximately 14,000 people. Dyson’s lease at the 640 5th Avenue Property commenced in March 2017, expires August 27, 2027 and has no renewal or termination options.

The Klein Group LLC (30,103 square feet; 9.6% of Total NRA; 12.2% of Office NRA; 5.1% of underwritten base rent): The Klein Group LLC is a provider of brokerage services. The Klein Group LLC offers investment banking, trading, private

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

placement of securities and investment advisory services. The Klein Group LLC’s lease at the 640 5th Avenue Property commenced in June 2015 and was amended in May 2019 and April 2023 to expand its leased space at the 640 5th Avenue Property. The lease is scheduled to expire on April 14, 2034, and the tenant has no renewal option. The Klein Group LLC has a two-time right to terminate its lease, effective either (i) December 31, 2027 and (ii) December 31, 2029, subject to, among other things, providing notice to the borrower no later than a year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default has occurred and is continuing under the lease and the payment of a termination fee

The following table presents certain information relating to the historical occupancy of the 640 5th Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
85.8%	93.4%	92.6%	92.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to the tenants at the 640 5th Avenue Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Victoria's Secret	Retail and Storage	Ba3/BB-/NR	63,779	20.3%	$576.42	$36,763,592	54.5%	1/31/2032
Dyson	Retail and Storage	NR/NR/NR	3,097	1.0	$3,176.94	9,838,981	14.6	8/27/2027
The Klein Group LLC(4)	Office	NR/NR/NR	30,103	9.6	$115.00	3,461,845	5.1	4/14/2034
Fidelity Real Estate Company(5)	Office	NR/NR/NR	40,615	12.9	$80.00	3,249,200	4.8	11/30/2026
Houlihan Lokey Advisors(6)	Office	NR/NR/NR	12,875	4.1	$112.00	1,442,000	2.1	6/30/2026
Abbot Capital Management	Office	NR/NR/NR	20,019	6.4	$68.00	1,361,292	2.0	12/31/2032
Buchanan Ingersoll & Rooney(7)	Office	NR/NR/NR	16,816	5.3	$80.00	1,345,280	2.0	1/31/2029
Hamlin Capital Mgmt LLC	Office	NR/NR/NR	12,875	4.1	$100.00	1,287,500	1.9	10/31/2029
C-Bridge Capital	Office	NR/NR/NR	10,278	3.3	$120.00	1,233,360	1.8	11/30/2026
Dune Real Estate Partners LP	Office	NR/NR/NR	10,523	3.3	$112.00	1,178,576	1.7	7/31/2026
HS Management Partners LLC	Office	NR/NR/NR	10,523	3.3	$112.00	1,178,576	1.7	9/30/2026
Nomura Greentech Capital(8)	Office	NR/NR/NR	10,523	3.3	$110.00	1,157,530	1.7	3/31/2026
Prospect Ridge Advisors(9)	Office	NR/NR/NR	15,852	5.0	$73.00	1,157,196	1.7	12/31/2032
Avolon Aerospace (New York)(10)	Office	NR/NR/NR	10,295	3.3	$101.00	1,039,795	1.5	7/31/2029
Partners Capital Investment	Office	NR/NR/NR	10,421	3.3	$90.00	937,890	1.4	8/31/2030
Owl Creek Asset Management LP	Office	NR/NR/NR	10,183	3.2	$84.00	855,372	1.3	4/30/2025
VNO Building Office	Office	NR/NR/NR	3,497	1.1	$0.00	0	0.0	12/31/2050
Office/Retail Tenants			292,274	92.9%	$230.91	$67,487,985	100.0%
Remaining Occupied			0	0.0	$0.00	0	0.0
Total Occupied			292,274	92.9%	$230.91	$67,487,985	100.0%
Vacant Space			22,259	7.1
Collateral Total			314,533	100.0%

(1)	Based on the underwritten rent roll dated January 31, 2024, with contractual rent steps through June 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through June 2025.
(4)	The Klein Group LLC is entitled to $1,648,112 in free rents through February 2025. At origination, the borrower deposited $1,648,112 into the free rent reserve, which will be disbursed in accordance with the schedule set forth in the related loan documents. For more details, see “Description of the Mortgage Loans” in the Preliminary Prospectus. In addition, the tenant has a two-time right to terminate its lease, effective either (i) December 31, 2027 and (ii) December 31, 2029, subject to, among other things, providing notice to the borrower no later than a year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default has occurred and is continuing under the lease and the payment of a termination fee.
(5)	Fidelity Real Estate Company has subleased 19,841 square feet to Advisor Group in Suite 401, which commenced on October 1, 2020, is scheduled to expire on October 31, 2026 and provides for approximately $907,726 in annual rent to Fidelity Real Estate Company.
(6)	Houlihan Lokey Advisors has subleased all of its 12,875 square feet to Triple P Services LLC in Suite 1000, which commenced on June 7, 2023, is scheduled to expire on June 29, 2026 and provides for $965,625 in annual rent to Houlihan Lokey Advisors.
(7)	Buchanan Ingersoll & Rooney has a one-time right to terminate its lease, effective January 2, 2026, subject to providing notice to the borrower no later than November 8, 2024 and the payment of a termination fee.
(8)	Nomura Greentech Capital has subleased all of its 10,523 square feet to Kershner Trading Group in Suite 1600, which commenced on December 14, 2020, is scheduled to expire on March 30, 2026 and provides for $631,380 in annual rent to Nomura Greentech Capital.
(9)	Prospect Ridge has a one-time right to terminate its lease effective December 31, 2029, subject to providing notice to the borrower no later than October 7, 2028 and payment of a termination fee.
(10)	Avolon Aerospace (New York) has subleased all of its 10,295 square feet to Trinet USA in Suite 1900, which commenced on September 7, 2022, is scheduled to expire on June 30, 2029 and provides for $844,190 in annual rent to Avolon Aerospace (New York).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to the tenant lease expirations at the 640 5th Avenue Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM	2	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	2	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	1	10,183	3.2	855,372	1.3	10,183	3.2%	$855,372	1.3%
2026	8	95,337	30.3	9,439,242	14.0	105,520	33.5%	$10,294,614	15.3%
2027	1	3,097	1.0	9,838,981	14.6	108,617	34.5%	$20,133,595	29.8%
2028	1	0	0.0	0	0.0	108,617	34.5%	$20,133,595	29.8%
2029	3	39,986	12.7	3,672,575	5.4	148,603	47.2%	$23,806,170	35.3%
2030	1	10,421	3.3	937,890	1.4	159,024	50.6%	$24,744,060	36.7%
2031	0	0	0.0	0	0.0	159,024	50.6%	$24,744,060	36.7%
2032	3	99,650	31.7	39,282,080	58.2	258,674	82.2%	$64,026,140	94.9%
2033	0	0	0.0	0	0.0	258,674	82.2%	$64,026,140	94.9%
2034	1	30,103	9.6	3,461,845	5.1	288,777	91.8%	$67,487,985	100.0%
2035 & Beyond	1	3,497	1.1	0	0.0	292,274	92.9%	$67,487,985	100.0%
Vacant	NAP	22,259	7.1	NAP	NAP	314,533	100.0%	NAP	NAP
Total / Wtd. Avg.	24(5)	314,533	100.0%	$67,487,985	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through June 2025.
(5)	The number of expiring leases includes 15 office tenants, two retail/storage tenants and seven other tenants, and excludes the Air Rights Lease (as defined below). No net rentable area or underwritten base rent is attributable to other tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to the operating history and underwritten net cash flow of the 640 5th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent	$60,784,545	$61,607,022	$59,918,692	$61,922,806	$64,089,076	$65,997,448	$209.83	85.2%
Free Rent	(1,626,528)	0	(334,847)	(2,247,718)	(730,003)	0	$0.00	0.0
Percentage Rent	(73,405)	0	0	0	0	0	$0.00	0.0
Rent Steps	0	0	0	0	0	1,490,537	$4.74	1.9
Recovery Income	4,318,055	5,394,737	5,869,822	6,714,695	7,448,692	8,824,722	$28.06	11.4
Other Income(3)	1,189,908	1,200,647	1,197,940	1,181,296	1,229,121	1,166,319	$3.71	1.5
Gross Potential Rent	$64,592,575	$68,202,405	$66,651,606	$67,571,078	$72,036,886	$77,479,026	$246.33	100.0%
(Vacancy/Credit Loss/Abatements)	0	(1,465)	0	0	0	0	$0.00	0.0
Effective Gross Income	$64,592,575	$68,200,940	$66,651,606	$67,571,078	$72,036,886	$77,479,026	$246.33	100.0%
Total Expenses(4)	16,729,042	16,676,459	17,827,438	19,799,244	18,237,231	21,293,412	$67.70	27.5
Net Operating Income(5)(6)	$47,863,533	$51,524,481	$48,824,168	$47,771,835	$53,799,655	$56,185,614	$178.63	72.5%
Capital Expenditures	0	0	0	0	0	78,633	$0.25	0.1
TI/LC	0	0	0	0	0	7,574,210	$24.08	9.8
Net Cash Flow	$47,863,533	$51,524,481	$48,824,168	$47,771,835	$53,799,655	$48,532,770	$154.30	62.6%
(1)	Based on the underwritten rent roll dated January 31, 2024, with contractual rent steps through June 2025.
(2)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(3)	Other Income is based on the borrower’s 2024 budget and is largely comprised of the Air Rights Lease income paid in the form of a fixed annual lease payment to the borrower from the adjacent building. Income from the Air Rights Lease as of the end of 2023 was approximately $1.2 million.
(4)	Tax benefits from the ICAP Tax Abatement were underwritten based on the borrower-provided ICAP tax abatement schedule.
(5)	The 640 5th Avenue Property receives an annual fixed rent payment from the Air Rights Tenant (the fee owner of the real property known as 650 Fifth Avenue), pursuant to the related ground leases (collectively, the “Air Rights Lease”) that expire on July 30, 2070. The annual rent from the Air Rights Lease as of July 1, 2024 is $1,166,319.00 per annum, payable monthly in installments of $97,193.25. Annual rent must reset as of August 1, 2024 and must be in an amount equal to the greater of the rental rate for the prior period (i.e., $1,166,319 per annum) or an amount equal to 1.6065% of the fair value of the land as determined by a qualified, third-party appraisal (the “Appraised Rental”) which valuation is required to be as of February 1, 2024. As of the date of the loan agreement, the borrower and the Air Rights Tenant are in continuing negotiations regarding the amount of the Appraised Rental, provided, however, that such amount may not be no lower than the rental rate for the prior period (i.e., $1,166,319 per annum). If the Appraised Rental is not finalized by August 1, 2024, the Air Rights Tenant will be required to continue to pay rent at the prior rental rate (i.e., $1,166,319 per annum), and upon determination of the Appraised Rental (assuming such rate is higher that the rental rate for the prior period), the Air Rights Tenant will pay the difference between the Appraised Rental and the rent paid on account for all months elapsed theretofore on the first day of the month following such determination. Upon resolution of the final rental rate, such rental rate will remain in effect through July 31, 2047, at which time, the rental rate will again be the greater of the rental for the prior period or 1.6065% of the fair value of the land.
(6)	Base rent for two of the retail suites is above market. Based on the appraiser’s market rents for these two suites, the Underwritten Net Operating Income would be approximately $46,959,997. The 640 5th Avenue Whole Loan underwritten NOI Debt Yield would decrease from 18.7% to 15.7% and the underwritten NOI Debt Service Coverage Ratio would decrease from 2.37x to 1.98x.

Environmental. According to the Phase I environmental assessment dated April 17, 2024, there was no evidence of any recognized environmental conditions at the 640 5th Avenue Property.

The Market. The 640 5th Avenue Property is located in New York, New York, more specifically in the Manhattan retail market. The Manhattan retail market has regressed since the pandemic, but not as strongly as the office market. The retail market is driven by Manhattan’s pedestrians and tourists. According to the appraisal, New York City expects to welcome 63.2 million visitors in 2023, and total city visitors will surpass 2019 levels by 2024. The 640 5th Avenue Property is situated on upper Fifth Avenue, one of the most well-known retail areas in the United States. Notable features in the proximate area of the 640 5th Avenue Property include Rockefeller Center, 4.7 million square feet of Class A office space, the New York Public Library, a Ritz-Carlton hotel and conference center, central park and luxury residential buildings. As of the fourth quarter of 2023, total leasing velocity in the market increased 6.6% year-over-year with the average annual leasing velocity of 2.9 million square feet. The 640 5th Avenue Property is also located in the Manhattan office market, which has been practically brought to a halt since March 2020. According to the appraisal, as of the fourth quarter of 2023, the Manhattan office vacancy rate reached 12.8% with an availability rate of 18.5%. According to the appraisal, the 2023 total population within a 0.25-, 0.5- and one-mile radii of the 640 5th Avenue Property was 1,772, 25,066 and 200,725, respectively, and the 2023 median household income within the same radii was $129,959, $135,306 and $124,189, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

According to a third-party report, the 640 5th Avenue Property is located in the Fifth Avenue retail submarket, ranging from Saks Fifth Avenue (East 50th Street) to the GM Building (East 60th Street). According to the appraisal, this area is identified as one of the top five most expensive retail corridors in the world. As of the fourth quarter of 2023, the Fifth Avenue retail submarket had an availability rate of 17.1%, which is consistent with the previous quarter. The average asking rent was $1,201 per square foot, a decrease over the asking rent of $1,345 per square foot from the previous quarter.

According to a third-party report, the 640 5th Avenue Property is located in the Plaza District office submarket. As of the fourth quarter of 2023, the Plaza District office submarket had an inventory of 26.2 million square feet with a 13.6% vacancy rate. The average asking rent was $111.15 per square foot, an increase over the asking rent of $95.83 per square foot from the previous year.

The following table presents certain information relating to comparable retail leases for the 640 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Months)
640 5th Avenue	1949 / 2003	314,533(2)	63,779(2)	Victoria’s Secret	$576.42(2)	Feb-16(2)	192(2)
New York, NY
691 Madison Avenue	NAV	NAV	23,339	Dolce & Gabanna	$514.16	Q4-23	180.0
New York, NY
693 Fifth Avenue	NAV	NAV	14,761	Burberry	$372.60	Q1-23	20.0
New York, NY
690 Madison Avenue	NAV	NAV	7,848	Van Cleef and Arpels	$573.39	Q1-23	120.0
New York, NY
140 West 57th Street	NAV	NAV	15,482	Morton Williams	$108.15	Q3-22	180.0
New York, NY
645 Fifth Avenue	NAV	NAV	2,320	Tag Heuer	$1,185.34	Q3-22	132.0
New York, NY
680 Fifth Avenue	NAV	NAV	14,000	Swarovski	$500.00	Q1-22	132.0
New York, NY
144 West 46th Street	NAV	NAV	4,500	Gossip Bar	$93.33	Q3-21	144.0
New York, NY
660 Fifth Avenue	NAV	NAV	8,071	Citibank (Side Street)	$164.75	Q1-21	123.0
New York, NY
721-725 Fifth Avenue	NAV	NAV	48,167	Gucci	$519.03	Q1-21	84.0
New York, NY
730 Fifth Avenue	NAV	NAV	2,808 4,505	Chopard Mikimoto	$1,673.79 $958.94	Q3-20 Q2-19	120.0 120.0
New York, NY
685 Fifth Avenue	NAV	NAV	896	Tag Heuer	$3,000.00	Q1-20	36.0
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 31, 2024. Annual Base Rent PSF includes contractual rent steps through June 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to comparable office leases for the 640 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Months)
640 5th Avenue	1949 / 2003	314,533(2)	40,615(2)	Fidelity Real Estate Company	$80.00(2)	Dec-16(2)	120.0(2)
New York, NY
745 Fifth Avenue	1930 / 1989	535,451	11,227 12,400 12,307	Fundamental Advisors Hakluyt and Company Hildred Capital	$105.45 $95.91 $69.31	Feb-24 Dec-23 Jul-23	130.0 135.0 132.0
New York, NY
360 Madison Avenue	1981 / 2002	373,000	14,883	Vestwell	$64.38	Nov-23	135.0
New York, NY
40 West 57th Street	1972 / NAP	712,000	25,000	Access Industries	$88.31	Nov-23	134.0
New York, NY
1 Rockefeller Plaza	1936 / NAP	655,350	19,468	Ingalls & Synder	$66.36	Oct-23	132.0
New York, NY
767 Fifth Avenue	1968 / 2019	1,965,003	15,445 48,000 38,100	Balyasny Asset Management L.P. CVC Capital Partners Grosvenor Capital	$101.82 $87.84 $94.67	Sep-23 Sep-23 Jun-23	130.0 200.0 180.0
New York, NY
510 Madison Avenue	2009 / 2012	355,089	5,891	Granger Management Holdings LLC	$100.29	Sep-23	82.0
New York, NY
545 Madison Avenue	1955 / 2021	153,583	7,000	Helix Partners Management	$79.20	May-23	60.0
New York, NY
595 Madison Avenue	1929 / 2011	331,000	13,227	Matouk	$55.48	Apr-23	120.0
New York, NY
590 Madison Avenue	1982 / 2006	1,049,759	25,030	Schonfeld Securities, LLC	$79.52	Mar-23	96.0
New York, NY
535 Madison Avenue	1982 / NAP	548,530	14,875	The Lanier Law Firm	$69.39	Jan-23	130.0
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 31, 2024. Annual Base Rent PSF includes contractual rent steps through June 2025.

The Borrower. The borrower is 640 Fifth Avenue Owner LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 640 5th Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor is Vornado Realty Trust (“Vornado”). Vornado is a real estate investment firm that owns and manages over 26 million square feet of LEED certified buildings and received the Energy Star Partner of the Year Award, Sustained Excellence 2022. Vornado commemorated 50 years on the New York Stock Exchange in 2012 and is a member of the S&P MidCap 400. Vornado’s portfolio is concentrated on office and retail properties in New York. Vornado has 57 Manhattan operating properties consisting of approximately 20.4 million square feet of office space in 30 of the properties, approximately 2.4 million square feet of street retail space in 50 of the properties and 1,662 residential units in five Manhattan properties.

The non-recourse carveout guarantor is Manhattan High Street Holdings LP, a subsidiary of Vornado. The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 640 5th Avenue Whole Loan, plus the lender’s enforcement costs under the guaranty, including reasonable attorneys’ fees. Additionally, recourse for losses relating to a transfer of the related mortgaged property or interests in the borrower is limited as described under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

Property Management. The 640 5th Avenue Property is managed by Vornado Office Management LLC, a borrower sponsor affiliate.

Escrows and Reserves. At origination of the 640 5th Avenue Whole Loan, the borrower deposited $1,567,900 for tenant improvements and leasing commissions and approximately $1,648,112 for free rent reserves.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance Escrows – On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 640 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow approximately $8,134 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $195,217.

Rollover Reserve – On a monthly basis, the borrower is required to escrow $500,000 for approved leasing expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $15,000,000.

Free Rent Reserve – Provided that no event of default exists, on each monthly payment date, the free rent funds deposited for each applicable lease will be disbursed in the amounts equal to the applicable monthly rent credits or free rent amounts set forth in the 640 5th Avenue Whole Loan documents.

Lockbox / Cash Management. The 640 5th Avenue Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the 640 5th Avenue Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 640 5th Avenue Property to be deposited into such lockbox within 10 business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 640 5th Avenue Whole Loan documents. All excess cash flow will be deposited, (A) provided no Trigger Period is continuing (i) for so long as the 640 5th Avenue Mezzanine Loan remains outstanding, into the 640 5th Avenue Mezzanine Loan subaccount, or (ii) following the repayment in full of the 640 5th Avenue Mezzanine Loan, into the borrower’s account, or (B) during the continuance of a Trigger Period, into the excess cash trap subaccount held by the lender.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 640 5th Avenue Whole Loan or the 640 5th Avenue Mezzanine Loan, (ii) a Low Debt Yield Trigger Period (as defined below) or (iii) a Victoria’s Secret Event Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the applicable lender or the applicable lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low Debt Yield Trigger Period has ended and (C) clause (iii), such Victoria’s Secret Event Period has ended.

A “Low Debt Yield Trigger Period” means a period commencing if, as of the last day of any calendar quarter, the NOI Debt Yield (as defined below) is less than 10.0%, and ending if the NOI Debt Yield is equal to or in excess of 10.0% on any subsequent calculation date; provided, however, that a Low Debt Yield Trigger Period will be deemed not to exist as of such related calculation date if, not later than 15 business days after the borrower’s receipt of notice from the lender that a Low Debt Yield Trigger Period has commenced, the borrower (a) prepays a portion of the 640 5th Avenue Whole Loan, along with any yield maintenance premium, and the 640 5th Avenue Mezzanine Loan in accordance with the terms of the 640 5th Avenue Mezzanine Loan documents, which amount will be applied, in each case, on a pro rata basis to the 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan, or (b) delivers to the lender as additional collateral for the 640 5th Avenue Whole Loan, either (i) cash, which must be deposited into, or retained in, the cash collateral account, or (ii) a letter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount (as defined below). If the borrower delivers to the lender such Low Debt Yield Avoidance Collateral (as defined below), then for so long as the lender holds such Low Debt Yield Avoidance Collateral, the NOI Debt Yield will be calculated based on the assumption that the outstanding principal balance of the 640 5th Avenue Whole Loan has been reduced by the value of the Low Debt Yield Avoidance Collateral, such value being the amount of cash or notional amount of any letter of credit.

The “NOI Debt Yield” means, as of any date of determination, a fraction, expressed as a percentage, of which (a) the numerator is the underwritten net operating income as of such date; and (b) the denominator is the sum of the outstanding principal balances, as of such date, of (A) the 640 5th Avenue Whole Loan and (B) the 640 5th Avenue Mezzanine Loan.

A “Low Debt Yield Avoidance Amount” means, at any point in time, the amount that when applied on a pro rata basis to the reduction of the then-current outstanding principal balance of the 640 5th Avenue Whole Loan and the then-current outstanding principal balance of the 640 5th Avenue Mezzanine Loan would cause the NOI Debt Yield to equal at least 10.0%, taking into account the aggregate amount of Low Debt Yield Avoidance Collateral previously provided by the borrower and then held by the lender.

“Low Debt Yield Avoidance Collateral” means (i) cash or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount.

A ”Victoria’s Secret Event Period” will (i) commence upon the occurrence, as applicable, of (x) a bankruptcy or other insolvency proceeding, whether voluntary or involuntary, with respect to the Victoria’s Secret tenant or any guarantor of the Victoria’s Secret lease, or (y) the Victoria’s Secret tenant discontinues normal business operations at the Victoria’s Secret leased space, other than a temporary cessation of business operations for permitted alterations, renovations, necessary repairs or restoration following casualty, provided that in any such case the Victoria’s Secret tenant continues to pay all contractual rent, and (ii) will end upon the first to occur of (a) in the event the Victoria’s Secret Event Period commenced due to a bankruptcy or other insolvency proceeding, the affirmation of the Victoria’s Secret lease in such applicable proceeding, provided that the Victoria’s Secret tenant is actually paying all rents and other amounts due under the Victoria’s Secret lease, (b) in the event the Victoria’s Secret Event Period commenced due to a vacancy at the Victoria’s Secret leased space, the Victoria’s Secret tenant re-commences normal business operations at the Victoria’s Secret leased space in accordance with the terms and conditions of the Victoria’s Secret lease and (c) the date on which the entirety of the Victoria’s Secret space is leased to one or more replacement tenants that are acceptable to the lender.

Subordinate and Mezzanine Debt. Concurrently with the origination of the 640 5th Avenue Whole Loan, a $100,000,000 mezzanine loan (the “640 5th Avenue Mezzanine Loan” and together with the 640 5th Avenue Whole Loan, the “640 5th Avenue Total Debt”) was funded by MSBNA and GSBI, which is secured by the mezzanine borrower’s direct equity interests in the borrower. The mezzanine borrower is required under the 640 5th Avenue Mezzanine Loan to make monthly payments to the Mezzanine Lenders equal to (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment. The 640 5th Avenue Mezzanine Loan accrues interest at a rate of 11.50000% per annum and is coterminous with the 640 5th Avenue Whole Loan.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the Air Rights Tenant, and the Air Rights Tenant who subleased the 640 5th Avenue Property (other than development rights relating to one of the two buildings comprising the 640 5th Avenue Property, which were retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for purposes of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant. The borrower receives an annual fixed rent payment from the Air Rights Tenant pursuant to the Air Rights Lease that expires on July 30, 2070. The annual rent from the Air Rights Lease is calculated as described in “Operating History and Underwritten Net Cash Flow” above. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	3.1%	Net Rentable Area (SF):	578,105
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	23rd Street Properties LLC	Year Built / Renovated:	1911 / 1987
Borrower Sponsors:	Robert B. Getreu, Michael T. Cohen and Andrew H. Roos	Occupancy:	73.5%
Interest Rate:	6.07000%	Occupancy Date:	4/1/2024
Note Date:	4/5/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$31,038,555 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$30,708,273 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$33,517,438 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	74.9%
Amortization Type:	Interest Only	UW Revenues:	$41,557,426
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$17,664,098
Lockbox / Cash Management:	Springing	UW NOI(5):	$23,893,328
Additional Debt(1):	Yes	UW NCF:	$22,754,765
Additional Debt Balance(1):	$130,000,000	Appraised Value / Per SF:	$420,000,000 / $727
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/15/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$268
Taxes(3):	$4,088,374	$1,022,093	N/A	Maturity Date Loan / SF:	$268
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.9%
Replacement Reserves:	$0	$9,635	$346,863	Maturity Date LTV:	36.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.39x
Other Reserves(4):	$27,248,306	$0	N/A	UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$155,000,000	89.6%	Loan Payoff	$139,632,947	80.7%
Equity Contribution	12,777,258	7.4	Reserves(3)	31,336,680	18.1
Other Sources(3)	5,206,287	3.0	Closing Costs	2,013,918	1.2
Total Sources	$172,983,545	100.0%	Total Uses	$172,983,545	100.0%
(1)	The 28-40 West 23rd Street Mortgage Loan (as defined below) is part of a whole loan that is comprised of five pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $155,000,000 (the “28-40 West 23rd Street Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 28-40 West 23rd Street Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Initial Taxes were funded from the existing tax reserve held in connection with the prior loan secured by the 28-40 West 23rd Street Property (as defined below).
(4)	Other Reserves consist of an initial future capital expenditures reserve of $23,149,913 and an initial unfunded obligations reserve of approximately $4,098,393.
(5)	The decrease from Most Recent NOI to UW NOI is primarily attributable to Xandr vacating their space at the 28-40 West 23rd Street Property at the end of their lease term in March 2024. The Xandr lease accounted for 153,105 square feet and $13,547,475 of annual base rent.

The Loan. The 28-40 West 23rd Street mortgage loan (the “28-40 West 23rd Street Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a mixed-use office and retail property totaling 578,105 square feet located in New York, New York (the “28-40 West 23rd Street Property”). The 28-40 West 23rd Street Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000. The 28-40 West 23rd Street Whole Loan accrues interest at a fixed rate of 6.07000% per annum on an Actual/360 basis. The 28-40 West 23rd Street Whole Loan has an initial term of five years and is interest-only for the full term. The 28-40 West 23rd Street Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $25,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

The table below identifies the promissory notes that comprise the 28-40 West 23rd Street Whole Loan. The relationship between the holders of the 28-40 West 23rd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 28-40 West 23rd Street Whole Loan is serviced under the pooling and servicing agreement for the Benchmark 2024-V7 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2024-V7	Yes
A-2	$50,000,000	$50,000,000	BMO 2024-5C4	No
A-3	$25,000,000	$25,000,000	BBCMS 2024-5C27	No
A-4	$10,000,000	$10,000,000	Benchmark 2024-V7	No
A-5	$5,000,000	$5,000,000	Benchmark 2024-V7	No
Whole Loan	$155,000,000	$155,000,000

The Property. The 28-40 West 23rd Street Property is a part-six- and part-12-story, mixed-use office and retail property totaling 578,105 square feet in New York, New York. The 28-40 West 23rd Street Property is situated on a 1.285-acre site along the south side of West 23rd Street, between Fifth and Sixth Avenue, in the Flatiron/Union Square submarket of New York, New York. The 28-40 West 23rd Street Property was originally constructed in 1911 and most recently renovated in 1987. At origination of the 28-40 West 23rd Street Whole Loan the borrower reserved $23,149,913 for future capital expenditures at the 28-40 West 23rd Street Property including renovations to the fourth through sixth floors that were recently vacated, upgrades to the roof deck, atrium and 7th floor terrace, expansions of the skylight and atriums that run through the center of the building and elevator modernization.

The 28-40 West 23rd Street Property consists of 459,605 square feet of office space and 118,500 square feet of retail space. As of April 1, 2024, the 28-40 West 23rd Street Property was in the aggregate 73.5% occupied, as the retail space was 100.0% leased by Home Depot and the office space was 66.7% leased by RAMP and Aramis – Estee Lauder (“Estee Lauder”).

Major Tenants. The three largest tenants based on net rentable area are Estee Lauder, Home Depot and RAMP.

Estee Lauder (240,500 square feet; 41.6% of net rentable area; 61.9% of underwritten base rent). Estee Lauder (NYSE: EL) operates its Aramis brand out of the 28-40 West 23rd Street Property. Aramis is a New York-based company that manufactures and markets a brand of men’s fragrance and grooming products that are sold mainly in department stores. The brand was launched in 1963 and is now sold in approximately 150 countries around the world. Estee Lauder has been a tenant at the 28-40 West 23rd Street Property since January 2014 and has a current lease term through January 2028 with one, five-year renewal option remaining and no termination options.

Home Depot (118,500 square feet; 20.5% of net rentable area; 22.6% of underwritten base rent). Founded in 1978, Home Depot is a home improvement retailer that sells a wide assortment of building materials, home improvement, and lawn and garden products. Home Depot has approximately 475,000 employees across more than 2,300 stores in the U.S., Canada and Mexico. Home Depot has been at the 28-40 West 23rd Street Property since August 2003 and has a current lease term through January 2036 with one, 10-year renewal option remaining and no termination options.

RAMP (66,000 square feet; 11.4% of net rentable area; 15.5% of underwritten base rent). RAMP is a fintech company that utilizes their space at the 28-40 West 23rd Street Property as their corporate headquarters. RAMP offers financial solutions for startups, small businesses, mid-markets and enterprises with services including corporate cards, expense management, procurement and mobile apps. RAMP recently commenced their lease at the 28-40 West 23rd Street Property in April 2024 and has a current lease term through November 2029 with one, five-year renewal option remaining and no termination options. RAMP is in a rent abatement period and is not required to begin paying rent until November 25, 2024. At origination of the 28-40 West 23rd Street Whole Loan, $2,200,000 was reserved for outstanding free rent in connection with the RAMP lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Appraisal. According to the appraisal, the 28-40 West 23rd Street Property had an “as-is” appraised value of $420,000,000 as of February 15, 2024, as shown in the table below. Based on the “as-is” value of $420,000,000, the Cut-off Date LTV and Maturity Date LTV for the 28-40 West 23rd Street Whole Loan are 36.9%.

28-40 West 23rd Street Appraised Value(1)
Property	Value	Capitalization Rate
28-40 West 23rd Street	$420,000,000	5.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 28-40 West 23rd Street Property dated February 23, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the 28-40 West 23rd Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)(3)
100.0%	100.0%	100.0%	73.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated April 1, 2024.
(3)	The decrease between historical and current occupancy is driven by the former tenant Xandr being marked as vacant as its lease expired in March 2024.

The following table presents certain information relating to the major tenants at the 28-40 West 23rd Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Estee Lauder	A1/A/NR	240,500	41.6%	$87.97	$21,156,188	61.9%	1/31/2028
Home Depot	A2/A/A	118,500	20.5	$65.20	7,726,052	22.6	1/31/2036
RAMP(3)	NR/NR/NR	66,000	11.4	$80.00	5,280,000	15.5	11/30/2029
Total Occupied		425,000	73.5%	$80.38	$34,162,241	100.0%
Vacant Space		153,105	26.5
Totals/ Wtd. Avg.		578,105	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	RAMP is in a rent abatement period and is not required to begin paying rent until November 25, 2024. At origination, $2,200,000 was reserved for outstanding free rent in connection with the RAMP lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

The following table presents certain information relating to the lease rollover schedule at the 28-40 West 23rd Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	153,105	26.5%	NAP	NAP	153,105	26.5%	NAP	NAP
2024	0	0	0.0	0	0.0%	153,105	26.5%	$0	0.0%
2025	0	0	0.0	0	0.0	153,105	26.5%	$0	0.0%
2026	0	0	0.0	0	0.0	153,105	26.5%	$0	0.0%
2027	0	0	0.0	0	0.0	153,105	26.5%	$0	0.0%
2028	1	240,500	41.6	21,156,188	61.9	393,605	68.1%	$21,156,188	61.9%
2029	1	66,000	11.4	5,280,000	15.5	459,605	79.5%	$26,436,188	77.4%
2030	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2031	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2032	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2033	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2034	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2035 & Beyond	1	118,500	20.5	7,726,052	22.6	578,105	100.0%	$34,162,241	100.0%
Total	3	578,105	100.0%	$34,162,241	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps for investment grade tenants.

The following table presents certain information relating to the underwritten cash flows of the 28-40 West 23rd Street Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	Underwritten	Per Square Foot	%(1)
In Place Rent(2)	$38,720,183	$39,188,548	$42,377,811	$32,464,248	$56.16	60.1%
Contractual Rent Steps(2)	0	0	0	1,697,993	2.94	3.1
Potential Income from Vacant Space	0	0	0	13,547,475	23.43	25.1
Gross Potential Rent	$38,720,183	$39,188,548	$42,377,811	$47,709,716	$82.53	88.3%
Total Reimbursements	7,206,856	7,759,949	8,050,131	6,309,666	10.91	11.7
Total Gross Income	$45,927,039	$46,948,497	$50,427,942	$54,019,382	$93.44	100.0%
Other Income(3)	1,039,396	1,067,740	1,218,146	1,085,519	1.88	2.0
(Vacancy/Credit Loss)	0	0	0	(13,547,475)	(23.43)	(25.1)
Effective Gross Income	$46,966,435	$48,016,236	$51,646,088	$41,557,426	$71.89	76.9%
Management Fee	1,935,310	1,910,130	2,035,502	1,000,000	1.73	2.4
Real Estate Taxes	9,886,525	10,764,763	11,440,323	12,039,136	20.83	29.0
Insurance	294,213	275,035	301,302	273,440	0.47	0.7
Other Expenses(4)	3,811,832	4,358,036	4,351,523	4,351,523	7.53	10.5
Total Expenses	$15,927,879	$17,307,963	$18,128,650	$17,664,098	$30.56	42.5%
Net Operating Income	$31,038,555	$30,708,273	$33,517,438	$23,893,328	$41.33	57.5%
Capital Expenditures	0	0	0	115,621	0.20	0.3
TI/LC	0	0	0	1,022,942	1.77	2.5
Net Cash Flow	$31,038,555	$30,708,273	$33,517,438	$22,754,765	$39.36	54.8%
(1)	Revenue-related figures are calculated as a percentage of Total Gross Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(2)	Underwritten In Place Rent is based on the underwritten rent roll dated April 1, 2024. Contractual Rent Steps are inclusive of $1,697,993 of straight line rent steps for investment grade tenants.
(3)	Underwritten Other Income includes condenser water, overtime HVAC, water and sewer and additional miscellaneous income.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

The Market. The 28-40 West 23rd Street Property is located in between Fifth and Sixth Avenue in the Flatiron District of New York, New York and is a part of the Flatiron/Union Square office submarket and the Flatiron retail submarket of Manhattan. The 28-40 West 23rd Street Property is located in close proximity to Madison Square Park and is accessible via the 1, 2, 3, N, R, 4, 5 and 6 trains.

According to the appraisal, as of December 31, 2023, the Flatiron/Union Square office submarket had a total inventory of approximately 24.7 million square feet, an overall vacancy rate of 23.8% and an overall asking rent of $83.91 per square foot. Furthermore, as of December 31, 2023, the Flatiron retail submarket had an overall vacancy rate of 15.7% and an average asking rent of $221 per square foot.

The following table presents information relating to comparable office leases for the 28-40 West 23rd Street Property:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
28-40 West 23rd Street	Various	Various	Various	Various	$81.33(2)
Confidential Park Avenue South	Confidential	25,000 SF	April 2024	120 mos.	$100.00
295 Fifth Avenue	Quinn Emanuel	131,661 SF	March 2024	199 mos.	$83.50
888 Broadway	Connaught	5,339 SF	December 2023	93 mos.	$91.00
817 Broadway	Inspired Capital	9,943 SF	December 2023	121 mos.	$99.00
200 Fifth Avenue	Doordash	115,382 SF	December 2023	120 mos.	$101.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2024. Rent (PSF) does not include rent steps.

The following table presents information relating to comparable retail leases for the 28-40 West 23rd Street Property:

Comparable Retail Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Rent (PSF)
28-40 West 23rd Street	Home Depot	118,500 SF	November 2020	183 mos.	$63.59(2)
7 West 21st Street	Bathhouse	34,328 SF	March 2021	180 mos.	$58.26
881 Broadway	Crate & Barrel	35,000 SF	January 2023	120 mos.	$94.29
44 Union Square East	Petco	29,989 SF	January 2022	120 mos.	$105.04
620 Avenues of the Americas	Bed Bath & Beyond	92,025 SF	February 2021	120 mos.	$92.37
401 East 60th Street	Home Depot	119,882 SF	January 2021	241 mos.	$94.26
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2024. Rent (PSF) does not include rent steps.

The Borrower. The borrower is 23rd Street Properties LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 28-40 West 23rd Street Whole Loan.

The Borrower Sponsors. The borrower sponsors are Robert B. Getreu, Michael T. Cohen and Andrew H. Roos of Williams Equities. Founded in 1926, Williams Equities is a fourth-generation real estate investment company that owns a portfolio of 12 New York City office buildings. The related 28-40 West 23rd Street Whole Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Property Management. The 28-40 West 23rd Street Property is managed by Colliers International NY LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the 28-40 West 23rd Street Whole Loan, the borrower deposited approximately: (i) $4,088,374 into a tax reserve, (ii) $4,098,393 into an unfunded obligations reserve and (iii) $23,149,913 into a future capital expenditures reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $1,022,093).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, that such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 28-40 West 23rd Street Whole Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,635, subject to a cap of $346,863.

Lockbox / Cash Management. The 28-40 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the lender is permitted to deliver on the borrower’s behalf direction letters to all tenants at the 28-40 West 23rd Street Property directing them to pay to a lender-controlled lockbox account all rent and other sums that would otherwise be paid to the borrower. After the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 28-40 West 23rd Street Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 28-40 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 28-40 West 23rd Street Whole Loan; provided, however, that if no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrower to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, any excess cash flow funds required to satisfy either the Specified Tenant Excess Cash Flow Condition (as defined below) or the ST Cap Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 28-40 West 23rd Street Whole Loan documents, the lender may apply funds to the mortgage debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% and (iii) the occurrence of a Specified Tenant Trigger Period, and (B) expiring upon with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 8.0% for one calendar quarter and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Estee Lauder, a Delaware corporation, together with its successors and/or assigns, (ii) any other tenant whose lease, individually or when aggregated with all other leases at the 28-40 West 23rd Street Property with the same tenant or its affiliates, either accounts for 33% or more of (A) the total rental income for the 28-40 West 23rd Street Property or (B) the square footage of the 28-40 West 23rd Street Property, and (iii) any guarantors, if any, of the applicable related Specified Tenant leases. As of the date of origination of the 28-40 West 23rd Street Whole Loan, Home Depot was not a Specified Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – 28-40 West 23rd Street

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the 28-40 West 23rd Street Whole Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, or (b) a portion of the applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents with the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each such lease has commenced, a rent commencement date has been established under each such lease for a minimum lease term of five years, the gross rent payable under each such lease(s) is equal to or greater than the gross rent for the entirety of the applicable Specified Tenant space as of the date of origination of the 28-40 West 23rd Street Whole Loan and in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied; or (3) solely with respect to a Specified Tenant Trigger Period contemplated in clause (A)(vii) of the definition of “Specified Tenant Trigger Period”, the date upon which both of the following has occurred: (a) the debt yield is equal to or greater than 12% exclusive of any rental income of the applicable Specified Tenant and (b) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space by (x) the amount of funds on deposit in excess cash flow account collected during the continuance of such Specified Tenant Trigger Period satisfying the ST Cap Condition and/or (y) the borrower depositing cash into the excess cash flow account and/or posting a letter of credit with the lender for such purpose, in each case, in an amount to satisfy the ST Cap Condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 28-40 West 23rd Street Whole Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (a) such non-payment of rent is solely the result of an abatement thereunder and (b) the borrower has reserved an amount equal to the total unabated rent that would otherwise be due and payable.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account is equal to or greater than (x) $100, multiplied by (y) the number of leasable square feet demised pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

Subordinate Debt and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title(3):	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.7%	Net Rentable Area (Units):	321
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrowers(1):	Country View 2022 LLC, FRM Country View LLC, HB Country View LLC and MF Country View LLC	Year Built / Renovated(4):	1973, 1985 / 2024
Borrower Sponsor:	Pinchos D. Shemano	Occupancy:	92.5%
Interest Rate:	6.71000%	Occupancy Date:	5/28/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of)(5):	$1,785,787 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,885,291 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$1,918,298 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	89.3%
Amortization Type:	Interest Only	UW Revenues:	$3,085,989
Call Protection:	L(11),YM1(45),O(4)	UW Expenses:	$1,008,964
Lockbox / Cash Management:	Springing	UW NOI:	$2,077,025
Additional Debt:	No	UW NCF:	$1,996,775
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$31,900,000 / $99,377
Additional Debt Type:	N/A	Appraisal Date:	12/19/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$66,978
Taxes(2):	$14,833	$3,532	N/A	Maturity Date Loan / Unit:	$66,978
Insurance:	$39,665	$18,888	N/A	Cut-off Date LTV:	67.4%
Immediate Repairs:	$176,468	$0	N/A	Maturity Date LTV:	67.4%
Replacement Reserves:	$0	$6,688	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	99.9%	Loan Payoff	$19,616,498	91.1%
Borrower Equity	28,026	0.1	Closing Costs(6)	1,680,563	7.8
			Upfront Reserves	230,966	1.1
Total Sources	$21,528,026	100.0%	Total Uses	$21,528,026	100.0%
(1)	See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Preliminary Prospectus.
(2)	The Country View Apartments Property (as defined below) is subject to a 10-year payment in lieu of taxes (the “PILOT”) program, which commenced on July 30, 2018 and terminates during the Country View Apartments Mortgage Loan (as defined below) term on July 30, 2028. In order to implement the PILOT program, the borrowers deeded fee ownership of the Country View Apartments Property to The Health, Educational and Housing Facility Board of the City of Memphis (the “HEHFB”) and the HEHFB leased the Country View Apartments Property back to the borrowers pursuant to a PILOT Lease and PILOT Agreement (the “PILOT Agreement”). The borrowers and the HEHFB entered into a fee and leasehold deed of trust upon the origination of the Country View Apartments Mortgage Loan. At the end of the PILOT term (or earlier termination of the PILOT Agreement), the City of Memphis is required to deed the Country View Apartments Property back to the borrowers. During the PILOT term, the tax assessed value of the Country View Apartments Property is “frozen” at $1,028,480 and PILOT payments are payable in lieu of real estate taxes in an amount equal to the current millage rates of Shelby County and the City of Memphis multiplied by one-half of that “frozen” assessed value. The 2023 City of Memphis millage rate was $2.7016 and the 2023 Shelby County millage rate was $3.39. In addition to the requirement to fund such PILOT payments, the PILOT documents require the following: (i) at least 40% of the units be rented to, and occupied by, persons/households earning 60% or less of the area median income for Shelby County, (ii) an occupancy threshold of at least 75% be maintained at all times at the Country View Apartments Property and (iii) certain tenant benefits, such as energy efficiency upgrades and social services, be implemented and maintained. In the event of a foreclosure or deed-in-lieu of foreclosure, the PILOT Agreement may be assumed by the lender without consent; however, the subsequent transfer of the PILOT Agreement requires HEHFB approval, which is not to be unreasonably withheld, conditioned or delayed. The Country View Apartments Mortgage Loan is recourse for any losses arising from a breach of the PILOT documents and full recourse if the PILOT documents are amended, modified or terminated without the lender’s prior written consent. An estoppel letter was delivered by the HEHFB confirming no existing defaults under the PILOT documents. The lender underwrote taxes based on a 10-year average of the PILOT payments. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(3)	In connection with the PILOT program, the borrowers temporarily transferred fee ownership in the Country View Apartments Property to the HEHFB. At the termination of the PILOT program, fee ownership will revert to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

(4)	Renovations at the Country View Apartments Property began in February 2022 with 150 units being renovated by the previous owner and 62 units being renovated by the borrowers. The three-bedroom units have yet to be renovated by the borrowers, but the borrowers have indicated that they plan to renovate them as they turn over.
(5)	Represents nine months annualized.
(6)	Closing Costs include $1,393,200 in origination fees.

The Loan. The Country View Apartments mortgage loan (the “Country View Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,500,000 and is secured by a first lien mortgage on the borrowers’ fee simple interest in a 321-unit, garden-style multifamily property located in Memphis, Tennessee (the “Country View Apartments Property”). The Country View Apartments Mortgage Loan accrues interest at a fixed rate of 6.71000% per annum. The Country View Apartments Mortgage Loan has a five-year term, is interest only for the term of the loan and accrues interest on an Actual/360 basis.

The Property. The Country View Apartments Property consists of 12, two-story multifamily buildings comprising 321 residential units totaling 266,831 square feet and one clubhouse totaling 1,400 square feet. Four buildings at the Country View Apartments Property were built in 1973, while the remaining eight buildings and clubhouse were built in 1985. The Country View Apartments Property features 116 one-bedroom, one-bathroom units averaging 646 square feet, 104 two-bedroom, one-bathroom units averaging 844 square feet, 56 two-bedroom, one-and-a-half bathroom units averaging 900 square feet, 32 three-bedroom, two-bathroom units averaging 1,069 square feet and 13 three-bedroom, one-and-a-half bathroom units averaging 1,500 square feet. 212 units at the Country View Apartments Property have been renovated since February 2022, of which 150 units were renovated by the previous owner and 62 units have been renovated by the borrowers. The Country View Apartments Property is located in Memphis, Tennessee and is situated about 13 miles northeast of downtown Memphis and about 15 miles east of the Mississippi River. The Country View Apartments Property is situated on approximately 17.53 acres and contains 601 surface parking spaces, resulting in a ratio of approximately 1.87 parking spaces per unit. The Country View Apartments Property amenities include a leasing office, playground, pool, laundry facility, gated entrance, on-site maintenance and picnic area with BBQ grills. The Country View Apartments Property units feature high speed internet, refrigerator, dishwasher, microwave oven, washer/dryer connections, disposal and patio/balcony.

The following table presents certain information with respect to the historical and current occupancy of the Country View Apartments Property:

Historical and Current Occupancy(1)
1/2022	1/2023	1/2024	Current(2)
89.0%	93.0%	94.0%	92.5%
(1)	Historical occupancy is as of January 31 for 2023 and 2022, and January 9 for 2024.
(2)	Current Occupancy is as of May 28, 2024.

The following table presents detailed information with respect to the current rental and market rate units at the Country View Apartments Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rental Rate(2)
1 Bedroom / 1 Bathroom	116	36.1%	646	$731	$744
2 Bedroom / 1 Bathroom	104	32.4	844	$823	$829
2 Bedroom / 1.5 Bathroom	56	17.4	900	$816	$820
3 Bedroom / 1.5 Bathroom	13	4.0	1,500	$894	$883
3 Bedroom / 2 Bathroom	32	10.0	1,069	$871	$871
Total/Wtd. Avg.	321	100.0%	831	$797	$803
(1)	Based on underwritten rent roll dated as of May 28, 2024.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Country View Apartments Property:

Operating History and Underwritten Net Cashflow
	2022(1)	2023	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$2,507,171	$2,640,526	$2,723,201	$2,841,900	$8,853	83.2%
Vacancy Gross Up	0	0	0	227,640	709	6.7
Total Other Income(4)	306,579	339,456	344,375	344,375	1,073	10.1
Net Rental Income	$2,813,750	$2,979,981	$3,067,575	$3,413,915	$10,635	100.0%
(Vacancy/Credit Loss)	(122,827)	(111,266)	(125,881)	(327,926)	(1,022)	(9.6)
Effective Gross Income	$2,690,923	$2,868,715	$2,941,695	$3,085,989	$9,614	90.4%
Total Expenses	905,136	983,424	1,023,397	1,008,964	3,143	32.7
Net Operating Income	$1,785,787	$1,885,291	$1,918,298	$2,077,025	$6,470	67.3%
Total Capex/RR	0	0	0	80,250	250	2.6
Net Cash Flow	$1,785,787	$1,885,291	$1,918,298	$1,996,775	$6,220	64.7%
(1)	Represents nine months annualized.
(2)	TTM represents the trailing 12 months ending April 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of the fields.
(4)	Total Other Income includes late fees, application and administrative fees, forfeited deposits, termination fees, cleaning and damages, trash fees, month to month/short term rent, storage unit income, gate remote/gate card fees, parking/car port fees, bulk internet revenue, onsite washer/dryer rental and laundry income.

Environmental. According to the Phase I environmental assessment dated January 4, 2024, a recognized environmental condition exists at the Country View Apartments Property that pertains to oil staining on an electrical transformer and the concrete pad and soil beneath the transformer, located near the front of Building 4175-4183 Amanda Circle at the Country View Apartments Property. The oil staining is indicative of a release of dielectric fluid from the transformer, and based upon surficial visual observation, the release may have migrated through electrical conduit penetrations in the base of the concrete pad and impacted subsurface media. It is unknown whether the dielectric fluid within this transformer contains PCBs. The transformer is owned and operated by the regional utility company, Memphis Light, Gas, and Water (“MLGW”). In the event of a release of dielectric fluid from one of its transformers, MLGW typically conducts appropriate response actions and associated cleanup. According to the borrower sponsor, MLGW has repaired the leaking electrical transformer, and appropriate actions are underway to remove the impacted concrete pad and any underlying impacted soils. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Country View Apartments Property is located in Memphis, Tennessee within the Memphis TN-MS-AR metropolitan statistical area. The Country View Apartments Property is located about 13 miles northeast of downtown Memphis. Interstate 40 connects the three largest cities in the state: Memphis in the west, Nashville in middle Tennessee and Knoxville to the east. US-51 provides access to downtown Memphis. The Country View Apartments Property is less than 15 miles east of the Mississippi River. The immediate vicinity of the Country View Apartments Property consists mainly of single family, multifamily, office, retail and industrial uses. Major employers in the surrounding area include FedEx, ServiceMaster, AutoZone, First Horizon National Corporation, St. Jude Children’s Research Hospital and Walmart.

The Country View Apartments Property is situated in the Frayser-Raleigh multifamily submarket. According to the appraisal, as of third quarter 2023, the Frayser-Raleigh multifamily submarket had an overall vacancy rate of 21.75%, with net absorption totaling negative 75 units. The vacancy rate increased 6.41% over the past 12 months. Market rental rates are approximately $780 per unit per month.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Country View Apartments Property is 9,400, 52,165 and 133,733, respectively. According to the appraisal, the estimated 2024 average household income within the same radii is $65,207, $63,634 and $68,863, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Country View Apartments Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Country View Apartments 3990 Stephanie Lane Memphis, TN	1973, 1985 / 2024(1)	92.5%(2)	321(2)	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath 3 Bed / 2 Bath	646 844 900 1,500 1,069	$731 $823 $816 $894 $871	$1.13 $0.97 $0.91 $0.60 $0.81
Ashton Hills 4183 Troost Drive Memphis, TN	1975 / 2018	90.0%	200	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	560 784 1,044	$740 $840 $940	$1.32 $1.07 $0.90
Covington Hills 4800 Raleigh Lagrange Road Memphis, TN	1987 / NAP	92.0%	244	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	744 968 980 1,140	$925 $1,050 $1,070 $1,175	$1.24 $1.08 $1.09 $1.03
Gardenwood Apartments 4787 Garden Grove Cove Memphis, TN	1985 / NAP	83.0%	152	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	800 1,000 1,200	$775 - $950 $900 - $1,099 $1,095 - $1,325	$0.97 - $1.19 $0.90 - $1.10 $0.91 - $1.10
Avery Park 4845 Bontura Drive Memphis, TN	1974 / 2015	96.0%	223	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 2 Bed / 1.5 Bath 3 Bed / 2 Bath	523 768 840 904 1,080	$695 $795 $815 $825 $920	$1.33 $1.04 $0.97 $0.91 $0.85
The Summit Apartments 4981 Hidden Lake Drive Memphis, TN	1989 / NAP	92.0%	320	1 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	594 752 945 960 1,056 1,246	$703 $785 $789 $955 $1,001 $1,483	$1.18 $1.04 $0.83 $0.99 $0.95 $1.19
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of May 28, 2024.

The Borrowers. The borrowers are Country View 2022 LLC, FRM Country View LLC, HB Country View LLC and MF Country View LLC, as tenants-in-common, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Country View Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Pinchos D. Shemano. Mr. Shemano, who is based in New York, has 35 years of apartment management experience that covers all aspects of owning, operating and managing multifamily properties. Mr. Shemano has ownership interest in 28 multifamily and commercial properties located in Tennessee, Missouri, Mississippi, Texas, Washington, New York and Florida. Additionally, the Country View Apartments Mortgage Loan is recourse to the borrowers and the borrower sponsor for up to 25% of the original principal balance of the Country View Apartments Mortgage Loan for the term of the Country View Apartments Mortgage Loan. See “Description of the Mortgage Pool— Single Purpose Entity Covenants” in the Preliminary Prospectus.

Property Management. The Country View Apartments Property is managed by Multi-South Management Services LLC, a third-party management company.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $14,833 for real estate taxes, (ii) approximately $39,665 for insurance premiums and (iii) $176,468 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $3,532.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $18,888.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $6,688 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 Country View Apartments

Lockbox / Cash Management. The Country View Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon a Cash Management Trigger Event (as defined below), the tenants are required to deposit all rent into the lender-controlled lockbox account. Following the occurrence of a Cash Management Trigger Event, all funds in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Country View Apartments Mortgage Loan documents. During the occurrence and continuance of a Cash Sweep Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Country View Apartment Mortgage Loan documents, with all excess cash flow to be held as additional security for the Country View Apartment Mortgage Loan.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Country View Apartments Mortgage Loan documents, (ii) without waiving any event of default or the assessment of late charges, the borrowers’ second failure in any consecutive 12 month period to pay a monthly debt service payment amount on a payment date, (iii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iv) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.10x, (v) on any date from and after April 6, 2028, the trailing 12-month period debt yield falling below 9.00% or (vi) the borrowers entering into a permitted future mezzanine loan. A Cash Management Trigger Event will end with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the timely payment of monthly debt service payment amounts on 12 consecutive payment dates, (c) clause (iii) above, the bankruptcy filing being discharged, stayed or dismissed within 30 days for the borrowers or the guarantor, or within 120 days for the property manager, and the lender’s determination that such bankruptcy filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (d) clause (iv) above, the trailing 12-month DSCR being at least 1.15x for two consecutive calendar quarters and (e) clause (vi) above, the borrowers have satisfied and paid in full any permitted future mezzanine debt and there is no future mezzanine debt outstanding.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period DSCR falling below 1.05x or (iv) on any date from and after April 6, 2028, the trailing 12-month period debt yield falling below 9.00%. A Cash Sweep Event will end with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the bankruptcy filing being discharged, stayed or dismissed within 60 days for the borrowers or the guarantor, or within 120 days for the property manager, and the lender’s determination that such bankruptcy filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations and (c) clause (iii) above, the trailing 12-month DSCR being at least 1.10x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. The borrowers are permitted to incur a future mezzanine loan, subject to the satisfaction of certain requirements set forth in the Country View Apartments Mortgage Loan documents, including, without limitation: (i) no event of default under the Country View Apartments Mortgage Loan documents has occurred and is continuing; (ii) the aggregate loan-to-value ratio based on the Country View Apartments Mortgage Loan and the mezzanine loan is no greater than 67.4% based on an updated appraised value; (iii) the actual combined DSCR based on the Country View Apartments Mortgage Loan and the mezzanine loan is no less than 1.19x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,325,000	Title:	Fee
Cut-off Date Principal Balance:	$21,325,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	134
Loan Purpose:	Acquisition	Location:	Fort Myers, FL
Borrower:	Fort Myers Hotel One LLC	Year Built / Renovated:	2007 / 2015
Borrower Sponsor:	Prime Hospitality Group, LLC	Occupancy / ADR / RevPAR:	88.1% / $164.51 / $144.88
Interest Rate:	7.62000%	Occupancy / ADR / RevPAR Date:	1/31/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of):	$2,050,109 (12/31/2021)
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$3,640,722 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,483,067 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,484,908 (TTM 1/31/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	85.0% / $164.51 / $139.83
Amortization Type:	Interest Only	UW Revenues:	$7,447,032
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$4,340,839
Lockbox / Cash Management:	Springing	UW NOI:	$3,106,192
Additional Debt:	No	UW NCF:	$2,808,311
Additional Debt Balance:	N/A	Appraised Value / Per Room(1):	$33,500,000 / $250,000
Additional Debt Type:	N/A	Appraisal Date(1):	2/12/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$159,142
Taxes:	$143,868	$23,978	N/A	Maturity Date Loan / Room:	$159,142
Insurance:	$45,915	$22,958	N/A	Cut-off Date LTV(1):	63.7%
FF&E Reserves:	$0	$24,823	N/A	Maturity Date LTV(1):	63.7%
PIP Reserve:	$3,800,000	$0	N/A	UW NCF DSCR:	1.70x
				UW NOI Debt Yield:	14.6%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Total
Mortgage Loan	$21,325,000	64.9%		Purchase Price	$28,250,000	86.0%
Sponsor Equity	11,524,715	35.1		Upfront Reserves	3,989,783	12.1
				Closing Costs	609,933	1.9
Total Sources	$32,849,715	100.0%		Total Uses	$32,849,715	100.0%
(1)	The appraised value of $33,500,000 is the “Hypothetical As Is, As If Complete” value, which assumes that the scheduled property improvement plan has been completed as of February 12, 2024. At origination of the Courtyard Fort Myers at I-75 Mortgage Loan (as defined below), the borrower deposited $3,800,000 for property improvement plan (“PIP”) work. The “as-is” appraised value is $28,500,000. Such “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 74.8%.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Courtyard Fort Myers at I-75 mortgage loan (the “Courtyard Fort Myers at I-75 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,325,000 and is secured by the borrower’s fee interest in a 134-room, select-service hotel located in Fort Myers, Florida (the “Courtyard Fort Myers at I-75 Property”). The Courtyard Fort Myers at I-75 Mortgage Loan accrues interest at a rate of 7.62000% per annum. The Courtyard Fort Myers at I-75 Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest on an Actual/360 basis.

The Property. The Courtyard Fort Myers at I-75 Property is a four-story, 134-room select-service hotel located approximately 15 miles southeast of downtown Fort Myers. Constructed in 2007 and renovated in 2015, the Courtyard Fort Myers at I-75 Property is situated on a 2.72-acre site. The Courtyard Fort Myers at I-75 Property is located directly off of I-75 and adjacent to Gulf Coast Town Center, an open-air regional mall with over 100 stores, restaurants and entertainment options. The Courtyard Fort Myers at I-75 Property is also located approximately two miles from Alico Arena (Florida Gulf Coast University’s basketball arena) and five miles from Southwest Florida International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

Amenities at the Courtyard Fort Myers at I-75 Property include a lobby computer workstation, fitness center, an outdoor swimming pool, a convenience store, a restaurant, dry cleaning service, meeting space and complimentary wireless high-speed internet. The Courtyard Fort Myers at I-75 Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on March 28, 2039.

In connection with the franchise agreement renewal, the borrower is required to complete a change-of-ownership PIP equal to $3,800,000 (approximately $28,358 per room), which is expected to upgrade guestrooms, guest bathrooms, lobby areas, food & beverage areas and other items. According to the borrower, the PIP work is expected to commence in the fourth quarter of 2024 and be completed in the first quarter of 2025.

Environmental. According to the Phase I environmental assessment dated February 23, 2024, there was no evidence of any recognized or controlled recognized environmental conditions at the Courtyard Fort Myers at I-75 Property.

The Market. According to the appraisal, the Courtyard Fort Myers at I-75 Property’s demand concentration is 50% commercial, 30% leisure and 20% group. The Courtyard Fort Myers at I-75 Property benefits from the presence of leisure demand generators such as Major League Baseball spring training, Fort Myers Beach, Estero Island and Pine Island. Additionally, there are large companies with offices in the surrounding area such as Lee Health and Florida Gulf Coast University.

The following table presents certain information relating to the performance of the Courtyard Fort Myers at I-75 Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Courtyard Fort Myers at I-75			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	75.5%	$115.42	$87.14	75.6%	$128.13	$96.88	100.2%	111.0%	111.2%
2022	80.1%	$154.34	$123.63	87.1%	$170.77	$148.74	108.7%	110.6%	120.3%
2023	75.2%	$168.02	$126.41	88.0%	$165.31	$145.47	117.0%	98.4%	115.1%
TTM(4)	74.7%	$166.57	$124.40	88.1%	$164.51	$144.88	117.9%	98.8%	116.5%
(1)	Data provided by a third-party market research report.
(2)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Courtyard Fort Myers at I-75 Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Crowne Plaza Ft. Myers Gulf Coast, Hilton Garden Inn Fort Myers Airport/FGCU, Homewood Suites by Hilton Fort Myers Airport FGCU, Four Points by Sheraton Fort Myers Airport and Hampton by Hilton Inn & Suites Fort Myers Estero/FGCU.
(4)	TTM represents the trailing 12-month period ending January 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Courtyard Fort Myers at I-75

The following table presents certain information relating to the operating history and underwritten cash flows of the Courtyard Fort Myers at I-75 Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	75.6%	87.1%	88.0%	88.1%	85.0%
ADR	$128.13	$170.77	$165.31	$164.51	$164.51
RevPAR	$96.88	$148.74	$145.47	$144.88	$139.83
Room Revenue	$4,738,259	$7,274,851	$7,115,028	$7,086,311	$6,839,292	$51,039	91.8%
Food and Beverage Revenue	193,520	323,886	408,221	415,291	400,815	2,991	5.4
Other Departmental Revenue	182,222	185,188	213,152	214,399	206,925	1,544	2.8
Total Revenue	$5,114,001	$7,783,925	$7,736,401	$7,716,001	$7,447,032	$55,575	100.0%
Room Expense	1,064,005	1,548,088	1,504,604	1,508,388	1,455,808	10,864	19.5
Food and Beverage Expenses	181,890	328,592	376,728	375,655	362,560	2,706	4.9
Other Departmental Expenses	53,286	51,696	53,158	52,810	50,969	380	0.7
Departmental Expenses	$1,299,181	$1,928,376	$1,934,490	$1,936,853	$1,869,337	$13,950	25.1%
Gross Operating Income	$3,814,820	$5,855,549	$5,801,911	$5,779,148	$5,577,695	$41,625	74.9%
Operating Expenses	$1,438,436	$1,851,552	$1,961,616	$1,935,262	$1,903,489	$14,205	25.6%
Gross Operating Profit	$2,376,384	$4,003,997	$3,840,295	$3,843,886	$3,674,205	$27,419	49.3%
Total Other Expenses	$326,275	$363,275	$357,228	$358,978	$568,013	$4,239	7.6%
Net Operating Income	$2,050,109	$3,640,722	$3,483,067	$3,484,908	$3,106,192	$23,181	41.7%
FF&E	0	0	0	0	297,881	2,223	4.0
Net Cash Flow	$2,050,109	$3,640,722	$3,483,067	$3,484,908	$2,808,311	$20,958	37.7%
(1)	TTM column reflects the trailing 12 months ending January 31, 2024.
(2)	Per Room values are based on 134 rooms.

The Borrower. The borrower is Fort Myers Hotel One LLC, a Delaware limited liability company and special purpose entity.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Prime Hospitality Group, LLC (“Prime Hospitality Group”). Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group is the hotel division for Prime Group. Prime Hospitality Group owns and operates properties flagged by multiple national brands including Marriott, Hilton and IHG. Prime Group US and its affiliates' total portfolio consists of over 45 properties and includes 19 hotels totaling 2,279 rooms, which are all located in Florida.

Property Management. The Courtyard Fort Myers at I-75 Property is managed by AD1 Hospitality, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $143,868 for real estate taxes, (ii) $45,915 for insurance premiums and (iii) $3,800,000 for a PIP reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $23,978.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $22,958.

Replacement Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $24,823.

Lockbox / Cash Management. The Courtyard Fort Myers at I-75 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Courtyard Fort Myers at I-75 Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Courtyard Fort Myers at I-75

Event Period (as defined below), the borrower or property manager, as applicable, must cause all credit card receipts to be deposited into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Courtyard Fort Myers at I-75 Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Courtyard Fort Myers at I-75 Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Courtyard Fort Myers at I-75 Mortgage Loan. To the extent that no Courtyard Fort Myers at I-75 Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Courtyard Fort Myers at I-75 Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Courtyard Fort Myers at I-75 Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) (based on a 30-year amortization schedule) is less than 1.30x based on the trailing 12 months (a “DSCR Cash Sweep Event”); (iii) the expiration of the franchise agreement; (iv) a default under the franchise agreement; (v) the borrower or franchisor delivers notice of its intent to terminate the franchise agreement; or (vi) the termination of the franchise agreement.

A Courtyard Fort Myers at I-75 Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DSCR (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.40x for two consecutive calendar quarters; (c) clauses (iii), (iv), (v) and (vi), upon the borrower (x) entering into a qualified franchise agreement, (y) the term of the related franchise agreement commencing and (z) the borrower delivers to the lender a comfort letter from the franchisor; (d) clause (iv), upon the cure of such default; and (e) clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

In the event of the occurrence of what would otherwise constitute a DSCR Cash Sweep Event, the borrower will have the option of depositing an amount with the lender that, when added to the Courtyard Fort Myers at I-75 Property’s net operating income for any applicable calendar quarter, would result in the DSCR being equal to or greater than 1.30x in which case, no DSCR Cash Sweep Event will be deemed to exist. The borrower will only be permitted to make such deposit for four consecutive quarters, and the borrower will not be permitted to exercise its right to avoid a DSCR Cash Sweep Event in this manner more than two times during the Courtyard Fort Myers at I-75 Mortgage Loan term.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Various
% of IPB:	2.5%	Net Rentable Area (SF)(5):	853,067
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	Daniel Gilbert	Occupancy(5):	83.0%
Interest Rate:	6.38500%	Occupancy Date:	5/20/2024
Note Date:	6/5/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$3,294,646 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,942,624 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$8,191,302 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	88.6%
Amortization Type:	Interest Only	UW Revenues:	$15,673,030
Call Protection(4):	L(25),D(30),O(5)	UW Expenses:	$7,217,360
Lockbox / Cash Management:	Hard (Commercial); Springing (Multifamily) / Springing	UW NOI:	$8,455,670
Additional Debt(1):	Yes	UW NCF:	$7,686,888
Additional Debt Balance(1):	$55,000,000	Appraised Value / Per SF:	$138,010,000 / $162
Additional Debt Type(1):	Pari Passu	Appraisal Date:	February 27-29, 2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(7):	$88
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(7):	$88
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	$16,708	N/A	Maturity Date LTV:	54.3%
TI/LC Reserve:	$0	$75,000	$3,000,000	UW NCF DSCR:	1.58x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$66,050,211	88.1%
			Closing Costs(8)	6,044,555	8.1
			Return of Equity	2,905,234	3.9

Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The Bedrock Mixed-Use Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “Bedrock Mixed-Use Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Bedrock Mixed-Use Portfolio Whole Loan.
(2)	The borrowers are 11 Delaware limited liability companies and special purpose entities. See Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	The non-recourse carveout guarantor is Rock Backer LLC, a Michigan limited liability company.
(4)	Defeasance of the Bedrock Mixed-Use Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 5, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual defeasance lockout period may be longer.
(5)	Represents the Net Rentable Area (SF) and Occupancy of the commercial space. The Bedrock Mixed-Use Portfolio consists of 853,067 SF of commercial space and 194 multifamily units. The multifamily units were 87.6% leased as of May 20, 2024.
(6)	The borrower acquired the Trio on Fort Street mortgaged property in 2020 and therefore does not have a full presentation of 2020 financials.
(7)	Based solely on the SF of the commercial space, and excludes the multifamily units.
(8)	Closing Costs include an interest rate buydown of $4,762,500.

The Loan. The Bedrock Mixed-Use Portfolio mortgage loan (the “Bedrock Mixed-Use Portfolio Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interests in an 853,067 square foot mixed use portfolio comprised of 10 properties located in Detroit, Michigan (the “Bedrock Mixed-Use Portfolio Properties”). The Bedrock Mixed-Use Portfolio Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.38500% per annum. The Bedrock Mixed-Use Portfolio Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Bedrock Mixed-Use Portfolio

Bedrock Mixed-Use Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an aggregate original principal balance of $20,000,000. The Bedrock Mixed-Use Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust until the controlling Note A-1 is securitized, whereupon the Bedrock Mixed-Use Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$55,000,000	$55,000,000	GACC	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2024-5C27	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Bedrock Mixed-Use Portfolio Properties are comprised of a diverse 10 property office, retail, industrial, and multifamily portfolio that includes 853,067 square feet of commercial space and 194 apartment units. The office, retail, and multifamily properties are located in Downtown Detroit and the industrial property is located in neighboring Southwest Detroit. The three apartment buildings (28 Grand Apartments, The Ferguson Apartments, and Fourteen56 Apartments) include 194 units and 30,152 square feet of commercial space. The industrial property totals 563,782 square feet and is 86.1% leased to two tenants, LM Manufacturing and Diversified Synergies LLC. The six office and retail buildings total 259,133 square feet and are leased to national retail and office users. Office tenants in the portfolio include Bedrock Management Services LLC (a borrower affiliate), Rockbridge Growth Equity LLC (a borrower affiliate), Hello Innovation Inc., and Hudson Real Property LLC. Retail tenants include Nike, Buddy’s Pizza, Chipotle, Bonobos, Hudson Café, and Gucci. As of May 20, 2024, the commercial space at the Bedrock Mixed-Use Portfolio Properties was 83.0% leased and the multifamily space was 87.6% leased. Approximately 76.0% of underwritten base rent is from commercial space and approximately 24.0% is from multifamily space. Approximately 22.2% of commercial underwritten base rent is from affiliates of the borrower.

The following table presents detailed information with respect to each of the Bedrock Mixed-Use Portfolio Properties:

Portfolio Summary
Property Name/Location	Property Type	Year Built/ Renovated	SF/Units(1)(2)	Occupancy(1)(2)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF	% of UW NCF
Trio on Fort Street	Industrial	2001/2018	563,782	86.1%	$19,509,456	26.0%	$35,900,000	$2,757,216	35.9%
28 Grand Apartments(3)	Multifamily	2016/NAP	133	84.2%	$9,075,429	12.1%	$16,700,000	$699,074	9.1%
Madison Building	Office	1917/2006	58,869	97.5%	$8,205,927	10.9%	$15,100,000	$566,502	7.4%
1274 Library Street	Retail/Office	1917/1975	40,666	54.2%	$8,151,583	10.9%	$15,000,000	$539,194	7.0%
The Ferguson Apartments	Multifamily	1897/2015	55	94.5%	$8,097,239	10.8%	$14,900,000	$586,483	7.6%
Lofts of Merchant Row(3)	Retail	1891/2017	50,983	89.8%	$6,792,986	9.1%	$12,500,000	$654,383	8.5%
620 and 630 Woodward Avenue	Office	1880/2013	39,602	74.7%	$5,744,149	7.7%	$10,570,000	$907,536	11.8%
The Globe Building	Office	1888/2020	47,310	80.1%	$5,695,239	7.6%	$10,480,000	$585,399	7.6%
1500 Woodward Avenue	Office/Retail	1891/2020	21,703	100.0%	$2,119,412	2.8%	$3,900,000	$292,880	3.8%
Fourteen56 Apartments	Multifamily	1924/2024	6	100.0%	$1,608,579	2.1%	$2,960,000	$98,223	1.3%
Total/Wtd. Avg.(4)			853,067	83.0%	$75,000,000	100.0%	$138,010,000	$7,686,888	100.0%

(1)	Information is based on the underwritten rent roll as of May 20, 2024.
(2)	The 28 Grand Apartments mortgaged property, The Ferguson Apartments mortgaged property and the Fourteen56 Apartments mortgaged property SF and Occupancy respectively represents the multifamily units and excludes the 30,152 square feet of commercial space at such properties. The following represents the commercial SF at the multifamily properties: the 28 Grand Apartments mortgaged property (4,890 SF), The Ferguson Apartments mortgaged property (20,374 SF) and the Fourteen56 Apartments mortgaged property (4,888 SF).
(3)	The 28 Grand Apartments mortgaged property and the Lofts of Merchant Row mortgaged property are condominium units. The 28 Grand Apartments mortgaged property is part of a condominium comprised of (i) a commercial unit, (ii) an affordable unit, (iii) a market unit and (iv) a rooftop unit, and the related borrower owns all of such units except the affordable unit. The Lofts of Merchant Row mortgaged property is part of a condominium comprised of six units, of which the related borrower owns two units and does not control the condominium.
(4)	The Total/Wtd. Avg. SF and Occupancy excludes the multifamily units and includes the 30,152 square feet of commercial space at the multifamily properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Bedrock Mixed-Use Portfolio

Major Tenants.

LM Manufacturing LLC (“LM”)(295,974 square feet; 34.7% of the commercial NRA; 21.7% of underwritten base rent of the commercial space): Founded in 2019, LM is a joint venture between Magna International and LAN Manufacturing. LM provides manufacturing, assembly, sequencing, supply chain, and logistics management of complete seat assemblies for the automotive and other mobility industries.

LM has an office component that is fully utilized, as well as an industrial space that is entirely utilized as warehousing/manufacturing with seat assembly associated with the Ford Ranger, Raptor and Bronco. LM has been in occupancy at the Trio on Fort Street mortgaged property since August 2022, with $0.25 PSF annual rent increases for its industrial space and $0.50 PSF for its office space. LM has two five-year renewal options remaining and no termination options.

Diversified Synergies LLC (“Diversified Synergies”) (189,358 square feet; 22.2% of the commercial NRA; 13.3% of underwritten base rent of the commercial space): Diversified Synergies is a packager and distributor for pharmaceutical, food and consumer goods Fortune 500 companies, offering services such as kitting, fulfilling, display constructing, packaging, merchandising, and distributing. Diversified Synergies is a joint venture between Staffing Synergies, Inc. and Diversified Chemical Technology, Inc. Diversified Synergies also works with Abbott Laboratories to supply COVID-19 test kits.

Diversified Synergies’ office portion is fully utilized and assists in supporting the manufacturing, and is also using 100% of its manufacturing space. Diversified Synergies has been in occupancy at the Trio on Fort Street mortgaged property since August 2022 with 4% annual rent increases during the lease term. Diversified Synergies has no renewal or termination options.

Environmental. According to Phase I environmental assessments dated between March 11, 2024 and March 18, 2024, there was no evidence of any recognized environmental conditions at the Bedrock Mixed-Use Portfolio Properties. Three of the Bedrock Mixed-Use Portfolio Properties had controlled recognized environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy (Commercial)(1)
2021	2022	2023	Current(2)
94.8%	89.7%	84.7%	83.0%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	Current Occupancy is as of May 20, 2024 and represents the commercial space at the Bedrock Mixed-Use Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Bedrock Mixed-Use Portfolio

Tenant Summary (Commercial)(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
LM Manufacturing LLC	NR/NR/NR	295,974	34.7%	$7.06	$2,090,428	21.7%	7/31/2030
Diversified Synergies LLC	NR/NR/NR	189,358	22.2%	$6.76	$1,280,040	13.3%	8/31/2027
Bedrock Management Services LLC(3)	NR/NR/NR	25,783	3.0%	$49.62	$1,279,353	13.3%	6/30/2027
Nike Retail Services Inc.	A1/AA-/NR	22,195	2.6%	$5.80	$128,628	1.3%	5/31/2026
Detroit Venture Partners LLC(3)	NR/NR/NR	20,057	2.4%	$27.56	$552,735	5.7%	1/31/2027
Top Tenants		553,367	64.9%	$9.63	$5,331,185	55.5%
Remaining Tenants		154,481	18.1%	$27.72	$4,281,725	44.5%
Occupied Collateral Total / Wtd. Avg.		707,848	83.0%	$13.58	$9,612,910	100.0%

Vacant Space		145,219	17.0%

Collateral Total		853,067	100.0%

(1)	Based on the underwritten rent roll dated May 20, 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Bedrock Management Services LLC and Detroit Venture Partners LLC are affiliates of the borrower. The Bedrock Management Services LLC space serves as the headquarters for the borrower sponsor’s real estate ventures, Bedrock Detroit.

Lease Rollover Schedule (Commercial)(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	145,219	17.0%	NAP	NAP	145,219	17.0%	NAP	NAP
2024 & MTM	9	12,789	1.5%	$338,032	3.5%	158,008	18.5%	$338,032	3.5%
2025	13	52,960	6.2%	1,406,150	14.6%	210,968	24.7%	$1,744,181	18.1%
2026	5	27,947	3.3%	284,375	3.0%	238,915	28.0%	$2,028,556	21.1%
2027	5	239,111	28.0%	3,220,022	33.5%	478,026	56.0%	$5,248,578	54.6%
2028	6	16,722	2.0%	334,042	3.5%	494,748	58.0%	$5,582,620	58.1%
2029	4	19,129	2.2%	509,518	5.3%	513,877	60.2%	$6,092,138	63.4%
2030	2	303,951	35.6%	2,307,261	24.0%	817,828	95.9%	$8,399,400	87.4%
2031	2	6,122	0.7%	204,281	2.1%	823,950	96.6%	$8,603,680	89.5%
2032	1	3,611	0.4%	557,900	5.8%	827,561	97.0%	$9,161,580	95.3%
2033	0	0	0.0%	0	0.0%	827,561	97.0%	$9,161,580	95.3%
2034	2	6,804	0.8%	130,000	1.4%	834,365	97.8%	$9,291,580	96.7%
2035 & Beyond	1	18,702	2.2%	321,330	3.3%	853,067	100.0%	$9,612,910	100.0%
Total	50	853,067	100.0%	$9,612,910	100.0%
(1)	Based on the underwritten rent roll dated May 20, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Rollover Schedule.

Historical and Current Occupancy (Multifamily)(1)
2021(2)	2022	2023	Current(3)
88.3%	87.1%	86.1%	87.6%
(1)	Historical occupancies represent the average portfolio occupancy of each year as of December 31.
(2)	Represents the average portfolio occupancy for the 28 Grand Apartments and The Ferguson Apartments properties. Occupancy for The Fourteen56 Apartments property in 2021 was unavailable.
(3)	Current Occupancy is as of May 20, 2024 and represents the multifamily space at the Bedrock Mixed-Use Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio
Unit Mix - 28 Grand Apartments
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
Studio	133	100.0%	84.2%	259	$1,072

Unit Mix – The Ferguson Apartments
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
Studio	10	18.2%	90.0%	719	$1,702
1 BR / 1 BA	45	81.8%	95.6%	1,014	$1,942
Total / Wtd. Avg.	55	100.0%	94.5%	960	$1,901

Unit Mix - Fourteen56 Apartments
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
2 BR / 2 BA	6	100.0%	100.0%	1,474	$3,489

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio
Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	U/W	U/W Per Square Foot
Base Commercial Rent(2)	$6,087,483	$8,835,747	$9,095,396	$9,436,984	$11.06
Rent Steps(3)	0	0	0	120,008	$0.14
Vacant Income	0	0	0	1,782,438	$2.09
Gross Potential Rent	$6,087,483	$8,835,747	$9,095,396	$11,339,430	$13.29
Reimbursements	883,522	794,287	2,694,616	2,044,337	$2.40
Percentage Rent	667,899	664,230	585,617	705,617	$0.83
Multifamily Rental Income	1,851,577	2,658,855	2,712,464	3,042,178	$3.57
Multifamily Commercial Income	435,201	382,911	299,520	175,925	$0.21
Other Rental Income(4)	153,128	115,233	247,050	237,656	$0.28
Miscellaneous Income(4)	93,595	126,089	148,902	148,902	$0.17
Less: Vacancy	0	0	0	(2,021,016)	($2.37)
Effective Gross Income	$10,172,405	$13,577,352	$15,783,565	$15,673,030	$18.37
Management Fee	799,060	859,482	945,438	626,921	$0.73
Real Estate Taxes(5)	1,478,536	1,090,631	973,163	1,013,708	$1.19
Insurance	154,162	275,616	332,953	474,024	$0.56
Other Expenses	4,446,001	5,408,999	5,340,709	5,102,707	$5.98
Total Expenses	$6,877,759	$7,634,728	$7,592,263	$7,217,360	$8.46
Net Operating Income	$3,294,646	$5,942,624	$8,191,302	$8,455,670	$9.91
Capital Expenditures	0	0	0	200,496	$0.24
TI / LC	0	0	0	568,285	$0.67
Net Cash Flow	$3,294,646	$5,942,624	$8,191,302	$7,686,888	$9.01
(1)	Based on the underwritten rent roll dated May 20, 2024.
(2)	Includes base rent from commercial properties only. Base rent for the commercial space at the multifamily properties is included in the Multifamily Commercial Income.
(3)	Contractual rent steps through March 1, 2025.
(4)	Other Rental Income and Miscellaneous Income includes late fees, pet fees, laundry and parking for the multifamily space and parking, security contribution and other miscellaneous reimbursements for the commercial space.
(5)	The 28 Grand Apartments (9.1% of UW NCF) benefits from a tax abatement that expires in 2032. The lender has underwritten the 2024 abated taxes for the 28 Grand Apartments property of $167,593. According to the appraisal, 2024 unabated taxes would be $576,446. The appraisal estimated the net present value of the tax abatement to be $3,321,225. The tax abatement expires in 2032 and decreases pursuant to a specified formula during the last three years of the abatement.

The Market. The office, retail and multifamily buildings are located in the Downtown Detroit neighborhoods of Capitol Park, Campus Martius, Grand Circus Park, and Bricktown, and are within a 1.5-mile radius of one another. Parking for the Bedrock Mixed-Use Properties is provided by street parking and city parking lots. Most of the Bedrock Mixed-Use Properties are on or nearby Woodward Avenue, which is the major north-south thoroughfare through metropolitan Detroit, which runs from Jefferson Avenue in downtown Detroit to Pontiac to the north. The Bedrock Mixed-Use Properties are located near the I-75, I-375, and the Lodge Freeway interchanges, which provide access to the entire Detroit metropolitan area. Detroit is a port city on the Detroit River, which connects with Lake Erie and Lake St. Clair. The Ambassador Bridge, the Detroit Windsor Tunnel, and the Gordie Howe International Bridge, which is expected to open in 2025, provide access to Windsor, Ontario, Canada (the Bedrock Mixed-Use Properties are one mile away from the Gordie Howe International Bridge and two miles away from the Ambassador Bridge).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio

Market Summary(1)
Property Name	ALA	Property Type	Submarket	Inventory (SF/Units)	Submarket Vacancy
Trio on Fort Street	$19,509,456	Industrial	Detroit West	50,648,378	7.9%
28 Grand Apartments	$9,075,429	Multifamily	Downtown/Midtown/Rivertown	20,600	8.0%
Madison Building	$8,205,927	Office	Central Business District	27,483,247	10.3%
1274 Library Street(2)	$8,151,583	Retail/Office	Central Business District	1,360,180	3.9%
The Ferguson Apartments	$8,097,239	Multifamily	Downtown/Midtown/Rivertown	20,600	8.0%
Lofts of Merchant Row	$6,792,986	Retail	Central Business District	1,360,180	3.9%
620 and 630 Woodward Avenue	$5,744,149	Office	Central Business District	27,483,247	10.3%
The Globe Building	$5,695,239	Office	Central Business District	27,483,247	10.3%
1500 Woodward Avenue(3)	$2,119,412	Office/Retail	Central Business District	27,483,247	10.3%
Fourteen56 Apartments	$1,608,579	Multifamily	Downtown/Midtown/Rivertown	20,600	8%
(1)	Source: Appraisal.
(2)	Represents market data from the retail submarket
(3)	Represents market data from the office submarket.

Office Lease Comparables: The appraisals identified six office lease comparables located in the Detroit metropolitan statistical area (“MSA”). The office lease comparable buildings were built between 1910 and 2006 and ranged in size from 15,100 to 576,449 square feet. The office lease comparable commencement dates ranged from October 2021 to March 2024 and ranged in size from 3,375 square feet to 51,404 square feet. The office lease comparable rents ranged from $14.50 PSF to $27.88 PSF, with a weighted average of $20.16 PSF. The comparable office lease terms ranged from 0.8 to seven years.

Retail Lease Comparables: The appraisals identified six retail lease comparables located in the Detroit MSA. The comparable buildings were built between 1926 and 2022 and ranged in size from 6,300 to 188,000 square feet. The lease comparable commencement dates ranged from May 2022 to March 2023 and the comparable leases ranged in size from 1,363 to 6,300 square feet. The rents ranged from $25.00 PSF to $35.00 PSF, with a weighted average of $31.53 PSF. The lease terms ranged from 1.1 to 10 years.

Industrial Lease Comparables: The appraisals identified six industrial lease comparables located in the general Detroit MSA. The comparable buildings were built between 1967 and 2022 and ranged in size from 200,000 to 1,120,655 square feet. The lease comparable commencement dates ranged from November 2022 to August 2023 and ranged in size from 200,000 to 659,589 square feet. The industrial lease comparable rents ranged from $5.00 PSF to $9.62 PSF (triple net), with a weighted average of $7.57 PSF. The comparable industrial lease terms ranged from five to 25 years.

Multifamily Lease Comparables: The appraisals identified six multifamily lease comparables located in the Detroit MSA for the 28 Grand Apartments and The Ferguson Apartments mortgaged properties. The comparable buildings were built between 1900 to 2023 and ranged from 25 units to 288 units. The average comparable studio rent per unit ranged from $1,147 to $1,645 per unit. The average comparable one-bedroom rent per unit ranged from $1,612 to $2,267 per unit. The appraisal identified six multifamily lease comparables for the Fourteen56 Apartments mortgaged property. The comparable buildings were built between 1915 to 2023 and ranged from 20 units to 288 units. The average comparable rent per unit ranged from $1,815 to $6,470 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,585,518	Title:	Fee
Cut-off Date Principal Balance(1):	$19,585,518	Property Type – Subtype:	Industrial – R&D
% of IPB:	2.4%	Net Rentable Area (SF)(4):	115,664
Loan Purpose:	Acquisition	Location:	Woodland, CA
Borrower:	SYWOCA001 LLC	Year Built / Renovated:	1984 / 2014, 2021
Borrower Sponsor(2):	Blue Owl Capital Inc.	Occupancy:	100.0%
Interest Rate:	6.67100%	Occupancy Date:	3/1/2024
Note Date:	3/1/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of) (5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,707,660
Call Protection(3):	L(11),YM1(17),DorYM1(27),O(5)	UW Expenses:	$111,230
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,596,430
Additional Debt(1):	Yes	UW NCF:	$3,579,080
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per SF(6):	$45,700,000 / $395
Additional Debt Type(1):	Pari Passu	Appraisal Date:	December 15, 2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$256
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$256
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	64.7%
Replacement Reserves(3):	$4,948,000	Springing	N/A	Maturity Date LTV(6):	64.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.79x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$29,585,518	64.3%	Purchase Price	$40,568,181	88.1%
Sponsor Equity	$16,461,974	35.7	Upfront Reserves	$4,948,000	10.7
			Closing Costs(7)	$531,311	1.2

Total Sources	$46,047,492	100.0%	Total Uses	$46,047,492	100.0%
(1)	The Syngenta Woodland Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $29,585,518 (the “Syngenta Woodland Whole Loan”). The Financial Information in the chart above reflects the metrics of the Syngenta Woodland Whole Loan.
(2)	The non-recourse carveout guarantors are Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP and Blue Owl Real Estate Fund VI (B) LP. Blue Owl Real Estate Fund VI LP and Blue Owl Real Estate Fund VI (A) LP are each closed-end investment funds, each of which has a term of 7 years, terminating on December 31, 2029, with the option to extend for 2 additional years.
(3)	Subject to the possible prepayments from the capital expenditures reserve described below under “Capital Expenditures Reserve and Potential Future Prepayment,” and as described below under the last paragraph of “Sole Tenant.”
(4)	The Syngenta Woodland Property (as defined below) is situated on 201.4 acres and is comprised of 14 buildings, including 4 greenhouses, 6,100 square feet of lab space dedicated to plant pathology, 10,200 square feet of office and administrative space, and field space for seed production.
(5)	The Syngenta Woodland Property was previously owned by the sole tenant, Syngenta (as defined below). In December 2023, the borrower executed a sale-leaseback transaction with Syngenta whereby the borrower acquired the Syngenta Woodland Property from Syngenta and Syngenta executed a 20-year net lease. Accordingly historical financial information is not available. Such acquisition took place prior to the origination of the Syngenta Woodland Whole Loan on March 1, 2024. The Syngenta Woodland Whole Loan recapitalized the borrower after such acquisition.
(6)	The appraisal also provided a “go dark value” of $28,300,000, which would result in a Cut-off Date LTV and Maturity Date LTV of 104.5%. In addition, the appraisal provided a land value of $41,000,000, which would result in a Cut-off Date LTV and Maturity Date LTV of 72.2%.
(7)	Closing Costs include an interest rate buydown of $147,928.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

The Loan. The Syngenta Woodland mortgage loan (the “Syngenta Woodland Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 115,664 square foot industrial property located in Woodland, California (the “Syngenta Woodland Property”). The Syngenta Woodland Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.67100% per annum. The Syngenta Woodland Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The Syngenta Woodland Mortgage Loan is evidenced by controlling Note A-1, with an original principal balance of $19,585,518. The Syngenta Woodland Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$19,585,518	$19,585,518	BBCMS 2024-5C27	Yes
A-2	$10,000,000	$10,000,000	Benchmark 2024-V6	No
Whole Loan	$29,585,518	$29,585,518

The Property. The Syngenta Woodland Property is 100% leased to Syngenta for 20 years, structured as an absolute triple net lease and includes annual rent escalations equal to 125% of the annual CPI growth rate (subject to a floor of 100% and cap of 104% of preceding base rent) and no termination options. Syngenta previously owned the Syngenta Woodland Property, and sold it to the borrower in a sale-leaseback transaction in December 2023. The Syngenta Woodland Property is situated on 201.4 acres and is comprised of 14 buildings, including 4 greenhouses, 6,100 square feet of lab space dedicated to plant pathology, 10,200 square feet of office and administrative space, and field space for seed production. The Syngenta Woodland Property serves as an important facility for Syngenta’s research and development division. The surrounding climate makes the Syngenta Woodland Property a beneficial location for researching vegetable seeds. The climate offers both hot and cool temperatures, which allows Syngenta to replicate growing conditions in different environments found around the globe. Seeds developed at the Syngenta Woodland Property are used by farmers both locally and internationally.

Capital Expenditures Reserve and Potential Future Prepayment. At origination, the borrower deposited $4,948,000 into a capital expenditures reserve (the “Syngenta CapEx Reserve”), to pay for advances that the sole tenant is entitled to request pursuant to its lease. Such advances were expected but not required to be used for development of a seed processing structure, an expansion of office space, generator replacement and other improvements to the Syngenta Woodland Property. Pursuant to the Syngenta Woodland Whole Loan agreement, if any funds remained on deposit in the Syngenta CapEx Reserve on June 1, 2024, the lender was to apply such funds to the prepayment of the Syngenta Woodland Whole Loan, in an amount equal to the lesser of (x) the amount that, when applied to the outstanding principal balance of the Syngenta Woodland Whole Loan, would result in a Loan to Cost Ratio (as defined below) of 65%, or (y) all remaining funds on deposit in the Syngenta CapEx Reserve (in either case the “Syngenta CapEx Prepayment”). Such Syngenta Cap Ex Prepayment was required to be accompanied by the payment by the borrower of a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the unpaid note balance. Any funds remaining in the Syngenta CapEx Reserve after the Syngenta CapEx Prepayment were required to be released to the borrower.

“Loan to Cost Ratio” means the ratio, as of a particular date, in which (1) the numerator is equal to the outstanding principal balance of the Syngenta Woodland Whole Loan, and (2) the denominator is equal to the sum of (i) $40,568,181, and (ii) the sum of (x) $0, and (y) the aggregate amount of Syngenta CapEx Funds disbursed to the borrower from the Syngenta CapEx Reserve pursuant to the Syngenta Woodland Whole Loan agreement as of the date of determination, in each case as determined in good faith by the lender.

As of June 1, 2024, the borrower had not drawn on the funds in the Syngenta CapEx Reserve, and in June 2024 the loan agreement for the Syngenta Woodland Whole Loan was amended to extend the date on which any Syngenta Cap Ex Prepayment is required to be made to December 1, 2024, and to allow the Syngenta CapEx Reserve to be used for its original purposes until such date, and a corresponding lease amendment was entered into. There can be no assurance as to whether or not the tenant will request any of the funds in the Syngenta CapEx Reserve, or, if requested, of what type of improvements will be made with such funds, or of whether or not there will be remaining funds in the Syngenta Cap Ex Reserve on December 1, 2024, resulting in a prepayment of the Syngenta Woodland Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

Sole Tenant.

Headquartered in Basel, Switzerland, Syngenta Seeds LLC (“Syngenta”) is a subsidiary of Syngenta AG, a producer of crop protection products and one of the world’s largest seed developers and producers. Syngenta produces high-technology seeds that help mitigate risks such as disease, insect, and climate pressures and allow farmers to meet the ever-growing demand for food and fuel. Syngenta has a network of more than 150 research and development and production sites which collaborates with universities, incubators, scientists and production growers to invest $1.4 billion annually to bring next-generation innovations to the farm. Syngenta AG’s largest market in 2022 was Latin America, which represented approximately 39% of consolidated sales, followed by North America with 24% of consolidated sales, Europe, Africa and the Middle East with 23% of consolidated sales, and Asia Pacific (including China) with 14% of consolidated sales. The Crop Protection segment develops and produces herbicides, insecticides, fungicides, seed treatments and biocontrols that promote plant growth. The Seeds segment offers a broad portfolio of crops with a focus on corn, soybean, cereals, and vegetables.

The Syngenta Woodland Property was built in 1984, later acquired by Syngenta and underwent an expansion and renovation from 2014 to 2021. During this time, Syngenta invested $11.2 million, adding 60,000 square feet of greenhouse space, 32,000 square feet of research space, 10,600 square feet of office space, and a 5,000 square foot plant pathology lab.

Syngenta was founded in 2000 from the agricultural divisions of Novartis and AstraZeneca. Syngenta is a member of the Syngenta Group that was formed in 2020 uniting Syngenta Crop Protection, Syngenta Seeds, ADAMA and Syngenta Group China under one brand. As of February 2024, Syngenta AG is 100% owned by China National Chemical Corporation Ltd.

The Syngenta lease provides that if at any time, the government, via law, ordinance, regulation, etc. prohibits Syngenta from holding, or prohibits the landlord from granting or conveying to the tenant, a leasehold interest in the Syngenta Woodland Property, then the tenant must transition the operational and financial responsibility to a third party by (i) assigning the tenant’s right, title and interest in the lease to a successor tenant, (ii) contracting with a third party contractor to occupy the Syngenta Woodland Property as the successor tenant or (iii) the borrower selling the Syngenta Woodland Property to a third party purchaser designated by Syngenta for an amount equal to the quotient of (A) the sum of the next 12 payments of the base rent divided by (B) 7.03% (the “Purchase Price”). Pursuant to the terms of the Syngenta Woodland Whole Loan documents, all of the Purchase Price (or such portion that is needed to repay the Syngenta Woodland Whole Loan in full) is required to be paid to the lender by the borrower upon receipt. The Syngenta Woodland Whole Loan documents provide that if the borrower is obligated to sell the Syngenta Woodland Property pursuant to the above terms of the lease, simultaneously with such sale the borrower is required to prepay the Syngenta Woodland Whole Loan in whole together with, if such prepayment is prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1% of the unpaid principal balance as of the date of prepayment. See “Description of the Mortgage Pool—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

Environmental. According to a Phase I environmental assessment dated August 11, 2023, there was no evidence of any recognized environmental conditions at the Syngenta Woodland Property.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are not available due to the borrower’s acquisition of the Syngenta Woodland Property in a sale-leaseback transaction with Syngenta in December 2023.
(2)	Current Occupancy is as of March 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total Base Rent	Lease Expiration Date
Syngenta Seeds LLC	NR/NR/NR	115,564	100.0%	$27.46	$3,175,999	100.0%	11/30/2043
Occupied Collateral Total / Wtd. Avg.		115,564	100.0%	$27.46	$3,175,999	100.0%

Vacant Space		0	0.0%

Collateral Total		115,564	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2024

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0	NAP	NAP
2024 & MTM	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2035 & Beyond	1	115,564	100.0%	3,175,999	100.0%	115,564	100.0%	$3,175,999	100.0%
Total	1	115,564	100.0%	$3,175,999	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

Operating History and Underwritten Net Cash Flow(1)
	U/W	U/W Per Square Foot	%(2)
Base Rent	$3,175,999	$27.46	83.8%
Rent Steps(3)	615,571	$5.32	16.2%
Vacant Income	0	$0.00	0.0%
Gross Potential Rent	$3,791,570	$32.78	100.0%
Reimbursements	111,230	$0.96	2.9%
Less: Vacancy	(195,140)	($1.69)	(5.1%)
Effective Gross Income	$3,707,660	$32.06	97.8%
Management Fee	111,230	$0.96	3.0%
Total Expenses	$111,230	$0.96	3.0%
Net Operating Income	$3,596,430	$31.09	97.0%
Capital Expenditures	17,350	$0.15	0.5%
Net Cash Flow	$3,579,080	$30.94	96.5%
(1)	Based on the underwritten rent roll dated March 1, 2024. Historical financial information is not available due to the borrower’s acquisition of the Syngenta Woodland Property in a sale- leaseback transaction with Syngenta in December 2023.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual rent steps through February 1, 2025.

The Market. The Syngenta Woodland Property is located in the greater Sacramento area which is home to the capital of the state of California and is located at the intersection of Interstates 5 and 80. The greater Sacramento area has a population of 2.15 million people. Sacramento is home to two large universities, the University of California Davis (“UC Davis”) and California State University, Sacramento, which collectively reported approximately 71,000 undergraduate students in the fall of 2023. UC Davis is the largest campus within the 10-university UC system. The Syngenta Woodland Property is located in an area known as “The Seed Capital of the World” or “Seed Valley” and is surrounded by a cluster of seed development companies. UC Davis, a recognized leader in seed technology, is located less than 10 minutes from the Syngenta Woodland Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$18,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$18,250,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.3%	Net Rentable Area (SF):	356,188
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrower:	Crescent Center Memphis, LLC	Year Built / Renovated:	1986 / 2001, 2020
Borrower Sponsors:	David Long and Peggy Long	Occupancy:	87.6%
Interest Rate:	7.51300%	Occupancy Date:	11/13/2023
Note Date:	9/22/2023	4th Most Recent NOI (As of):	$3,755,295 (12/31/2020)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of):	$3,684,484 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,418,358 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(2):	$5,070,098 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	88.3%
Amortization Type:	Interest Only	UW Revenues:	$10,935,948
Call Protection:	L(33),D(20),O(7)	UW Expenses:	$4,160,455
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$6,775,493
Additional Debt(1):	Yes	UW NCF:	$6,163,117
Additional Debt Balance(1):	$33,750,000	Appraised Value / Per SF:	$81,100,000 / $228
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/3/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$146
Taxes:	$530,919	$132,730	N/A	Maturity Date Loan / SF:	$146
Insurance:	$92,115	$9,211	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	$5,936	N/A	Maturity Date LTV:	64.1%
TI/LC Reserve:	$500,000	$53,428	N/A	UW NCF DSCR:	1.56x
Other Reserves(3):	$1,308,459	Springing(3)	N/A	UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$52,000,000	95.1%	Loan Payoff	$49,625,707	90.8%
Borrower Sponsor Equity	2,672,977	4.9	Closing Costs(4)	2,615,777	4.8
			Reserves	2,431,492	4.4
Total Sources	$54,672,977	100.0%	Total Uses	$54,672,977	100.0%
(1)	The Crescent Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $52,000,000 (the “Crescent Center Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Crescent Center Whole Loan.
(2)	The increase from Most Recent NOI to UW NOI is primarily driven by six new or expansion leases commencing in 2023 and 2024, totaling 28,615 square feet (8.0% of NRA).
(3)	Other Reserves include (i) $1,079,540 for outstanding free rent relating to the Simmons Bank and Benefit Recovery Group, LLC leases and (ii) $228,919 for outstanding tenant improvements and leasing commissions. If the balance in the Simmons Bank free rent reserve is less than $475,750 on October 1, 2025, then the borrower is required to deposit the amount necessary to cause the balance of funds in the reserve account to equal $475,750.
(4)	Closing Costs include an approximately $1.61 million interest rate buydown.

The Loan. The Crescent Center mortgage loan (the “Crescent Center Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 356,188 square foot office property located in Memphis, Tennessee (the “Crescent Center Property”). The Crescent Center Whole Loan consists of six pari passu notes and accrues interest at a rate of 7.51300% per annum. The Crescent Center Whole Loan has a five-year term and is interest-only for the term of the loan. The Crescent Center Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-4-2, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $18,250,000. The Crescent Center Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C3 securitization trust. The relationship between the holders of the Crescent Center Whole Loan is governed by a co-lender agreement described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The table below identifies the promissory notes that comprise the Crescent Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$15,000,000	$15,000,000	BMO 2024-5C3	Yes
A-2	$12,000,000	$12,000,000	BBCMS 2024-5C27	No
A-3	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-4-1	$3,750,000	$3,750,000	BMO 2024-5C3	No
A-4-2	$6,250,000	$6,250,000	BBCMS 2024-5C27	No
A-5	$5,000,000	$5,000,000	Benchmark 2024-V6	No
Whole Loan	$52,000,000	$52,000,000

The Property. The Crescent Center Property consists of a nine-story, Class A office building, two outparcel retail buildings and a parking garage located in Memphis, Tennessee totaling 356,188 square feet. The Crescent Center Property was constructed in 1986 and was acquired by the borrower sponsors in September 2021 for $67.5 million, after which they completed an approximately $2.7 million capital improvement project, which included a lobby upgrade, restroom renovations, and corridor work. Since acquisition, the borrower sponsors have executed new leases with five tenants, totaling 66,113 square feet, and 14 renewal and expansion leases, totaling for 60,854 square feet.

The Crescent Center Property consists of 331,406 square feet of office space (93.0% of NRA), 18,177 square feet of outparcel retail space (5.1% of NRA), 6,605 square feet of fitness center and storage space (1.9% of NRA), and a four-story parking structure. The Crescent Center Property contains 1,014 garage parking spaces and 63 surface spaces. The Crescent Center Property is managed and leased by CBRE, Inc., the largest commercial property management company in the United States. The Crescent Center Property is 87.6% leased as of November 13, 2023 to a roster of 39 tenants. The three largest tenants at the Crescent Center Property are Butler Snow LLP (“Butler Snow”) (15.6% of NRA), Simmons Bank (12.4% of NRA) and Benefit Recovery Group, LLC (“Benefit Recovery Group”) (5.6% of NRA), with no additional tenant accounting for more than 4.9% of NRA. The outparcel retail spaces consist of GMRI, Inc. dba Seasons 52 (“Seasons 52”) and Capital Grille Holdings, Inc. (“Capital Grille”), two national chain restaurants that are part of Darden Restaurants, Inc. (rated Baa2/BBB/BBB by Moody’s/S&P/Fitch). Seasons 52 and Capital Grille each executed 10-year extensions in 2023, with expiration dates in 2034. The Crescent Center Property has maintained average occupancy of 89.8% since 2011.

Major Tenants.

Butler Snow LLP (55,581 square feet; 15.6% of NRA; 17.1% of underwritten base rent). Butler Snow is an international law firm, and the largest law firm in Memphis, focused on business law and litigation, with clients ranging from emerging technology startups to Fortune 100 companies. Founded in 1954, and consisting of over 400 professionals in 28 locations, the law firm practices include public finance, mass tort litigation / class action, real estate law and tax law.

Butler Snow currently occupies 55,581 square feet, including the entire fifth floor (40,237 square feet) and 14,949 square feet on the fourth floor of the Crescent Center Property. Butler Snow has been a tenant at the Crescent Center Property since 2002 and most recently executed a 128-month renewal in June 2020. The tenant has two, five-year renewal options remaining. Effective between September 1, 2027 and September 1, 2028, Butler Snow has the one-time right to reduce its space by up to 14,949 square feet located on the fourth floor of the Crescent Center Property, with 365 days’ notice and payment of a fee equal to three months’ rent and unamortized leasing commissions, costs of landlord’s work and tenant improvement costs.

Simmons Bank (44,081 square feet; 12.4% of NRA; 14.2% of underwritten base rent). Simmons Bank (Moody’s/KBRA: Baa2/BBB+) is a regional bank founded in 1903 and headquartered in Pine Bluff, Arkansas, with $27.6 billion in assets as of March 31, 2023, and over 200 locations in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas employing over 3,200 associates. In 2021, Simmons Bank acquired naming rights to Simmons Bank Liberty Stadium, the current home of the University of Memphis Tigers football team and the Liberty Bowl.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

Simmons Bank currently occupies 44,081 square feet of office space, including a 5,531 square foot first floor space operating as a retail bank branch, and an outparcel drive-through. Simmons Bank has been a tenant at the Crescent Center Property since 2022, when it entered into a new lease for 24,221 square feet on the ninth floor, and assumed and extended an existing lease to a prior tenant on the 5,531 square foot first floor space. Subsequently, Simmons Bank executed an expansion lease for an additional 14,329 square feet in March 2023 to occupy the entirety of the ninth floor and extend the term of its lease. Simmons Bank has one, five-year renewal option remaining and a termination option with respect to the 5,531 square foot first floor space effective August 31, 2028, with nine months’ prior notice and payment of a termination fee equal to three months’ rent and unamortized leasing commissions, any abated and/or free rent and tenant improvement costs, which was a legacy provision of the lease assumed by the prior tenant. The Simmons Bank lease also includes signage rights on the Crescent Center Property.

Benefit Recovery Group, LLC (19,864 square feet; 5.6% of NRA; 6.3% of underwritten base rent). Benefit Recovery Group is a health insurance subrogation company offering compensation recovery services across a number of industries. Headquartered at the Crescent Center Property, Benefit Recovery Group has over 20 years of experience in subrogation, utilizing a technology-optimized process to maximize recoveries for their clients.

Benefit Recovery Group executed its initial lease for 15,000 square feet at the Crescent Center Property in August 2023, and expanded by an additional 4,864 square feet in October 2023. Benefit Recovery Group has one, five-year renewal option remaining and a one-time right to terminate its lease, effective January 31, 2031, with nine months’ prior notice and payment of a termination fee equal to unamortized leasing commissions and tenant improvement costs.

Environmental. The Phase I environmental assessment dated August 17, 2023 identified no evidence of any recognized environmental conditions at the Crescent Center Property.

The following table presents certain information relating to the historical and current occupancy of the Crescent Center Property:

Historical and Current Occupancy(1)
2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Current(2)
89.0%	88.0%	90.0%	94.0%	99.0%	96.0%	96.0%	97.0%	92.7%	80.8%	71.5%	86.0%	87.6%
(1)	Historical occupancies are as of December 1 of each respective year for 2020-2022, and average occupancy for 2011-2019.
(2)	Current occupancy is based on the underwritten rent roll dated November 13, 2023.

The following table presents certain information relating to the largest tenants at the Crescent Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date(3)
Butler Snow LLP	NR/NR/NR	55,581	15.6%	$32.35	$1,798,209	17.1%	6/30/2035
Simmons Bank	Baa2/NR/NR	44,081	12.4	$33.95	1,496,422	14.2	1/31/2038
Benefit Recovery Group, LLC	NR/NR/NR	19,864	5.6	$33.23	660,081	6.3	1/31/2034
Diversified Trust Company	NR/NR/NR	17,579	4.9	$34.87	612,942	5.8	4/30/2033
Wells Fargo Clearing Services	A1/BBB+/A+	15,637	4.4	$33.92	530,407	5.0	4/30/2028
Major Tenants		152,742	42.9%	$33.38	$5,098,061	48.4%
Other Tenants		159,357	44.7%	$34.05	$5,426,573	51.6%
Occupied Collateral Total / Wtd. Avg.		312,099	87.6%	$33.72	$10,524,634	100.0%
Vacant Space		44,089	12.4%
Collateral Total		356,188	100.0%

(1)	Information is based on the underwritten rent roll dated November 13, 2023, inclusive of rent steps through November 2024 and straight-line rent for Simmons Bank.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The following table presents certain information relating to the tenant lease expirations of the Crescent Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	44,089	12.4%	NAP	NA	P	44,089	12.4%	NAP	NA	P
2023 & MTM	1	1,024	0.3	$34,959	0.3%		45,113	12.7%	$34,959	0.3%
2024	3	14,535	4.1	388,014	3.7		59,648	16.7%	$422,974	4.0%
2025	5	13,414	3.8	479,507	4.6		73,062	20.5%	$902,481	8.6%
2026	10	37,312	10.5	1,257,581	11.9		110,374	31.0%	$2,160,061	20.5%
2027	4	15,846	4.4	549,916	5.2		126,220	35.4%	$2,709,977	25.7%
2028	3	20,122	5.6	675,512	6.4		146,342	41.1%	$3,385,489	32.2%
2029	5	17,130	4.8	570,003	5.4		163,472	45.9%	$3,955,493	37.6%
2030	1	3,952	1.1	131,651	1.3		167,424	47.0%	$4,087,144	38.8%
2031	4	14,795	4.2	452,374	4.3		182,219	51.2%	$4,539,518	43.1%
2032	1	7,311	2.1	248,428	2.4		189,530	53.2%	$4,787,946	45.5%
2033	4	17,579	4.9	612,942	5.8		207,109	58.1%	$5,400,888	51.3%
2034	4	38,041	10.7	1,389,887	13.2		245,150	68.8%	$6,790,775	64.5%
2035 & Beyond	11	111,038	31.2	3,733,859	35.5		356,188	100.0%	$10,524,634	100.0%
Total	56	356,188	100.0%	$10,524,634	100.0%
(1)	Based on the underwritten rent roll dated November 13, 2023, inclusive of rent steps through November 2024 and straight-line rent for Simmons Bank.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Crescent Center Property:

Operating History and Underwriting Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent(3)	$7,135,410	$7,010,582	$8,117,707	$8,686,875	$10,478,451(3)	$29.42	85.6%
Vacancy Gross Up	0	0	0	0	1,432,893	4.02	11.7
Straight-Line Rent(4)	0	0	0	0	46,182(4)	0.13	0.4
Gross Potential Rent	$7,135,410	$7,010,582	$8,117,707	$8,686,875	$11,957,526	$33.57	97.7%
Total Reimbursements	127,965	62,112	25,870	186,521	283,246	0.80	2.3
Total Gross Income	$7,263,375	$7,072,694	$8,143,577	$8,873,396	$12,240,773	$34.37	100.0%
Other Income(5)	23,390	31,354	(60,122)	97,678	128,068(5)	0.36	1.0
(Vacancy/Credit Loss)	0	0	0	0	(1,432,893)	(4.02)	(11.7)
Effective Gross Income	$7,286,765	$7,104,048	$8,083,455	$8,971,074	$10,935,948	$30.70	89.3%
Total Expenses	$3,531,470	$3,419,564	$3,665,097	$3,900,976	$4,160,455	$11.68	38.0%
Net Operating Income	$3,755,295	$3,684,484	$4,418,358	$5,070,098(6)	$6,775,493(6)	$19.02	62.0%
Capital Expenditures	0	0	0	0	71,238	0.20	0.7
TI/LC	0	0	0	0	541,138	1.52	4.9
Net Cash Flow	$3,755,295	$3,684,484	$4,418,358	$5,070,098	$6,163,117	$17.30	56.4%
(1)	TTM reflects the trailing 12 months ending August 31, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten In Place Rent includes rent steps through November 2024.
(4)	Includes straight-line rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(5)	Other Income consists primarily of Simmons Bank signage and contractual parking income.
(6)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by six new or expansion leases commencing in 2023 and 2024, totaling 28,615 square feet (8.0% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The Market. The Crescent Center Property is located at a signalized intersection on Poplar Avenue in Memphis, Tennessee. Memphis is home to several Fortune 500 company headquarters, including FedEx, AutoZone, and International Paper. FedEx Corporation is the largest employer in Memphis, with 30,000 employees and six million daily shipments out of Memphis International Airport.

The Crescent Center Property is proximate to Interstate 240, which provides direct access to Memphis International Airport, located approximately 11 miles away. Poplar Avenue also provides direct access to downtown Memphis, approximately 12 miles west of the Crescent Center Property. The Crescent Center Property is adjacent to a Target-anchored retail center.

The Crescent Center Property is located within the East Memphis office submarket. As of the fourth quarter of 2023, the East Memphis office submarket had an inventory of approximately 15.17 million square feet, making it the largest submarket in Memphis, accounting for 25.7% of total office inventory. The East Memphis submarket had a vacancy rate of 11.8% and an asking rental rate of $24.70 per square foot, the highest of all Memphis submarkets. According to the appraisal, the East Memphis submarket demonstrates sound fundamentals, and a competitive set of approximately 1.52 million square feet exhibited a vacancy rate of 7.8%.

According to the appraisal, as of 2022, the population and average household income within a five-mile radius of the Crescent Center Property were 224,399 and $90,046, respectively.

The following table presents certain information relating to comparable office properties to the Crescent Center Property:

Competitive Building Summary(1)
Property Name	Year Built	Rentable Area (SF)	Occupancy	Parking Spaces	Asking Rent PSF	Rate Type
Crescent Center	1986	356,188(2)	87.6%(2)	1,077(3)	$33.72(2)(4)	Various
Colonnade	1998	89,000	100.0%	267	$25.00	FSG
999 S Shady Grove Rd.	2008	150,571	81.0%	454	$30.25	FSG
Ridgeway Center	1995	158,733	93.4%	457	$29.75	FSG
TraVure	2018	169,769	96.9%	NAV	$33.00	FSG
Triad Centre III	2009	148,810	77.2%	840	$30.50	FSG
Renaissance Center	2000	191,000	78.9%	661	$29.50	FSG
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated November 13, 2023.
(3)	Information based on the zoning report dated September 18, 2023.
(4)	Asking Rent PSF based on the underwritten base rent per square foot for the Crescent Center Property, inclusive of contractual rent steps through November 2024 and straight-line rent for Simmons Bank.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Crescent Center Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Office	$32.50	7.0	2.5% annual	Full Service
Storage	$12.50	5.0	2.5% annual	None
Amenity	$4.00	15.0	None	Full Service
Outparcel	$42.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The following table presents certain information relating to comparable sales to the Crescent Center Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Crescent Center Memphis, TN	NAP	356,188(2)	87.6	%(2)	NAP	NAP	NAP
The Forum Metro Center Nashville, TN	Aug-2022	158,193	94.0%		$32,250,000	$204	$212
Bemiston Tower Clayton, MO	Feb-2023	174,241	95.0%		$32,725,000	$188	$194
Vanderbilt Office Plaza Nashville, TN	May-2023	130,913	93.0%		$37,000,000	$283	$289
Parkside Plaza I Knoxville, TN	Aug-2022	100,340	100.0%		$24,500,000	$244	$254
Ridgeway Center Memphis, TN	Jun-2021	168,000	100.0%		$27,700,000	$165	$175
Colonnade Memphis, TN	Jul-2020	89,000	89.3%		$13,000,000	$146	$158
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 13, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	2.1%	Net Rentable Area (SF):	296,991
Loan Purpose:	Acquisition	Location:	Asheville, NC
Borrower:	The Ridge Business Park LLC	Year Built / Renovated:	1954 / 2008
Borrower Sponsors:	Jacob Beer, Barbara Weissman and Jeremy Apfel	Occupancy:	99.3%
Interest Rate:	6.49600%	Occupancy Date:	3/14/2024
Note Date:	5/17/2024	4th Most Recent NOI (As of):	$2,216,733 (12/31/2021)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$2,405,080 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,638,857 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,691,927 (TTM 2/29/2024)
Original Amortization Term:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$3,381,047
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,152,979
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$2,228,068
Additional Debt:	No	UW NCF:	$2,008,855
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,250,000 / $88
Additional Debt Type:	N/A	Appraisal Date:	3/7/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
RE Taxes:	$80,902	$13,484	N/A	Maturity Date Loan / SF:	$57
Insurance:	$8,060	$8,060	N/A	Cut-off Date LTV:	64.8%
Replacement:	$801,875	$0	N/A	Maturity Date LTV:	64.8%
TI/LC(1):	$500,000	$12,375	$297,000	UW NCF DSCR:	1.79x
Environmental Remediation Fund:	$31,250	$2,083	$125,000	UW NOI Debt Yield:	13.1%
HVAC Installation:	$87,400	$0	N/A
Immediate Repairs:	$74,800	$0	N/A
Anchor Tenant Reserve(2):	$0	Springing	N/A
Anchor Tenant Premises Reduction Reserve(3):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,000,000	61.6%	Purchase Price	$25,000,000	90.5%
Borrower Sponsor Equity	10,611,309	38.4	Upfront Reserves	1,584,287	5.7
			Closing Costs(5)	1,427,022	5.2
			Seller Credit(6)	(400,000)	(1.4)
Total Sources	$27,611,309	100.0%	Total Uses	$27,611,309	100.0%
(1)	The borrower’s obligation to deposit into a rollover reserve, on a monthly basis, an amount equal to $12,374.63 is waived, so long as (i) no event of default has occurred and is continuing and (ii) the balance of the reserve account is equal to or greater than the cap. The initial deposit of $500,000 is not counted towards the reserve cap.
(2)	The borrower will be required to make monthly deposits, equal to $79,000, into an anchor tenant reserve upon the occurrence of (a) an Anchor Tenant (as defined below), any parent of the Anchor Tenant or guarantor of the Anchor Tenant lease is the subject of a bankruptcy or insolvency proceeding, (b) an Anchor Tenant provides notice of its intent to close its business at the premises or vacates without notice, (c) an Anchor Tenant terminates it lease or gives notice of its intention to terminate or not renew its lease, (d) an Anchor Tenant defaults under the terms of its lease or (e) an Anchor Tenant fails to renew its lease by the earlier of (x) the date that is 12 months prior to the expiration date of the lease and (y) the date on which the Anchor Tenant is required to provide notice of renewal.
“Anchor Tenant” means the United States of America and any other tenant hereafter occupying the Anchor Tenant premises.
(3)	The borrower will be required to make annual deposits equal to the Anchor Tenant Premises Reduction Deposit (as defined below), if no cure of the Anchor Tenant Premises Reduction Trigger Event (as defined below) has occurred, upon the occurrence of (a) an Anchor Tenant electing to reduce its Anchor Tenant premises in accordance with its lease and (b) the net cash flow debt service coverage ratio is less than 1.35x based on a 30 year amortization schedule (an “Anchor Tenant Premises Reduction Trigger Event”).
“Anchor Tenant Premises Reduction Deposit” means an amount equal to (i) the annual rent payable pursuant to the Anchor Tenant lease immediately prior to the occurrence of an Anchor Tenant Premises Reduction Trigger Event, less (ii) the annual rent payable pursuant to the Anchor Tenant lease following the occurrence of an Anchor Tenant Premises Reduction Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park
(4)	The decrease from Most Recent NOI to UW NOI is primarily due to an additional vacancy adjustment attributed to Consolidated Patient Accounts Center’s Revenue Academy (“PMO”). Given PMO’s (15,725 square feet; 5.3% of net rentable area (“NRA”); 14.2% of underwritten rent) lease expiration in February 2025, and having one, five-year renewal option remaining with 60 days’ notice, a lease renewal will not be executed prior to the anticipated closing date of the BBCMS 2024-5C27 securitization.
(5)	Includes a $680,000 interest rate buydown fee.
(6)	Represents a seller credit to the borrower sponsors for capital improvements at the ASC Business Park Property (as defined below).

The Loan. The ASC Business Park mortgage loan (the “ASC Business Park Mortgage Loan”) is secured by the borrower’s fee interest in a 296,991 square foot industrial property located in Asheville, North Carolina (the “ASC Business Park Property”). The ASC Business Park Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $17,000,000 and accrues interest at a rate of 6.49600% per annum. The ASC Business Park Mortgage Loan has a five-year, interest-only term and accrues interest on an Actual/360 basis.

The Property. The ASC Business Park Property is a 296,991 square foot, flex-industrial property that was originally constructed in 1954 and renovated in 2008, and is situated on a 23.88-acre site in Asheville, North Carolina. Approximately 75.1% of the total NRA consists of warehouse-industrial space and the remaining 24.9% of NRA is office space. The office space is primarily occupied by two government tenants under the Department of Veteran Affairs (the “VA”), Mid-Atlantic Patient Accounts Center (“MACPAC”) and PMO. MACPAC and PMO have been in occupancy at the ASC Business Park Property since 2008 and 2010, respectively. The ASC Business Park Property is served by 625 surface parking spaces with a parking ratio of approximately 2.10 spaces per 1,000 square feet.

The ASC Business Park Property is 99.3% leased to 16 unique industrial and office tenants and has been 100% occupied as of the end of each year from 2016 to 2023.

Major Tenants.

Aprotech (77,924 square feet; 26.2% of NRA, 15.1% of underwritten base rent): Aprotech specializes in the developing and manufacturing of elastomeric crankshaft dampers, noise vibration harshness products, machined components and mechanical assemblies. Aprotech has been at the ASC Business Park Property since 2011, with a current lease expiration date of January 2026. Aprotech has two, two-year renewal options remaining and no termination options.

MB Manufacturing (59,789 square feet; 20.1% of NRA, 14.0% of underwritten base rent): MB Manufacturing has been in the automotive parts industry for over 25 years and offers a wide range of products including disc brake kits, power conversion kits, master cylinders and brake boosters, among others. MB Manufacturing recently executed a lease at the ASC Business Park Property in 2023, with a lease expiration date of January 2028, one, five-year renewal option remaining and no termination options.

MACPAC (54,011 square feet; 18.2% of NRA, 38.6% of underwritten base rent): MACPAC is an entity within the Department of Veterans Affairs. Established under the Consolidated Patient Account Center structure introduced by the VA in 2006, MACPAC’s objective is to enhance revenue operations throughout the Veterans Health Administration network by standardization and consolidation of functions including billing and insurance. Asheville falls in the Mid-Atlantic region, which is one of seven regions established by the Department of Veterans Affairs to assist with streamlining operations.

MACPAC has been at the ASC Business Park Property since 2008, with a current lease expiration date of November 2028 after recently executing a five-year renewal in December 2023, and has no renewal or termination options remaining. If MACPAC does not occupy a certain portion of its space, then its gross rent will be reduced proportionally by the share of operating expenses attributable to such space. If MACPAC elects to downsize, annual reserve payments equal to (i) the annual rent immediately prior to the downsize, less (ii) the annual rent payable following the downsize are required to be deposited.

Environmental. According to the Phase I environmental assessment dated March 14, 2024, groundwater contamination at the ASC Business Park Property represents a recognized environmental condition (“REC”). Perchloroethylene and trichloroethylene were detected in the most recent groundwater monitoring report above standard levels, which requires ongoing monitoring and constitutes a REC. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

At origination of the ASC Business Park Mortgage Loan, the borrower deposited $31,250 into the environmental reserve fund, which is equal to 125% of one year’s cost of monitoring the REC. Additionally, $2,083 is required to be deposited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park

monthly into the environmental reserve fund, which is equal to 1/12th of one year’s cost of monitoring the REC. The environmental reserve fund is subject to a cap of $125,000.

The following table presents certain information relating to the historical and current occupancy of the ASC Business Park Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	99.3%
(1)	Historical occupancy is based on the year-end of each respective year.
(2)	Based on the underwritten rent roll as of March 14, 2024.

The following table presents certain information relating to the major tenants at the ASC Business Park Property:

Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Aprotech	NR/NR/NR	77,924	26.2%	$5.56	$433,314	15.1%	1/31/2026
MB Manufacturing	NR/NR/NR	59,789	20.1	$6.72	402,000	14.0	1/31/2028
MACPAC	Aaa/AA+/AA+	54,011	18.2	$20.48	1,106,265	38.6	11/30/2028
Uplifting Deals	NR/NR/NR	41,841	14.1	$4.76	199,022	6.9	Various(4)
Annie's Bakery	NR/NR/NR	23,086	7.8	$6.08	140,446	4.9	7/31/2025
Major Tenants		256,651	86.4%	$8.89	$2,281,047	79.6%
Remaining Tenants		38,271	12.9	$15.23	583,037	20.4
Occupied Collateral Total / Wtd. Avg.		294,922	99.3%	$9.71	$2,864,085	100.0%

Vacant Space		2,069	0.7

Collateral Total		296,991	100.0%

(1)	Based on the underwritten rent roll as of March 14, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Includes contractual rent steps through May 2025.
(4)	Uplifting Deals occupies two different suites at the ASC Business Park Property. The first suite, representing 35,242 square feet, has a lease expiration date of July 2029, and the second suite, representing 6,599 square feet, has a lease expiration date of January 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park

The following table presents certain information relating to lease expirations at the ASC Business Park Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	2,069	0.7%	NAP	NAP	2,069	0.7%	NAP	NAP
2024 & MTM	5	2,884	1.0	$39,632	1.4%	4,953	1.7%	$39,632	1.4%
2025	4	48,641	16.4	602,086	21.0	53,594	18.0%	$641,718	22.4%
2026	2	80,050	27.0	453,281	15.8	133,644	45.0%	$1,094,999	38.2%
2027	1	3,200	1.1	22,712	0.8	136,844	46.1%	$1,117,710	39.0%
2028	3	116,033	39.1	1,535,637	53.6	252,877	85.1%	$2,653,347	92.6%
2029	1	35,242	11.9	161,942	5.7	288,119	97.0%	$2,815,289	98.3%
2030	0	0	0.0	0	0.0	288,119	97.0%	$2,815,289	98.3%
2031	0	0	0.0	0	0.0	288,119	97.0%	$2,815,289	98.3%
2032	0	0	0.0	0	0.0	288,119	97.0%	$2,815,289	98.3%
2033	1	8,872	3.0	48,796	1.7	296,991	100.0%	$2,864,085	100.0%
2034	0	0	0.0	0	0.0	296,991	100.0%	$2,864,085	100.0%
2035 & Thereafter	0	0	0.0	0	0.0	296,991	100.0%	$2,864,085	100.0%
Total	17	296,991	100.0%	$2,864,085	100.00%
(1)	Based on the in-place rent roll dated March 14, 2024.
(2)	Includes contractual rent steps through May 2025.

The following table presents certain information relating to the underwritten cash flows of the ASC Business Park Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	T12 2/29/2024(2)	UW(2)	UW Per Square Foot
Underwritten Rent	$2,493,246	$2,585,789	$2,723,663	$2,742,722	$2,864,085(3)	$9.64
Vacancy Gross Up	0	0	0	0	19,674	0.07
Gross Potential Rent	$2,493,246	$2,585,789	$2,723,663	$2,742,722	$2,883,759	$9.71
Expense Recoveries	779,462	850,550	1,032,428	1,073,338	929,853	3.13
Net Rental Income	$3,272,708	$3,436,339	$3,756,091	$3,816,060	$3,813,612	$12.84
(Vacancy/Credit Loss)	0	0	0	0	(19,674)	(0.07)
Additional Vacancy Adjustment	0	0	0	0	(412,890)	(1.39)
Effective Gross Income	$3,272,708	$3,436,339	$3,756,091	$3,816,060	$3,381,048	$11.38
Taxes	155,348	155,348	157,091	157,091	157,091	0.53
Insurance	48,291	46,066	49,240	52,413	96,723	0.33
Utilities	413,442	464,016	489,023	504,894	430,637	1.45
Other Expenses	438,894	365,829	421,880	409,735	468,528	1.58
Total Expenses	$1,055,975	$1,031,259	$1,117,234	$1,124,133	$1,152,979	$3.88
Net Operating Income	$2,216,733	$2,405,080	$2,638,857	$2,691,927	$2,228,069	$7.50
Capital Expenditures	0	0	0	0	59,398	0.20
TI / LC	0	0	0	0	159,815	0.54
Net Cash Flow	$2,216,733	$2,405,080	$2,638,857	$2,691,927	$2,008,856	$6.76
(1)	Based on the underwritten rent roll dated March 14, 2024.
(2)	The decrease from T12 2/29/2024 Net Operating Income to UW Net Operating Income is primarily due to an additional vacancy adjustment attributed to PMO. Given PMO’s (15,725 square feet; 5.3% of NRA; 14.2% of underwritten rent) lease expiration in February 2025, and having one, five-year renewal option remaining with 60 days’ notice, a lease renewal will not be executed prior to the anticipated closing date of the BBCMS 2024-5C27 securitization.
(3)	Includes contractual rent steps through May 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park

The Market. The ASC Business Park Property is located in Asheville, North Carolina and is located approximately two miles northwest of the Asheville central business district. The ASC Business Park Property is located near I-26 and I-240 which are both thoroughfares for the entire region. Land uses in the neighborhood consist primarily of industrial, commercial and residential development. Two main commercial corridors, Patton Avenue and Haywood Road, are both located within three miles of the subject property and feature many local shops and restaurants. According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius was 5,764, 60,568 and 101,864, respectively. Additionally, for the same period, the average household income within the same radii was $77,772, $98,781 and $98,044, respectively.

The ASC Business Park Property is located in the West Asheville warehouse submarket within the greater Asheville - NC industrial market. As of the fourth quarter of 2023, the Asheville - NC industrial market had an inventory of approximately 37.6 million square feet, with an occupancy rate of 97.1%. Occupancy increased from 97.0% from the fourth quarter of 2022 along with asking rent increasing 8.6% over the same period to $9.36 per square foot. As of the fourth quarter of 2023, the West Asheville warehouse submarket had an inventory of approximately 2.7 million square feet, with an occupancy rate of 99.6%. Occupancy has remained above 93.0% each year since 2014, with asking rent also increasing each year. Asking rent increased from $9.37 in the fourth quarter of 2022 to $10.21 in the fourth quarter of 2023, representing a 9.0% increase.

The ASC Business Park Property is also located within the West Asheville office submarket, which has an occupancy rate of 99.5% as of the fourth quarter of 2023 and asking rent per square foot of $22.23. Office occupancy in the West Asheville office submarket of 99.5% is slightly higher than the overall office market occupancy rate of 97.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 15 – Philadelphia Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,800,000	Title:	Fee
Cut-off Date Principal Balance:	$16,800,000	Property Type – Subtype:	Multifamily – Low Rise
% of IPB:	2.1%	Net Rentable Area (Units):	88
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Germantown Lofts, LLC, 723 N 35th Street, LLC, 2215 N 7th Street, LLC and Diamond Dream Home LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	David Badouch and Shimon Shain	Occupancy:	95.5%
Interest Rate:	7.32000%	Occupancy Date:	4/17/2024
Note Date:	5/14/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$1,033,576 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$1,833,429
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$260,572
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,572,857
Additional Debt:	No	UW NCF:	$1,550,857
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$25,525,000 / $290,057
Additional Debt Type:	N/A	Appraisal Date:	3/12/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$190,909
Taxes:	$42,127	$10,532	N/A	Maturity Date Loan / Unit:	$190,909
Insurance:	$5,219	$2,609	N/A	Cut-off Date LTV:	65.8%
Replacement Reserve:	$0	$1,833	N/A	Maturity Date LTV:	65.8%
Tax Abatement Reserve(2):	$108,618	$0	N/A	UW NCF DSCR:	1.24x
				UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,800,000	100.0%	Loan Payoff	$13,412,950	79.8%
			Return of Equity	2,153,788	12.8
			Closing Costs(3)	1,077,298	6.4
			Reserves	155,963	0.9
Total Sources	$16,800,000	100.0%	Total Uses	$16,800,000	100.0%
(1)	Historical cash flows are unavailable as the Philadelphia Multifamily Portfolio Properties (as defined below) were constructed in 2023.
(2)	The tax abatements for two of the Philadelphia Multifamily Portfolio Properties are pending approval or commencement. As such, a tax abatement reserve was established at origination in the amount of $108,618 representing the difference between the abated and unabated taxes. Real estate taxes were underwritten based on the 10-year average of the abated taxes presented in the appraisals.
(3)	Closing Costs include a $168,000 origination fee.

The Loan. The Philadelphia Multifamily Portfolio mortgage loan (the “Philadelphia Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in four low-rise multifamily properties located in Philadelphia, Pennsylvania (collectively, the “Philadelphia Multifamily Portfolio Properties”). The Philadelphia Multifamily Portfolio Mortgage Loan accrues interest at a fixed rate of 7.32000% per annum. The Philadelphia Multifamily Portfolio Mortgage Loan has a five-year term that is interest only for the entire term, accrues interest on an Actual/360 basis and is scheduled to mature on June 6, 2029.

The Properties. The Philadelphia Multifamily Portfolio Properties are comprised of a 32-unit multifamily property (the “2105 Germantown Avenue Property”), a 25-unit multifamily property (the “719, 723-727 North 35th Street Property”), an 18-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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unit multifamily property (the “2101-2111 North Fairhill Street Property”) and a 13-unit multifamily property (the “2215 North 7th Street Property”), all located in Philadelphia, Pennsylvania. The Philadelphia Multifamily Portfolio Properties were each built in 2023 and were 95.5% occupied, in the aggregate, as of April 17, 2024. Unit amenities at each of the Philadelphia Multifamily Portfolio Properties include in-unit laundry, garbage disposals, dishwashers, stone cabinets and a shared roof deck.

2105 Germantown Avenue Property. The 2105 Germantown Property is a 32-unit, with 29 multifamily and three ground floor artist studio units, low-rise multifamily property that consists of one, four-story apartment building. The 2105 Germantown Avenue Property features 13 one-bedroom and 16 two-bedroom layouts. The 2105 Germantown Avenue Property offers six garage parking spaces.

719, 723-727 North 35th Street Property. The 719, 723-727 North 35th Street Property is a 25-unit low-rise multifamily property that consists of two, three- and four-story apartment buildings. The 719, 723-727 North 35th Street Property features one studio, 16 one-bedroom and eight two-bedroom layouts

2101-2111 North Fairhill Street Property. The 2101-2111 North Fairhill Street Property is an 18-unit low-rise multifamily property that consists of six, three-story apartment buildings. The 2101-2111 North Fairhill Street Property features 12 two-bedroom and six four-bedroom layouts.

2215 North 7th Street Property. The 2215 North 7th Street Property is a 13-unit, with 12 multifamily and one ground floor commercial unit, low-rise multifamily property that consists of one, four-story apartment building. The 2215 North 7th Street Property features five two-bedroom, six three-bedroom and one four-bedroom layouts.

The following table presents information related to the Philadelphia Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Number of Units(2)	Occ. %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value	Average In-Place Monthly Rental Rate Per Unit(2)	Market Rate per Unit(1)
2105 Germantown Avenue	2023 / NAP	32(3)	93.8%	$5,440,000	$8,050,000	$1,650	$1,520-$1,775
719, 723-727 North 35th Street	2023 / NAP	25	96.0%	$4,330,000	$6,750,000	$1,638	$1,350-$1,790
2101-2111 North Fairhill Street	2023 / NAP	18	100.0%	$3,980,000	$6,000,000	$2,042	$1,850-$2,435
2215 North 7th Street	2023 / NAP	13(4)	92.3%	$3,050,000	$4,725,000	$1,996	$1,050-$2,750
Total/Wtd. Avg.		88	95.5%	$16,800,000	$25,525,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 17, 2024.
(3)	Includes 29 multifamily units and 3 ground floor artist studio units.
(4)	Includes 12 multifamily units and one ground floor commercial unit.

The following table presents certain information relating to the current occupancy of the Philadelphia Multifamily Portfolio Properties:

Current Occupancy(1)
Property Name	2023(2)	Current(3)
2105 Germantown Avenue	62.5%	93.8%
719, 723-727 North 35th Street	76.0%	96.0%
2101-2111 North Fairhill Street	94.4%	100.0%
2215 North 7th Street	46.2%	92.3%
Total/Wtd. Avg.	70.5%	95.5%
(1)	Historical occupancies prior to 2023 are unavailable as the Philadelphia Multifamily Portfolio Properties were constructed in 2023.
(2)	Historical Occupancy is as of December 31 of the respective year.
(3)	Current Occupancy is as of April 17, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. According to the Phase I environmental assessments dated March 22, 2024, there was no evidence of any recognized environmental conditions at the Philadelphia Multifamily Portfolio Properties.

The following table presents certain information relating to the underwritten cash flows of the Philadelphia Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$1,135,972	$1,847,500	$20,994	95.6%
Other Income(4)	79,902	84,980	966	4.4
Net Rental Income	$1,215,874	$1,932,480	$21,960	100.0%
(Vacancy/Credit Loss)	0	(99,051)	(1,126)	(5.1)
Effective Gross Income	$1,215,874	$1,833,429	$20,834	94.9%

Total Expenses	182,298	260,572	2,961	14.2

Net Operating Income	$1,033,576	$1,572,857	$17,873	85.8%

Total Capex/Commissions	66,800	22,000	250	1.2

Net Cash Flow	$966,776	$1,550,857	$17,623	84.6%
(1)	Historical cash flows prior to the TTM are unavailable as the Philadelphia Multifamily Portfolio Properties were constructed in 2023.
(2)	TTM represents the trailing-eight months annualized for the 2105 Germantown Property, the trailing-six months annualized for the 719, 723-727 North 35th Street Property and the 2215 North 7th Street Property and the trailing-12 months for the 2101-2111 North Fairhill Street Property.
(3)	% column represents percent of Net Rental Income for all revenue line items and percent of Effective Gross Income for all other items.
(4)	Other Income consists of parking income, utility reimbursement and miscellaneous fees.

The Markets. The Philadelphia Multifamily Portfolio Properties are located in Philadelphia, Pennsylvania in the Philadelphia Apartment market. As of the fourth quarter of 2023, the Philadelphia Apartment market had an inventory of 357,480 units with an occupancy rate of 93.1%. The average monthly asking rent was $1,695 per unit.

The 2105 Germantown Avenue Property, 2101-2111 North Fairhill Street Property and the 2215 North 7th Street Property are located in the Norris Square neighborhood of Philadelphia, approximately three miles north of Center City. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 2105 Germantown Avenue Property was 3,259, 12,434 and 71,459, respectively, and the median household income within the same radii was $26,921, $26,746 and $39,164, respectively. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 2101-2111 North Fairhill Street Property was 3,085, 12,627 and 70,873, respectively, and the median household income within the same radii was $27,893, $27,330 and $41,107, respectively. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 2215 North 7th Street Property was 2,934, 13,226 and 71,786, respectively, and the median household income within the same radii was $26,122, $22,161 and $31,962, respectively.

The 719, 723-727 North 35th Street Property is located in the University City neighborhood of Philadelphia, approximately three miles west of Center City. The neighborhood is home to the University of Pennsylvania, Drexel University and the University of the Sciences in Philadelphia. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 719, 723-727 North 35th Street Property was 2,435, 10,122 and 53,797, respectively, and the median household income within the same radii was $28,585, $32,822 and $47,464, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily rental properties to the 2105 Germantown Avenue Property, 2101-2111 North Fairhill Street Property, and 2215 North 7th Street Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Average SF per Unit	Average Monthly Rent Per Unit	Unit Rent PSF
2105 Germantown Avenue(2) Philadelphia, PA	2023	93.8%	32	718	$1,650	$2.30
2101-2111 North Fairhill Street(2) Philadelphia, PA	2023	100.0%	18	1,150	$2,042	$1.78
2215 North 7th Street(2) Philadelphia, PA	2023	92.3%	13	1,250	$1,996	$1.60
The Aegis 2119 North Front Street Philadelphia, PA	2021	100.0%	15	600	$1,445	$2.41
Fishtown Flats 1415 Germantown Avenue Philadelphia, PA	2020	98.0%	50	825	$1,716	$2.08
The Retro 1836-1844 East York Street Philadelphia, PA	2021	92.0%	21	1,000	$2,073	$1.92
Avenue V 1649 North 5th Street Philadelphia, PA	2021	100.0%	82	938	$1,785	$1.90
The Bromley Loom House in Philadelphia 2370 Jasper Street Philadelphia, PA	2023	92.0%	63	1,270	$1,470	$2.08
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated April 17, 2024, other than Year Built.

The following table presents certain information relating to comparable multifamily rental properties to the 719, 723-727 North 35th Street Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Average SF per Unit	Average Monthly Rent Per Unit	Unit Rent PSF
719, 723-727 North 35th Street(2) Philadelphia, PA	2023	96.0%	25	567	$1,638	$2.89
The Steeple at University City 3801 Spring Garden Street Philadelphia, PA	1917	96.0%	65	647	$1,616	$2.50
Residences at 3862 3862 Lancaster Avenue Philadelphia, PA	1930	100.0%	23	560	$1,267	$2.26
3804 Lancaster Avenue 3804 Lancaster Avenue Philadelphia, PA	2022	93.0%	10	820	$2,250	$2.74
12 South 43rd Street 12 South 43rd Street Philadelphia, PA	2022	93.0%	18	659	$2,082	$3.16
883 Belmont Ave, 947 Belmont Ave, 909 N Belmont Ave, 961 N 45th St, 846 N 44th St Philadelphia, PA	2022	94.0%	14	1,075	$1,615	$2.41
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated April 17, 2024, other than Year Built.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson – Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374

Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832

Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278

Michael Barbieri – Executive Director	michael.barbieri@ubs.com	(212) 713-1181

BMO CMBS Capital Markets and Banking
David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721

Andrew Noonan – Managing Director	andrew.noonan@bmo.com	(347) 466-3147

Ravish Kamath - Director	ravish.kamath@bmo.com	(347) 668-1507

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270

Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149

KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230

Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795

Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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